As filed with the Securities and Exchange Commission on September 17, 2003
Registration No. 333-108403

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Invisa, Inc.

(Name of small business issuer in its charter)

Nevada	3823	65-1005398

(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

4400 Independence Court, Sarasota, Florida 34234 (941) 355-9361

(Address and telephone number of principal executive offices)

4400 Independence Court, Sarasota, Florida 34234 (941) 355-9361

(Address of principal place of business or intended principal place of business)

Nevada Corporate Services, Inc., 1800 E. Sahara Ave., Ste 107, Las Vegas, NV 89104 (800) 658-5105

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum		Proposed maximum
Title of each class of securities to	Dollar amount to be	offering price per		aggregate offering		Amount of
be registered	registered	unit		price		registration fee

Common stock, par value	538,000 Shares	1.70(1)		914,600	(1)	73.99
$0.001 per share
Common stock, par value	1,888,000 Shares	896,000 @ $2.00	(2)	1,792,000	(2)	144.97
$0.001 per share, underlying		521,000 @ $3.00	(2)	1,563,000	(2)	126.45
Warrants		25,000 x $3.50	(2)	87,500	(2)	7.08
		421,000 @ $4.00	(2)	1,684,000	(2)	136.24
		25,000@$4.50	(2)	112,500	(2)	9.10
TOTAL	2,426,000 Shares	2.54	(3)	6,153,600		497.83

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933. The per share price used is the average of the high and low price of a share of common stock as reported by the OTCBB for August 27, 2003.

(2)	Represents the exercise prices of the warrants.

(3)	Average for purposes of total.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, Dated August ___, 2003

INVISA, INC.
2,426,000 Shares of common stock

     This prospectus relates to the sale of up to 2,426,000 shares of our common stock by selling security holders which includes 538,000 shares of outstanding common stock and up to 1,888,000 shares of common stock issuable upon the exercise of warrants. The selling security holders may sell common stock, from time to time, in the principal market on which our stock trades at the prevailing market price or in negotiated transactions. The selling security holders may be deemed underwriters of the shares of common stock which they are selling. We will pay the expenses of registering these shares.

     Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “INSA.”

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 4.

     With the exception of the selling security holders who may be considered an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering, including the shares of common stock to be issued pursuant to the options and warrants, shall terminate on or before June 30, 2004. None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or any similar account.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August ___, 2003.

Invisa, Inc., 4400 Independence Court, Sarasota, Florida 34234, (941) 355-9361

PROSPECTUS SUMMARY
THE OFFERING
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
EFFECT ON NET TANGIBLE BOOK VALUE
SELLING SECURITY HOLDERS
MATERIAL RELATIONSHIPS WITH SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
ORGANIZATION WITHIN LAST FIVE YEARS
DESCRIPTION OF BUSINESS
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
DESCRIPTION OF PROPERTY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
EXECUTIVE COMPENSATION
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
EXPERTS
LEGAL MATTERS
AVAILABLE INFORMATION
EX-23.1 Consent of Experts & Counsel

PROSPECTUS SUMMARY	1
THE OFFERING	1
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	9
EFFECT ON NET TANGIBLE BOOK VALUE	9
SELLING SECURITY HOLDERS	9
MATERIAL RELATIONSHIPS WITH SELLING SECURITY HOLDERS	12
PLAN OF DISTRIBUTION	14
LEGAL PROCEEDINGS	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DESCRIPTION OF SECURITIES	25
INTEREST OF NAMED EXPERTS AND COUNSEL	25
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
ORGANIZATION WITHIN LAST FIVE YEARS	26
DESCRIPTION OF BUSINESS	26
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	32
DESCRIPTION OF PROPERTY	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	42
EXECUTIVE COMPENSATION	49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	57
EXPERTS	57
LEGAL MATTERS	57
AVAILABLE INFORMATION	57
FINANCIAL STATEMENTS	F-1

     We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal years December 31, 2001 and December 31, 2002, were contained in our Annual Report on Form 10-KSB.

PROSPECTUS SUMMARY

THE COMPANY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.

     We are commercializing the patented InvisaShield™ presence sensing technology through the development of a potentially broad range of safety and security products. Presence sensing is the identification of people and conductive objects in a dependable and controlled manner. Presence sensing is commonly used in a wide range of applications such as safety, security, on and off switches, counting, notification, etc.

     Our principal business is the manufacture and marketing of presence-sensing products for various applications. To date, our revenue has largely come from the sale of presence-sensing products to improve the safety of powered parking gates. Powered parking gates are motorized barriers used in parking and to control vehicle traffic. We anticipate that next year our revenue may include the sale of additional presence sensing products currently under development and which are being designed to improve the safety of various products which may include industrial doors, commercial overhead doors, powered slide and swing gates, and products designed to provide security sensing for various markets including museums, retail, residential, commercial, governmental and defense.

     From inception (February 12, 1997) through June 30, 2003, we were largely focused on technology and product development. The estimated dollar amount spent during this period on company-sponsored research and development was $2.5 million, including $661,000 for the year ended December 31, 2002 and $452,000 for the year ended December 31, 2001. We are continuing to engage in significant product development activities. Because of our losses which aggregate $11.0 million from inception through June 30, 2003, limited capital and ongoing product development expenses, footnote C of the Company’s financial statements and the accompanying Report of Independent Certified Public Accountants discuss that substantial doubt exists regarding our ability to continue as a going concern.

THE OFFERING

Common Stock Offered	Up to 2,426,000 shares of common stock, including up to 1,888,000 shares of common stock issuable upon the exercise of warrants (“options or warrants”) with an average exercise price of approximately $2.77 per share. In the event of the exercise of all warrants, the total number of shares registered represents approximately 14% of Invisa’s currently outstanding common stock.

Offering Price	Market price

Common Stock Outstanding (as of 8/12/03) Before the purchase of shares under the warrants	17,536,277 shares

Proceeds	We will not receive any proceeds of the shares offered by the selling security holders. We will, however, receive proceeds upon the exercise of warrants which, if all warrants were exercised, would be $5,239,000. None of the warrant holders have any obligation to exercise their warrants. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors”

OTC:BB	INSA

     The offering relates to the sale of common stock by the following selling security holders.

     In May 2002, in consideration for G.M. Capital Partners, Ltd.’s (“GM”) consultant services as international relations consultant in Regulation S Transactions, the Company issued a stock option to GM for the purchase of 500,000 shares at an exercise price of $5.50 per share. The stock option was issued in prepayment of the consulting fee for the year. The agreed value of the stock option and the consulting services was established at $120,000. Services are limited to capital raising activities, and accordingly, the cost of $120,000 is recognized as a reduction of additional paid in capital. The stock option was amended and restated in November 2002 to change the exercise price to $3.50 and to extend the term. In August 2003, the stock option was amended and restated to change the exercise price to $2.00. The stock option is fully vested and exercisable until December 31, 2005. GM has not exercised any part of this option to date. While GM’s demand registration rights do not commence until January 2004, the Company has agreed to include the shares underlying this option in this Registration Statement (see “Selling Security Holders”, “Material Relationships with Selling Security Holders”, and “Certain Relationships and Related Transactions”).

     In April 2003, to obtain funding for Invisa’s ongoing operations and to reduce liabilities, Invisa entered into agreement with Mr. Alan Feldman, a non-affiliated party. Pursuant to the agreement, Mr. Feldman purchased 50,000 shares of the Company’s authorized but unissued common stock at $3.00 per share.

     In August 2003, as part of the parties’ mutual agreement to terminate the Agreement, Mr. Feldman was issued 50,000 additional shares of the Company’s common stock. The Company has agreed to register the 100,000 shares owned by Mr. Feldman, and accordingly, they are included in this Registration Statement (see “Selling Security Holders”).

     To obtain funding for Invisa’s ongoing operations and to reduce liabilities, we entered into Subscription Agreements with four foreign entities or persons during June and July 2003 for the sale of 396,000 Units, which includes 45,500 Units, which were issued by us as a placement fee to GM in connection with this Unit Offering which raised an aggregate of $700,000. The Units consist of: (i) 396,000 shares of common stock; (ii) warrants to purchase 396,000 shares of common stock at $2.00 per share; (iii) warrants to purchase 396,000 shares at $3.00 per share; and (iv) warrants to purchase 396,000 shares of common stock at $4.00 per share. The warrants are fully vested and exercisable until June 30, 2005. All of the shares and shares underlying the warrants issued in connection with this Unit Offering are being registered hereunder (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In July 2003, we engaged Source Capital Group, Inc., which is registered as a securities broker dealer, as Invisa’s non-exclusive financial advisor primarily to assist Invisa in raising additional capital. Invisa issued 5,000 shares of common stock to Source Capital Group, Inc. as a retainer. These shares are being registered herein (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In July 2003, we entered into a Consultant Agreement with National Financial Consulting Corporation, also referred to as OTC Financial Network, a Massachusetts corporation, to assist us in public relations and shareholder communications. Under this Consulting Agreement, Invisa granted National Financial Consulting Corp. options to purchase 100,000 shares of Invisa common stock. The first 25,000 options are at an exercise price of $3.00 per share, which vested upon signing of the agreement; the next 25,000 options are at an exercise price of $3.50 per share which vest on September 9, 2003; the third 25,000 options are at an exercise price of $4.00 per share, which vest on October 9, 2003; and the final 25,000 options are at an exercise price of $4.50 which vest on November 9, 2003. The options are exercisable until three years following the termination of the Agreement. The Agreement has an initial term of six months, terminating on January 9, 2004, and if the Company approves in writing, the Agreement would be automatically extended for an additional three months. Either party has the right to terminate the Agreement upon 15 days’ notice. Pursuant to an agreement between National Financial Consulting Corp. and its subcontractor, Gary Geraci, Mr. Geraci has been issued 50% of the warrants described in this paragraph hereinabove. The shares underlying these warrants are being registered herein (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In January 2002, we engaged Hawk Associates, Inc. as a shareholder relations consultant. Amounts due Hawk Associates, Inc. of approximately $67,000 in fees and expenses are currently accrued. In July 2003, we have agreed to pay these accrued fees and expenses through the issuance of 37,000 shares of our common stock which are being registered herein. Additionally, Hawk Associates, Inc. was granted an option to purchase 50,000 shares of the Company’s common stock in January 2002 at an exercise price of $7.25 per share. Since April 15, 2002, the option has vested at the rate of 6,250 shares per quarter. The option is exercisable until January 16, 2009. No part of said option has been exercised and no shares underlying this option are being registered herein (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In August 2003, the Company granted GM a warrant to purchase 100,000 shares of Invisa common stock at $3.00 per share. The warrant is fully vested and exercisable until August 2006. The shares underlying this warrant are being registered herein (see “Material Relationships with Selling Security Holders” and “Certain Relationships and Related Transactions”).

     Brokers or dealers effecting transactions in the shares being registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

RISK FACTORS

     We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

We have historically lost money. In the twelve months ended December 31, 2002, we sustained net losses of $3.6 million. From inception through June 30, 2003, we have sustained aggregate net losses of $11.0 million. Future losses may occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS OR WE MAY BE UNABLE TO FUND OUR OPERATIONS, PROMOTE OUR PRODUCTS OR DEVELOP OUR TECHNOLOGY

Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically primarily come from the sale of common stock to third parties and to a lesser degree from loans and revenue from product sales and license fees. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and planned growth, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

OUR COMMON STOCK IS DEEMED TO BE “PENNY STOCK,” WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•	In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE YOUR INVESTMENT DECISION

We have had a limited operating history and have had only limited revenue. We are a development stage company, and accordingly, we anticipate that we will encounter many difficulties and risks associated with our early stage of development which includes, but is not limited to, the introduction of new products, the search for and hiring of new personnel, access to required capital, management issues, ramping up manufacturing capacity, and other important business aspects.

WE WILL BE REQUIRED TO COMPETE WITH LARGER AND WELL-ESTABLISHED COMPANIES WHICH ARE BETTER FINANCED.

There are a number of well-established companies which are well known in the manufacture and/or distribution of products for the security and life-safety markets. Such companies include G.E. — Interlogics, Ademco, and others. Accordingly, we are subject to the difficult challenge of introducing and commercializing our new technology and products in a market place in a strong competitive environment. Additionally, our technology and products based thereon will have to compete with other technologies such as passive infrared and various types of motion detection which are well known and well accepted.

WE ARE COMMERCIALIZING A NEW TECHNOLOGY WHICH WILL INVOLVE UNCERTAINTY AND RISKS RELATED TO MARKET ACCEPTANCE.

We are commercializing a new technology which is seeking to gain market acceptance and to demonstrate its perceived competitive advantages. Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products, based upon this new technology and its perceived competitive advantages.

MANAGEMENT OF THE COMPANY CONTROLS IN EXCESS OF 50% OF OUR COMMON STOCK ON A FULLY DILUTED BASIS AND SUCH CONCENTRATION OF OWNERSHIP MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE OF CONTROL OF OUR COMPANY

As a result, these management stockholders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the Company’s assets, and the control of the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of the Company.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THE FOUNDATION OF OUR BUSINESS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES

We regard certain aspects of our products, processes, services and technology as proprietary. We have taken steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

We have an issued patent and have filed six patent applications with respect to various aspects of our technology. The pending patent applications may not be issued to us, and if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our services.

We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

OTHER PARTIES MAY ASSERT THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DIVERT MANAGEMENT TIME AND RESOURCES AND POSSIBLY FORCE OUR COMPANY TO REDESIGN OUR TECHNOLOGY

Technology-based companies, such as ours, have the potential of litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertion by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS LESS COMPETITIVE OR OBSOLETE

Changes in technology, changes in customer requirements and preferences, introduction of products and services embodying new or different technologies and the emergence of new industry standards and practices could render our existing technology and products less competitive or obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our technology and products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS

In order to successfully execute our business plan, we must significantly increase the number of strategic partners, manufactures, dealers, distributors and customers that use our products. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

RISKS RELATED TO THIS OFFERING

THE INVESTOR UNDER THE OUTSTANDING WARRANTS MAY PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

The common stock to be issued under the warrants will be issued at fixed prices which average $2.77 per share. The exercise price under the warrants may be less than the then prevailing market price of our common stock which could cause the price of our common stock to decline.

THE SELLING SECURITY HOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

The selling security holders intend to sell in the public market the shares of common stock being registered in this offering. This means that up to 2,426,000 shares of our common stock may be sold. The number of shares being registered in this offering represents approximately 14% of the total number of shares of common stock currently outstanding. Such sales may cause our stock price to decline.

THE POTENTIAL DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

The potential downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

Prior to July 9, 2003, our common stock has traded in the Pink Sheets. It is now traded on the OTC Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE WARRANTS GRANTED UNDER VARIOUS CONSULTING AGREEMENTS WILL CONSTITUTE AN EXPENSE AND THEREFORE, WILL REDUCE INVISA’S INCOME OR INCREASE ITS LOSSES.

The value of the warrants other than those granted in connection with the sales of equity securities which we have granted under the various consulting agreements will be reflected as an expense and therefore, will reduce profits or increase losses.

FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations”, “Description of Business”, as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of any of the shares of common stock by selling security holders. We will, however, receive proceeds from the sale of common stock upon exercise of the warrants. Should all of the warrants be exercised, the Company would receive an aggregate of $5,239,000 representing approximately $2.77 per share issued. We will pay all the expenses incident to this registration. We estimate that the expenses to be borne by us will be approximately $34,497.83 which may consist of estimated professional fees, filing fees, preparation and related costs. The Company plans to use any net proceeds received upon the exercise of the warrants for general corporate purposes.

DETERMINATION OF OFFERING PRICE

     The offering price of the securities was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and was not computed based on assets, historical operating performance or other conventional means and should not be construed to indicate any relationship thereto.

EFFECT ON NET TANGIBLE BOOK VALUE

     Since this offering is being made solely by the selling security holders and none of the proceeds will be paid to us, our net tangible book value will not be affected by the sale of shares covered by this Prospectus by the selling security holders. It is noted that our current net tangible book value is negative. In the event the warrants are exercised, they will increase our net tangible book value. The warrant exercise price for all warrants covered by this Registration Statement ranges from $2.00 to $4.50 per share and the average exercise price is approximately $2.77 per share.

SELLING SECURITY HOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling security holders. We will not receive any proceeds from the resale of the common stock by the selling security holders. We will receive proceeds from the exercise of the warrants, if the selling security holders exercise the warrants. Assuming all the shares registered below are sold by the selling security holders, none of the selling security holders will continue to own any shares of our common stock, except as indicated.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

     The selling security holders described in the section entitled “Material Relationships with Selling Security Holders” have, or within the past three years have had, a position, office or other material relationship with Invisa or any of our affiliates. Except as described in the section entitled “Material Relationships with Selling Security Holders”, no selling security holder has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. The selling security holders may, from time to time, offer and sell any or all of their shares as listed below. Because the selling security holders are not obligated to sell their shares, and because they may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will beneficially own after this offering. We may update, amend or supplement this prospectus, from time to time, to update the disclosure in this section.

	Shares Beneficially Owned				Shares Beneficially Owned
	Prior to Offering				After the Offering*

			Total Shares, and
			Shares Underlying	Shares (and Shares	Total Number of
		No. of Shares	Warrants and	Underlying Options	Shares and Shares
	No. of Shares of	Underlying Options	Options as % of	and Warrants) Being	Underlying Options
	Common Stock	and Warrants	Class	Offered	and Warrants	% of Class

GM Capital Partners(1)	431,000	888,000	7.5%	984,000	335,000	**
Nautilus Technologies(2)	125,000	375,000	2.9%	500,000		**
Mandarin Management(3)	125,000	375,000	2.9%	500,000		**
Kallur Enterprises(4)	50,000	150,000	1.1%	200,000		**
National Financial Communications Corp./Gary Geraci(5)		100,000	**	100,000		**
Alan Feldman(6)	100,000		**	100,000		**
Source Capital Group, Inc.(7)	5,000		**	5,000		**
Hawk Associates, Inc.(8)	37,000	50,000	**	37,000	50,000	**

*	Assumes all shares (and shares underlying options and warrants) offered are sold.

**	Less than 1%

(1)	Shares being offered exclude 335,000 shares issued by the Company in recognition of services rendered as the Company’s international investor relations advisor (see “Material Relationships with Selling Security Holders”). Shares being offered include 50,500 shares acquired in July 2003 from the purchase of 50,500 Units in the Company’s Regulation “S” private placement $2.00 Unit Offering (“$2.00 Unit Offering”). The shares also include 45,500 shares received in July as a placement fee for representing us in our $2.00 Unit Offering. Regarding shares underlying options, includes: (i) 151,500 shares underlying options issued as part of the $2.00 Unit Offering of which 50,500 are at an exercise price of $2.00; 50,500 are at an exercise price of $3.00; and 50,500 are at an exercise price of $4.00, these options are fully vested and exercisable until June 30, 2005; (ii) 136,500 shares underlying options issued as part of the $2.00 Unit Offering finder’s fee, of which 45,500 are at an exercise price of $2.00; 45,500 are at an exercise price of $3.00; and 45,500 are at an exercise price of $4.00, these options are fully vested and exercisable until June 30, 2005; (iii) 100,000 shares underlying options issued in August 2003 at an exercise price of $3.00 per share granted by the Company in recognition of services rendered as the Company’s international investor relations advisor, these options are fully vested and exercisable until August 2006; (iv) 500,000 shares underlying an option granted to GM in May 2002 in recognition of services rendered as our international investor relations advisor solely related to the sale of securities. The exercise price under this option, as amended in August 2003, is $2.00 per share, this option is fully vested and exercisable until December 31, 2005 (see “Material Relationships with Selling Security Holders”).

(2)	Includes 125,000 shares acquired in July 2003 from the purchase of 125,000 units in the $2.00 Unit Offering. Includes: 375,000 shares underlying the warrants issued in the $2.00 Unit Offering of which 125,000 are at an exercise price of $2.00, 125,000 are at an exercise price of $3.00, and 125,000 are at an exercise price of $4.00. These warrants are fully vested and exercisable until June 30, 2005.

(3)	Includes 125,000 shares acquired in July 2003 from the purchase of 125,000 units in the $2.00 Unit Offering. Includes: 375,000 shares underlying the warrants issued in the $2.00 Unit Offering of which 125,000 are at an exercise price of $2.00, 125,000 are at an exercise price of $3.00, and 125,000 are at an exercise price of $4.00. These warrants are fully vested and exercisable until June 30, 2005.

(4)	Includes 50,000 shares acquired in July 2003 from the purchase of 50,000 units in the $2.00 Unit Offering. Includes: 150,000 shares underlying the warrants issued in the $2.00 Unit Offering of which 50,000 are at an exercise price of $2.00, 50,000 are at an exercise price of $3.00, and 50,000 are at an exercise price of $4.00. These warrants are fully vested and exercisable until June 30, 2005.

(5)	Shares being offered include 100,000 shares underlying options issued in July 2003 as part of a Public Relations and Communications Services Consulting Agreement between National Financial Communications Corp. (“NFC”) and the Company. The first 25,000 options are at an exercise price of $3.00 per share, which vested upon signing of the agreement; the next 25,000 options are at an exercise price of $3.50 per share which vest on September 9, 2003; the third 25,000 options are at an exercise price of $4.00 per share, which vest on October 9, 2003; and the final 25,000 options are at an exercise price of $4.50 which vest on November 9, 2003. The options are exercisable until three years following the termination of the Agreement. The Agreement has an initial term of six months, terminating on January 9, 2004, and if the Company approves in writing, the Agreement would be automatically extended for an additional three months. Either party has the right to terminate the Agreement upon 15 days’ notice. Pursuant to an agreement between NFC and its subcontractor, Gary Geraci, 1/2 of the options described above have been issued to Mr. Geraci. Accordingly, the 100,000 shares underlying the options issued to NFC and Mr. Geraci are set forth below:

NFC	Gary Geraci
12,500 options @ $3.00	12,500 options @ $3.00
12,500 options @ $3.50	12,500 options @ $3.50
12,500 options @ $4.00	12,500 options @ $4.00
12,500 options @ $4.50	12,500 options @ $4.50

     (See “Material Relationships with Selling Security Holders”)

(6)	Shares being offered include 50,000 shares issued as part of an Agreement in April 2003, at $3.00 per share, and 50,000 shares issued in August 2003 as part of the termination of the Agreement.

(7)	Shares being offered include 5,000 shares issued as a retainer under a July 2003 Non-Exclusive Financial Advisor Services Agreement (see “Material Relationships with Selling Security Holders”).

(8)	Shares being offered include 37,000 shares received by Hawk Associates, Inc. as payment of accrued consulting fees and expenses. Excludes 50,000 options to purchase shares of common stock at $7.50 per share. Since April 15, 2002, the option has vested at the rate of 6,250 shares per quarter. The option is exercisable until January 16, 2009. No part of said option has been exercised and no shares underlying this option are being registered herein (see “Material Relationships with Selling Security Holders”).

MATERIAL RELATIONSHIPS WITH SELLING SECURITY HOLDERS

GM Capital Partners, Ltd.

     GM Capital Partners, Ltd. (“GM”) has served as the Company’s primary international investor relations advisor since February 2000. GM is a British Virgin Island entity with offices in Canada and Europe. GM has assisted the Company in finding suitable or sophisticated non-US investors under private placements pursuant to Regulation S (“Reg. S Private Placements”). From inception, February 1997 through June 30, 2003, the Company has raised $7,386,000 (net of fees and expenses) in equity capital. GM has assisted the Company in raising a substantial portion of this amount, for which its fees and expenses have amounted to approximately 13%.

     In May 2002, in consideration for GM’s capital raising services as international relations consultant in Regulation S Transactions, the Company issued a stock option to GM for the purchase of 500,000 shares at an exercise price of $5.50 per share. The stock option was issued in prepayment of the consulting fee for the year. The agreed value of the stock option and the consulting services was established at $120,000. The stock option was amended and restated in November 2002 to change the exercise price to $3.50 and to extend the term. In August 2003, the stock option was amended and restated to change the exercise price to $2.00. The stock option is fully vested and exercisable until December 31, 2005. GM has not exercised any part of this option to date. While GM’s demand registration rights do not commence until January 2004, the Company has agreed to include the shares underlying this option in this Registration Statement.

     In April 2003, the Company issued 500,000 shares of its authorized and issued common stock to GM in recognition of its support in the Company’s past and current access to capital and matters related thereto.

     In July 2003, GM purchased 50,500 units at $2.00 per Unit as part of the Company’s $2.00 Unit Offering. These units consist of 50,500 shares of common stock and warrants to purchase 151,500 shares, of which 50,500 shares are at an exercise price of $2.00 per share, and 50,500 shares are at an exercise price of $3.00 per share and 50,500 at an exercise price of $4.00 per share. These warrants are fully vested and exercisable until June 30, 2005. Additionally, GM served as the finder in the Company’s $2.00 Unit Offering which was conducted pursuant to Regulation S. As finder, GM received 45,500 additional units consisting of 45,500 shares of common stock and warrants to purchase 136,500 shares of which 45,500 shares are at an exercise price of $2.00 per share, 45,500 shares are at an exercise price of $3.00, and 45,500 shares are at an exercise price of $4.00 per share. These warrants are fully vested and exercisable until June 30, 2005.

     In August 2003, as additional consideration for GM’s capital raising efforts, the Company granted GM a stock option for the purchase of 100,000 shares at an exercise price of $3.00 per share. The option is fully vested and exercisable until August 2006. The Company has agreed to include the underlying shares as part of the shares being registered under this Registration Statement.

     In September 2003, the Company expanded its relationship with GM. In its extended role, GM has been named as the Company’s exclusive placement agent and financial consultant. On September 9, 2003, GM and the Company entered into an exclusive 12-month Engagement Agreement, pursuant to which GM will provide the Company with management consulting, financial advisory, and investor relations services. As part of GM’s compensation for services rendered, it shall be paid a monthly cash fee of $5,000, plus expenses. GM will also receive a success fee in the form of a cash payment in the amount of 10% of gross proceeds of any private financing obtained by the Company, including any form of equity, convertible debt, debt with warrants, debt with equity incentives to a lender or any other form of equity, debt or guarantees obtained by or invested in Invisa, payable upon closing or Invisa’s receipt of funds, whichever occurs earlier. GM will adjust its success fee in the event any such financing is brought by a third party. The total aggregate combined compensation payable to GM and all third parties will not exceed 12% of the gross proceeds of the financing.

National Financial Communications Corporation and Gary Geraci

     In July 2003, the Company entered into a Consulting Agreement with National Financial Communications Corporation (“NFC”) pursuant to which NFC will provide public relations, communications advisory and consulting services regarding the development, implementation and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activity and to stimulate the investment community’s interest in the Company. The agreement has an initial term of six months and may be extended for an additional three months at the approval of the Company. Either party can terminate the agreement upon 15 days’ notice to the other party.

     In consideration for the services to be performed by NFC, the Company has agreed to pay $5,000 per month for the first two months, and $3,000 for each month thereafter. Additionally, as part of the agreement, the Company provided an equity compensation package to NFC, consisting of options to purchase an aggregate of 100,000 shares. The first 25,000 options are at an exercise price of $3.00 per share, which vested upon signing of the agreement; the next 25,000 options are at an exercise price of $3.50 per share which vest on September 9, 2003; the third 25,000 options are at an exercise price of $4.00 per share, which vest on October 9, 2003; and the final 25,000 options are at an exercise price of $4.50 which vest on November 9, 2003 (the “Options”). The options are exercisable until three years following the termination of the Agreement. Pursuant to the Agreement, the Company is including the shares underlying the Options in this Registration Statement.

     Additionally, in the event the Company enters into a transaction covered under the Agreement (i.e. — merger, sale of stock, assets, etc.), during the Agreement’s term or the one-year period after its termination, NFC shall be entitled to receive a transaction fee from the Company. The calculation of the transaction fee shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Company and shall equal 10% of the dollar value of the transaction in the event of a transaction which is an equity investment in the Company up to $5,000,000 in transaction value and 7% thereafter. In the event of a transaction that is a loan to the Company, the transaction fee shall be 5% of the principal amount of the loan. In a merger, sale of assets or joint venture, the transaction fee shall be based on the Lehman Formula.

Gary Geraci

     Pursuant to an agreement between NFC and its subcontractor, Gary Geraci, NFC has directed that the Company issue 1/2 of the Options directly to Mr. Geraci. Accordingly, the Options are issued as follows:

NFC	Gary Geraci
12,500 options @ $3.00	12,500 options @ $3.00
12,500 options @ $3.50	12,500 options @ $3.50
12,500 options @ $4.00	12,500 options @ $4.00
12,500 options @ $4.50	12,500 options @ $4.50

Source Capital Group, Inc.

     In July 2003, the Company entered into an agreement with Source Capital Group, Inc. (“Source”) pursuant to which Source will serve as a non-exclusive financial advisor to the Company for the purposes of finding equity financing for the Company. The agreement is for an initial term of three months and will be extended on a monthly basis thereafter at the mutual agreement of the parties. Either party can terminate the agreement upon 10 days written notice to the other party.

     As a retainer, the Company, upon signing the agreement, issued 5,000 shares of its common stock to Source. The Company has agreed to include these shares in this Registration Statement.

     In the event Source finds equity financing for the Company, Source will be compensated 8% cash and 8% (warrant) coverage on any funds raised during the agreement and introduced by Source. The exercise price of the warrants shall be equal to the market price of the Company’s stock at the time of the sale and be subject to adjustments. Said warrant would be exercisable for a period of five years from the date of issuance and include “piggyback” registration rights, antidilution rights, and “cashless” (when no registration statement is in effect) exercise provisions in the event of exercise by Source. In the event of debt (as opposed to an equity investment), the consideration to be paid to Source would be 3%, and in the event of a merger acquisition, the consideration shall be a cash fee only based on the Lehman formula.

Hawk Associates, Inc.

     In January 2002, we engaged Hawk Associates, Inc. as a shareholder relations consultant. As of July 2003, amounts due Hawk Associates, Inc. of approximately $67,000 in fees and expenses are currently accrued, and we have agreed to pay these accrued fees and expenses through the issuance of 37,000 shares of our common stock which are being registered herein. In January 2002, Hawk Associates, Inc. was granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $7.25 per share. Since April 15, 2002, the option has vested at the rate of 6,250 shares per quarter. The option is exercisable until January 16, 2009. No part of said option has been exercised and no shares underlying this option are being registered herein.

PLAN OF DISTRIBUTION

     The selling security holders have advised us that the sale or distribution of our common stock owned or which may be acquired under the options and warrants, by the selling security holders may be effected directly to purchasers by the selling security holders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling security holders or by agreement between the selling security holders and underwriters, brokers, dealers or agents, or purchasers. If the selling security holders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 as amended (“Act”).

     If any shares of common stock being registered for resale in the accompanying registration statement are transferred from the named selling security holders listed in this Prospectus and such transferees wish to rely on this Prospectus to resell these shares, then a post-effective amendment to the accompanying registration statement would need to be filed with the Securities and Exchange Commission naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B.

     The selling security holders may be “underwriters” within the meaning of the Act in connection with the sale of common stock purchased from us.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

     We will pay all the expenses incident to this registration. We estimate that the expenses to be borne by us will be approximately $34,497.83 which may consist of estimated professional fees, filing fees, preparation and related costs. We will not receive any proceeds from the sale of any of the shares of common stock by the selling security holders. We will, however, receive proceeds from the sale of common stock upon warrant exercise.

     The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Invisa while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Shareholders can cover any short positions only with shares received from us at warrant exercise. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

LEGAL PROCEEDINGS

     On October 23, 2002, our wholly owned subsidiary, SmartGate, L.C. was named as a party to litigation commenced by Maria and Alfred Mangano. The litigation seeks damages arising from an alleged injury from a parking gate. The lawsuit alleges that the parking gate was equipped with a SmartGate® safety product and that SmartGate, L.C. was negligent, engaged in acts of product liability, sold a defective product, and/or breached warranties. This lawsuit is in the discovery phase, and we are in the process of gathering and assessing information. The lawsuit is currently being defended under our products liability insurance policy, which provides $4,000,000 of coverage per occurrence and in the aggregate. Other than as described above, the Company is not presently a party to any material litigation or to the knowledge of management is any litigation threatened against the Company, which may materially affect the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. Our officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

     The directors, executive officers, and significant employees of the Company, are as follows:

		Positions and Offices Presently
Name	Age	Held with the Company

Stephen A. Michael	55	Director, President
Edmund C. King	68	Director, Chief Financial Officer, Treasurer
Robert Knight	46	Director
Gregory J. Newell	53	Director
John E. Scates	46	Director
Joseph F. Movizzo	59	Director
William W. Dolan	55	Secretary, General Counsel & Industry Liaison
Carl A. Parks	44	Vice President of Operations
Robert T. Fergusson	57	Engineering Manager
Jeffrey L. Jones	46	Sales and Market Development Manager

     There are no family relationships among any directors, executive officers or significant employees.

     STEPHEN A. MICHAEL has served as our President and Director since February 9, 2000. Mr. Michael attended the School of Engineering at Ohio State University. Upon returning from military service in Vietnam, he attended the Schools of Business/Marketing at both Ohio

State University and Franklin University. Mr. Michael has also attended the University of Wisconsin School of Engineering to acquire certification in the area of High Energy Surge Suppression and New York University School of Engineering for Advanced Studies in FRP (Fiber Reinforced Plastic) and Composites Engineering. Mr. Michael has served as President and Director of SmartGate, L.C. since January 1997. SmartGate, L.C. became one of our subsidiaries in February 2000. Additionally, he has served as President and Director of SmartPlug, Inc. since January 1997 and President and Director of FlashPoint International, Inc. since October 2001. Mr. Michael has devoted a significant portion of his career to developing functional products, including participating in the development and marketing of the Panasonic Auto Sound-Car dealer system, the Fuzz Buster and the Sears KingFisher Boat.

     EDMUND C. KING has served as our Chief Financial Officer and Director since February 9, 2000. Mr. King has had a career in accounting and provided financial assistance to various industries. Until October 1, 1991, Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm’s Southern California senior healthcare partner. Prior to that position, he directed the Southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans, resulting in implementation of successful business strategies; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical SEC consultation. Clients included leading corporations in various industries with primary emphasis in health care. Mr. King assisted with various financing transactions ranging in size from $5 million to over $800 million. These transactions included public equity offerings, sale/leaseback and debt placements. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. that we acquired in February 2000. Mr. King has served as Chief Financial Officer and Director of SmartPlug, Inc. since November 2000 and Chief Financial Officer and Director of FlashPoint International, Inc. since October 2001. From January 1992, Mr. King has been a general partner of Trouver, an investment banking and financial consulting partnership. Trouver has arranged approximately one billion dollars in financing for various healthcare clients. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., a NYSE listed real estate investment trust.

     Mr. King is a graduate of Brigham Young University, having served on the National Advisory Council of that school’s Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the HFMA’s Long-Term Care Committee (Los Angeles Chapter) and is a past member of the National Association of Corporate Directors. He holds CPA certificates in the states of California and Utah and is a member of the American Institute of Certified Public Accountants. Mr. King has lectured and written extensively on healthcare industry financial matters.

     ROBERT KNIGHT has served as a Director of the Company since July 1998. Mr. Knight served as President and Secretary-Treasurer of the Company from 1998 until February 2000. Since July 1998, Mr. Knight has served as the Secretary-Treasurer and Director of Heartland Oil and Gas Corp. Mr. Knight served as President of Heartland Oil and Gas Corp. from 1998 to September 2002. Mr. Knight serves as Treasurer and Director of Advertain On-Line Inc. a position he has held since March 14, 2000. From September 1, 1998 to June 23, 1999 he served as President, Secretary-Treasurer and Director of Silverwing Systems Corporation. From September 1, 1998 Mr. Knight served as President and Director of Centaur BioResearch, Inc. From November 1997 Mr. Knight has served as President and Director of Peregrine Mineral Resources Group, Inc. From June 24, 1997 to February 1, 1999, he was the President and Director of ANM Holdings Corporation. From March 24, 1997 to July 1, 1998, Mr. Knight was President and director of AFD Capital Group. From November 12, 1996 to February 1, 1999, Mr. Knight was President and director of Biologistics, Inc. Additionally, Mr. Knight has served as a Director of FlashPoint International, Inc. since October 2001. Mr. Knight has 15 years of experience in the public company arena and corporate finance.

     Mr. Knight completed a Masters in Business Administration, December 31, 1998 from Herriot-Watt University.

GREGORY J. NEWELL

     Ambassador Gregory J. Newell has served as a Director of the Company since June 13, 2002. Ambassador Newell is an international business development strategist and former: U.S. Ambassador; U. S. Assistant Secretary of State; and White House Commissioned Officer, having served under four U.S. Presidents. From 1992 to the present, Ambassador Newell has served as President of International Commerce Development Corporation in Provo, Utah, an international business-consulting firm. From 1989 to 1991, Ambassador Newell served as President and International Development Strategist of Dow, Lohnes & Albertson International, a subsidiary of one of Washington, D.C.’s oldest and largest law firms. Ambassador Newell was U.S. Ambassador to Sweden from 1985 to 1989. Prior to that he was U.S. Assistant Secretary of State for International Organizational Affairs serving as the senior U.S. government official responsible for the formulation and execution of U.S. multilateral foreign policy in 96 international organizations including the United Nations, where he served as senior advisor to the 37th, 38th, 39th and 40th United Nations General Assemblies. He served as Director of Presidential Appointments and Scheduling and Special Assistant to President Ronald Reagan and Staff Assistant to President Gerald R. Ford. Ambassador Newell has also served on the boards of the Landmark Legal Foundation, Sutherland Institute and the Swedish-American Chamber of Commerce.

     JOHN E. SCATES, a garage door industry engineer and consultant, was appointed to the Company’s Board of Directors on June 27, 2002. From June 1997 to the present, Mr. Scates has been President and Owner of Scates, Inc., a product design and failure analysis consultancy in Carrollton, Texas. From May 1993 to May 1997, Mr. Scates served as Manager of Research and Development for Windsor Door, Little Rock, Arkansas. From February 1985 to May 1993, Mr. Scates served as Manager of Structures at Overhead Door R & D/engineering, Dallas, Texas. Mr. Scates earned a BS Degree in Mechanical Engineering, Summa Cum Laude from Texas A & M University in 1979. Mr. Scates is licensed as a Professional Engineer in Texas, Florida and North Carolina.

     JOSEPH F. MOVIZZO joined the Company’s Board of Directors in May 2003. From 1965 to 1998, Mr. Movizzo served in various positions at the IBM Corporation. His positions included serving as a General Manager of IBM Global Services Consulting Group, which he helped form, and creating and managing IBM China/Hong Kong Corporation, which integrated the former IBM Japan/China operations and the IBM Hong Kong subsidiary. From March 1998 to the present, Mr. Movizzo has been self-employed primarily as a business consultant in textiles, financial services, data services and government. From May 2000 to the present, Mr. Movizzo has served as an independent Director of Managesoft Corporation L’td, Melbourne, Australia. He was elected non-executive Chairman of that entity in November 2002. Mr. Movizzo holds BS and MS degrees in Nuclear Engineering from the University of Wisconsin – Madison.

     WILLIAM W. DOLAN has served as secretary, general counsel and industry liaison of the Company since November 2000. Mr. Dolan is an attorney and a member of the Florida Bar. For more than the last five years, Mr. Dolan has been Vice President of Duffey & Dolan, P.A., a consulting and legal firm. Mr. Dolan graduated from the University of Florida law school with honors and holds a Masters Degree in social work as well as a Bachelor of Arts Degree in political science from the St. Louis University. In his 12 years of corporate specialization, Mr. Dolan has assisted numerous clients in many phases of business law, including corporate organization, mergers and acquisitions, and private and public offerings.

SIGNIFICANT EMPLOYEES

     CARL A. PARKS has served as the Company’s Vice President of Operations since August 2001. Mr. Parks has had over 20 years experience in many phases of electronic manufacturing including assembly methods, techniques, hiring personnel, defining processes and selecting equipment. Prior to joining the Company, in 2000 and 2001 Mr. Parks served as a Customer Development Manager at ProTek Electronics in Sarasota, Florida where Mr. Parks had direct responsibility for the location, qualification and booking of new business and where he developed and managed the Quotation procedure and Costing model. In 1999 and part of 2000, Mr. Parks served as a Customer Development Manager at MSI of Central Florida in Melbourne, Florida. At MSI, Mr. Parks directed all manufacturing operations including hiring a core management team and had direct responsibility for new business development. From 1994 to part of 1999, Mr. Parks served as a customer service engineer at Genesis Manufacturing in Oldsmar, Florida. At Genesis, Mr. Parks had direct responsibility for the location and qualification of new customers. In addition, Mr. Parks provided front-end engineering support for all new program start-ups and provided component level sourcing support to all new programs. Mr. Parks received an A.S. Business degree in 1983 from Manatee Junior College. He has also received 1,600 hours of special instructions in many phases of manufacturing technology.

     ROBERT T. FERGUSSON joined the Company in November 2001. In his 30-year career, Mr. Fergusson has been an electronic engineer with a background in electronics, optical and mechanical design, as well as extensive experience in engineering management. From 1973 until joining the Company, Mr. Fergusson served in various engineering capacities at Barry Wehmiller Electronics f/k/a Inex Vision Systems located in Clearwater, Florida and Denver, Colorado. During his career, Mr. Fergusson has been involved in the design and development of automatic on-line inspection equipment. Many of the pieces of equipment became industry standards in the glass container industry. Mr. Fergusson also served as Director of Engineering and Vice President of Engineering. Mr. Fergusson is also experienced in analog and digital (including PLD) design. He designed signal processing, interface and control circuits for various pieces of equipment. In addition, Mr. Fergusson has a mechanical background and has developed several innovative optical designs for improvement of inspection processes. Mr. Fergusson has traveled extensively in the U.S., Europe and Latin America to work with field service and sales in resolving technical problems and developing new business opportunities. In 1971, Mr. Fergusson received a Bachelors of Engineering Science in Electrical Engineering from Brigham Young University in Provo, Utah and an Associate of Science degree in 1968 at the College of Eastern Utah in Price, Utah.

     JEFFREY L. JONES joined the Company in July 2001 and became our Sales and Market Development Manager in March 2002. Mr. Jones’ background is in management and sales. In 2001, prior to joining the Company, Mr. Jones served as a distribution manager at DeSears, a large appliance retailer located in Sarasota, Florida. From mid 1997 through the end of 2000, Mr. Jones served as an account manager at Old Dominion Freight Line in Tampa, Florida. From October 1996 to May 1997, Mr. Jones was the terminal manager at USF Duncan in Ft. Myers, Florida. Mr. Jones attended Valencia Community College and has completed a number of industry sales and management training courses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of our common stock, as of August 12, 2003, of (i) each person known by us to beneficially own 5% or more of such shares; (ii) each of our directors and executive officers named in the Summary Compensation Table and certain significant employees; and (iii) all of our current executive officers, directors, and significant employees as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.

	AMOUNT AND NATURE OF
NAME AND ADDRESS	SHARES BENEFICIALLY	PERCENTAGE
OF BENEFICIAL OWNER(1)	OWNED(2)	OWNED(2)

William W. Dolan(3)	4,760,898	27.1%
Stephen A. Michael(4)	4,780,116	27.2%
H.R. Williams(5)	1,183,486	6.7%
Samuel S. Duffey(6)	749,572	4.3%
Edmund C. King(7)	443,706	2.5%

Robert Knight(8)	179,600	1%
Carl Parks(9)	100,000	.6%
Robert Fergusson(10)	8,333	.05%
Jeffrey Jones(10)	8,333	.05%
Gregory J. Newell(11)	25,000	.1%
John E. Scates(12)	19,166	.1%
Joseph F. Movizzo(13)	107,286	.6%
G.M. Capital Partners, Ltd.(14)	1,319,000	7.5%
All directors, executive officers and significant employees as a group (11 persons) 12,501,010 shares, 71.2% (approx.)

(1)	The business address for Mr. Dolan, Mr. Duffey, Mr. Michael, Mr. Parks, Mr. Fergusson and Mr. Jones is 4400 Independence Court, Sarasota, Florida 34234. Mr. Williams’ address is 7954 Royal Brikdale Circle, Bradenton, FL 34202. Mr. King’s address is 4153 North Dover Lane, Provo, Utah 84604. Mr. Knight’s business address is 114 West Magnolia Street, Suite 446, Bellingham, Washington 98225. Mr. Newell’s address is 777 Osmond Lane, Provo, Utah 84604. Mr. Scate’s business address is 1411 LeMay, #205, Carrollton, Texas 75007. Mr. Movizzo’s address is 442 Yacht Harbor Drive, Osprey, Florida 34229-9744; and G.M. Capital Partners Ltd. business address is 2755 Lougheed Highway, Suite 620, Port Coquitlam, B.C. V3B 5Y9 Canada.

(2)	The percentage calculations are based on 17,536,277 shares that were outstanding as of August 12, 2003. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of August 12, 2003 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(3)	Includes: (i) 2,019,169 shares held by Mr. Dolan as Trustee of the Spencer C. Duffey Irrevocable Trust, a Trust created by the Company’s former Chairman (non executive) and Director, Samuel S. Duffey, for his son; (ii) 2,019,169 shares held by Mr. Dolan as Trustee of the Elizabeth R. Duffey Irrevocable Trust, a Trust created by the Company’s former Chairman (non executive) and Director, Samuel S. Duffey, for his daughter; (iii) 117,286 shares held by Mr. Dolan as Trustee of the Grace Duffey Irrevocable Trust, a Trust created by the Company’s former (non-executive) Chairman and Director, Samuel S. Duffey, for his former spouse; (iv) 551,941 shares owned by William W. Dolan; (v) Mr. Dolan’s options to purchase 53,333 shares.

(4)	Includes options to purchase 400,000 shares.

(5)	Includes 611,603 shares and options to purchase 446,804 shares held by the H.R. Williams Family Limited Partnership and 125,079 shares held in the name of H.R. Williams individually.

(6)	Includes 234,572 shares owned by Mr. Duffey’s spouse, 40,000 shares along with options to purchase 300,000 shares held by Duffey & Dolan, P.A., an entity controlled by Mr. Duffey, an option to purchase 100,000 shares owned by Mr. Duffey, and 75,000 shares owned by the Pharis Duffey Family Foundation (“Foundation”), a charitable entity controlled by Mr. Duffey and his two adult children. Mr. Duffey disclaims beneficial ownership of the Foundation and Trusts set forth in footnote number (3) above in which Mr. Dolan serves as Trustee.

(7)	Includes 197,040 shares held in Mr. King’s name, 5,000 shares held in the name of the King Family Trust, and Mr. King’s options to purchase 241,666 shares.

(8)	Includes 4,600 shares and options to purchase 175,000 shares.

(9)	Represents options to purchase 100,000 shares.

(10)	Represents options to purchase 8,333 shares.

(11)	Represents options to purchase 25,000 shares.

(12)	Represents options to purchase 19,166 shares.

(13)	Includes 97,286 shares and options to purchase 10,000 shares.

(14)	Includes 431,000 shares and options to purchase 888,000 shares.

ADVISORS

     Set forth below are Advisors who have been engaged by the Company and a description of the compensation arrangements with said Advisors.

INDUSTRY ADVISORY BOARD

     The Company has established an Industry Advisory Board to consist of industry experts and persons held in high regard within their industry. The Advisory Board currently has two members who are available on a limited basis to provide industry or market input as requested by the Company’s officers and directors. The Industry Advisory Board provides a consultive function and is not part of the Company’s Board of Directors, which is discussed elsewhere in this document.

     Advisory Board Member, Linda Kauffman, the former Chairman of the Board of the International Parking Institute, provides the Company with expertise in the parking and traffic control industry. Ms. Kauffman provides consulting services on an “as available” basis and as compensation, was granted an Option in June 2001 to purchase 10,000 shares of the Company’s common stock at $4.34 per share. The Option vests over a period of three years with one-third of the shares becoming eligible to purchase on each anniversary date of the grant, provided Ms. Kauffman has remained a consultant with the Company on the anniversary date. The Option’s term is seven years.

     Advisory Board Member, Duane Cameron, is a member of the parking industry. Mr. Cameron provides consulting services on an “as available” basis and as compensation, was granted an option to purchase 10,000 shares of the Company’s common stock at $3.00 per share. The Option was granted in July 2000. The Option vested over a two-year period and is now fully vested. Also in July 2000, Mr. Cameron was granted the right to be issued an additional option for the purchase of 10,000 shares at $3.00 per share if, as a result of the efforts of Mr. Cameron, the Company enters into contractual relationships with certain entities in the parking industry.

OTHER ADVISORS

     In January 2002, the Company engaged Hawk Associates, Inc. to provide investor relations consultation and services pursuant to an Engagement Agreement with an initial term of six and one-half months with an ongoing relationship thereafter which can be terminated by either party upon 30 days notice. Hawk Associates, Inc.’s fee is $6,600 per month and $400 per month to cover routine costs. Additionally, in January 2002, Hawk Associates, Inc. was granted an option to purchase up to 50,000 shares of the Company’s common stock at a purchase price of $7.25 per share. The Option is exercisable for a period of seven years, and is subject to a vesting schedule over the initial 24-month period where 6,250 shares are released and become eligible for purchase at the end of each quarterly period during the 24-month vesting term, provided the Engagement Agreement between the Company and Hawk Associates, Inc. has remained in effect at the end of the quarterly period then in effect. In July 2003, the Company agreed to issue to Hawk Associates, Inc. 37,000 shares of common stock in payment of approximately $67,000 cash fees and expenses which had accrued under the Engagement Agreement (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     Also in 2002, the Company extended its international investor relations consultant arrangement with G.M. Capital Partners, Ltd. to assist in investor relations and capital formation from potential investors, which are neither U.S. citizens nor U.S. residents (see “Certain Relationships and Related Transactions”, “Selling Security Holders” and “Material Relationships with Selling Security Holders” for a description of compensation and related transactions).

     In March 2003, the Company engaged Crescent Fund, Inc. as a financial consultant to provide investor-related consulting services. Pursuant to this Consulting Agreement, the Company issued 28,569 shares of its authorized, but unissued common stock to Crescent Fund, Inc. In addition, Crescent Fund, Inc. was issued a finder’s fee of 2,000 shares of the Company’s common stock as a finder’s fee in connection with the Equity Line of Credit Agreement between the Company and BarBell Group, Inc. (see “Management’s Discussion and Analysis or Plan of Operation — Liquidity and Capital Resources”). The Company terminated the Consulting Agreement in August 2003.

     In May 2003, the Company entered into a Broker-Dealer Placement Agent Selling Agreement with Capstone Partners LC. Pursuant to the Agreement, Capstone Partners LC assisted the Company in the placement of the Equity Line of Credit with BarBell Group, Inc. (see “Management’s Discussion and Analysis or Plan of Operation — Liquidity and Capital Resources”). Pursuant to the Agreement, Capstone Partners LC received a finder’s fee of 4,000 shares of the Company’s common stock and a cash payment of $17,500. Further, Capstone Partners, LC will be paid a commission of 13% of cash amounts received by the Company from sales of common stock to BarBell Group, Inc. that may occur under the Equity Line of Credit transaction, of which Capstone Partners LC will pay 1/3 of said amount to Crescent Fund, Inc. as a co-finder.

     In July 2003, the Company entered into a Public Relations, Communications Advisory and Consulting Services Agreement with National Financial Communications Corporation (see “Selling Security Holders” and “Material Relationships with Selling Security Holders” for a description of compensation).

     In July 2003, the Company entered into a Non-Exclusive Financial Advisory Agreement with Source Capital Group, Inc. pursuant to which Source Capital Group, Inc. will serve as a non-exclusive financial advisor to the Company for the purposes of finding equity financing for the Company (see “Selling Security Holders” and “Material Relationships with Selling Security Holders” for a description of compensation).

     In July 2003, the Company entered into a non-exclusive financial advisory agreement with Brooks Houghton and Company, Inc. (“BHC”) pursuant to which BHC will seek to introduce the Company to persons or entities for equity investment, loans or strategic partners for a business combination (“Placement Transaction”). If a Placement Transaction is consummated, BHC would be paid in cash as follows: (i) upon the placement of all forms of equity, including shares of preferred stock, BHC will be paid a placement fee of 7% of the total value of the placement received by Invisa. The “total value of the placement” shall mean the total amount of proceeds received from the purchasers of the equity sold in such Placement Transaction; (ii) upon placement of all forms of senior or subordinated term debt, BHC will be paid a placement fee of 5% of the proceeds as received by Invisa; and (iii) upon the placement of bank or finance company working capital lines of credit, BHC will be paid a placement fee of 1.5% of the total value of the placement.

     At the closing of a Placement Transaction for equity or senior or subordinated debt arranged by BHC, the Company would grant BHC five year warrants to purchase a number of shares of the Company’s equity equal to 3% of the total value of the placement relating to the Placement Transaction (i.e. (3% x Total Value of the Placement)/current price per share = number of shares covered by warrant). The warrants shall have an exercise price equal to 105% of the price per share of the Company’s equity expressly or implicitly paid by investors associated with the corresponding Placement Transaction.

     In the event of a strategic alliance transaction, the Company hereby agrees to pay to BHC a cash fee of 3.0% of the transaction value up to $30 million and 2% of the transaction value from $30 million to $50 million and 1% over $50 million.

     The term of the Agreement is for an initial period of three months and thereafter will be subject to a 30-day termination notice by either party. The compensation provisions survive any termination. BHC will be entitled to a placement fee for a transaction consummated within 12 months following a termination of the Agreement regarding an entity introduced to the Company during the term of the Agreement.

     In July 2003, the Company entered into an investor relations Consulting Agreement with Patrick W. H. Garrard d/b/a The Garrard Group of West Redding, CT, and the fees to be paid thereunder consisting of a monthly fee of $12,500. The first two months’ fees were paid in one increment in July 2003. While the term of the Agreement is 12 months, it can be terminated by either party on 30 days notice. The costs under the agreement are estimated at $63,000 during the first four months of the agreement, of which $25,000 has been paid. The estimated expenses from the fifth to eighth month are estimated at $28,000, and for the ninth through 12th months are estimated at $28,000.

     In July 2003, the Company entered into a public relations and investor awareness Consulting Agreement with Capital Financial Media, Inc. (“CFM”). The fees to be paid to CFM consist of an initial payment of $100,000, paid in July 2003, and an additional payment of $91,000 paid in August 2003.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     For information regarding securities authorized for issuance under Equity Compensation Plans, and the equity compensation plan information table see Market for Common Equity and Related Shareholder Matters.

DESCRIPTION OF SECURITIES

COMMON STOCK

     On March 24, 2003, Invisa amended its Certificate of Incorporation and now is authorized to issue up to 100,000,000 shares of capital stock authorized of which 95,000,000 are common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. No shares of preferred stock have been issued and the rights and preferences of the preferred stock have not been established by the Board of Directors. There are 17,536,277 shares are issued and outstanding as of August 12, 2003.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

DIVIDENDS

     The payment by the Company of dividends, if any, in the future, rests within the sole discretion of its Board of Directors. The payment of dividends will depend upon our earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not declared any cash dividends since its inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future.

PREFERRED STOCK

     Invisa’s Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, with a par value of $0.001 per share, of which no shares are issued and outstanding as of August 12, 2003 The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors has the authority to establish the specific rights, preferences, voting privileges and restrictions of the preferred stock.

REPORTS

     As a reporting company since January 8, 2003, we are required to file annual reports on Form 10-KSB with the SEC, as well as other reports required under the Securities Exchange Act of 1934. We intend to provide information to our stockholders as required by applicable proxy rules and regulations. You may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, please note the Company files its SEC reports electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company’s Internet address is http://www.Invisa.com.

TRANSFER AGENT

     The Transfer Agent for the common stock of the Company is Liberty Transfer Co., 274B New York Avenue, Huntington, New York 11743.

INTEREST OF NAMED EXPERTS AND COUNSEL

     Invisa’s general counsel, William W. Dolan, is passing on the validity of our common stock. See Legal Matters.

     While Mr. Dolan has no interest in the securities being registered hereunder, Mr. Dolan, in addition to being a full-time salaried employee as general counsel, serves as an officer of

Invisa (its secretary), and is a principal stockholder (both individually and as a trustee of two trusts that are principal stockholders), and is a former member of Radio Metrix Inc. which entered into a business combination with Invisa (see “Directors, Executive Officers, Promoters and Control Person”; “Security Ownership of Certain Beneficial Owners”; “Executive Compensation”; and “Certain Relationships and Related Transactions”).

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Pursuant to the Nevada General Corporation Law, our Bylaws provide for indemnification of our officers, directors and others who become a party to an action provided they acted in good faith and reasoned the conduct or action was in the best interest of the Company. Further, the Company maintains officer and director liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

     Stephen A. Michael, Samuel S. Duffey and Robert T. Roth may be considered founders or promoters of SmartGate, L.C. The consideration paid to these individuals is discussed elsewhere herein. Bob Knight and G.M. Capital Partners, Ltd. may be considered founders or promoters of the Company. Discussion of the consideration received by them is discussed elsewhere in this document.

DESCRIPTION OF BUSINESS

INTRODUCTION

     We are commercializing the patented InvisaShield™ presence sensing technology through the development of a potentially broad range of safety and security products. Presence sensing is the identification of people and conductive objects in a dependable and controlled manner. Presence sensing is commonly used in a wide range of industries such as safety, security, on and off switches, counting, notification, etc.

     Our principal business is the manufacture and marketing of presence-sensing products for various applications. To date, our revenue has largely come from the sale of presence-sensing products to improve the safety of powered parking gates. Powered parking gates are motorized barriers used in parking and to control vehicle traffic. We anticipate that next year our revenue may include the sale of additional presence sensing products currently under development and which are being designed to improve the safety of various products which may include industrial doors, commercial overhead doors, powered slide and swing gates, and products designed to provide security sensing for various markets including museums, retail, residential, commercial, governmental and defense.

     From inception (February 12, 1997) through June 30, 2003, we were largely focused on technology and product development. The estimated dollar amount spent during this period on company-sponsored research and development was $2.5 million including $661,000 for the year ended December 31, 2002 and $452,000 for the year ended December 31, 2001. We are continuing to engage in significant product development activities. Because of our losses which aggregate $11.0 million from inception through June 30, 2003, limited capital and ongoing product development expenses, footnote C of the Company’s financial statements and the accompanying Report of Independent Certified Public Accountants discuss that substantial doubt exists regarding our ability to continue as a going concern.

PRODUCTS

     Our current and planned products are divided into three market categories as follows:

     Safety Market Category — Many safety devices and safety functions are dependent on presence sensing technology. We are seeking to develop a broad range of presence sensing products for the safety market under our brand name SmartGate®.

     We believe that our safety products offer potential operational and maintenance benefits to the powered closure industry. We plan to develop safety products based upon our InvisaShield™ technology for a potentially broad base of powered closure devices which may include parking gates, sliding gates, swinging gates, vertical pivot gates, commercial overhead doors, residential garage doors, elevator doors, automated doors, powered car window and van doors, and manufacturing and industrial equipment.

     To date, substantially all of our revenue, which has been limited, has been derived from the sale of our SmartGate® presence sensing products designed for powered parking barrier gates. See financial statements for revenues from this product category. Powered parking barrier gates are commonly used for traffic control and generally have a power operated barrier arm made of metal, wood or PVC which moves vertically between an open and a closed position. Our product places invisible presence sensing in front of and moving with the potentially dangerous barrier arm to identify the presence of people and vehicles. When an object is identified in the path of the moving barrier arm, our product signals the powered operator system, which is manufactured by nonaffiliated entities for its predetermined response, such as stopping and reversing the barrier arm. During 2002, 2001 and 2000 over 69%, 90% and 90% of our revenue was attributable to customers domiciled in the United States. In sales made to non-U.S. domiciled customers, the country to which the most sales were attributed was the United Kingdom.

     In 2003, we expect to sell a new SmartGate® presence sensing product designed for powered sliding gates, and a similar new presence sensing product designed for powered swinging gates. These powered gates are manufactured by a significant number of nonaffiliated companies and are commonly used in residential, commercial and industrial traffic control.

     We have developed prototypes of additional presence sensing products planned for the safety market. These planned products are being designed for powered commercial overhead doors and powered industrial doors, which are used in commercial, manufacturing, and industrial buildings, powered vertical pivot gates used in residential, commercial and industrial traffic control, and residential garage doors. We plan to develop a potentially broad range of additional presence sensing products for the safety market.

     In August 2001, we appointed H.S. Jackson & Son (Fencing) Limited as our exclusive distributor for our parking and traffic control and fence and gate products, including parking gate, slide gate and swing gate safety products, for the U.K. We subsequently expanded this exclusive distributorship to include 33 European countries and to include our safety products for commercial overhead doors.

     In July 2002, we appointed Rytec Corporation as our exclusive licensee to use our InvisaShield™ technology as original equipment in industrial doors in North America. Rytec Corporation is believed to be the largest manufacturer of industrial doors in North America. Industrial doors are high-speed powered doors frequently used in manufacturing and industrial environments where air conditioned, cooler and freezer areas are separated from warehouse or other areas. Together with Rytec Corporation, we are currently conducting engineering and other preliminary functions. Rytec Corporation has not made any purchases of our product to date and no firm schedule for the commencement of purchases has been set by Rytec Corporation.

     Our average sale price for InvisaShield™ safety products is approximately $510. We consider our average gross margin of profit to be acceptable and we expect cost of goods to decline as we realize the economies of scale.

     Security Market Category — Security systems and security equipment generally rely to varying degrees, on presence sensing technologies to identify the presence of potential intruders and trespassers, or to provide surveillance for valuable objects.

     We have demonstrated production-ready prototypes of InvisaShield™ security products for the museum, residential, industrial, commercial, defense and governmental markets. We are designing these planned security products to place an invisible presence sensing shield (in a fashion similar to our safety sensing shield) around exposed perimeters, doors and windows and to provide an invisible presence sensing shield dedicated to valuable objects such as safes, locking cabinets, display cases, objects of art and jewelry.

     Our planned security products are being developed as both easy to install, stand alone security products for the do-it-yourself (DIY) market and as components available to security professionals to provide additional functions for new and installed security systems.

     Our planned security products will compete with existing presence sensing technologies currently used in the security market such as infrared motion detectors, lasers, infrared beam systems and magnetic switches.

     Other Market Categories — We plan to develop presence sensing products for a broad range of other markets and applications such as on and off switching for bathroom fixtures, appliances and lamps, vehicular security systems, various governmental applications such as container security and security for military equipment, aircraft security, specifically engineered products for commercial and industrial applications, etc. To date, limited proof of concept prototypes have been developed for this planned sector of our business.

MARKETING

     Our marketing efforts include sales of products to dealers, distributors, manufacturers and end users. We are also seeking to grant non-exclusive and exclusive licenses for particular markets and particular products. We periodically participate in various trade conferences in the security market and safety market where we demonstrate our current and planned products and technology to potential customers. We have historically concentrated marketing efforts on potential customers which we believe are market leaders or otherwise high profile within these markets in an effort to grow the acceptance of our products and technology within targeted markets. Currently, we have targeted the market for safety products for powered parking gates, industrial doors, commercial overhead doors and powered slide and swing gates. Further, we plan to also target the markets for additional powered closure devices and the museum, retail, residential, governmental defense, and security markets for InvisaShield™ security products.

     We sell our safety products through dealers and distributors and in some instances directly to larger customers. In 2003, we anticipate potential sales to manufacturers for use of the InvisaShield™ technology as original equipment in various door operators. While our exclusive European distributor, H.S. Jackson & Son (Fencing) Limited currently represents our largest customer, we believe we are not dependent upon any single customer, dealer, or distributor in the safety market, or otherwise.

     We are currently seeking to develop channels of distribution for our security products, which we believe, may include direct sales to do-it-yourself customers and sales to and through dealers, distributors and manufacturers. While products in this market category have not contributed to our historic revenue, we believe that our planned security products may ultimately represent a material portion of our business.

THE TECHNOLOGY

     General — The InvisaShield™ technology is based upon electronic circuitry, which emits and controls an invisible energy field. The field is based in part upon low energy radiowaves, which oscillate within a controlled frequency range. The field being monitored by our technology varies in size from between approximately one meter to touch sensitive based upon the selected application. The field is constantly monitored by electronic circuitry for the presence of people, vehicles or other objects capable of conducting electricity (conductive objects) that disturb the monitored field.

     We believe that the InvisaShield™ technology is a novel and proprietary way to provide presence sensing. At the core of the InvisaShield™ technology is its ability to project a field or zone which is capable of detecting most conductive objects that enter the field. The field is projected from a metallic substance, referred to as an antenna, which may consist of wire, self-adhesive metallic tape or other metallic items. The technology permits flexibility in designing and locating the antenna, which may provide unique opportunities to place presence-sensing fields where they can be more efficient or effective. We believe that this flexibility enables the InvisaShield™ technology to perform presence sensing tasks which may not be currently possible with competitive technologies and to perform presence sensing tasks similar to those performed by competitive technologies in a potentially more efficient, more effective, and more reliable manner.

     We believe that the InvisaShield™ technology has a number of operational advantages. InvisaShield™ technology does not depend upon lenses, beams or reflectors, which may require replacement, cleaning and aligning. Additionally, we believe that the presence sensing capability of our technology is generally not disrupted by its operating environment, including electronic noise, mechanical noise, temperature, dust, frost, snow, ice or other operating conditions. We believe that our technology may represent a new presence sensing technology, which allows greater capability, flexibility and benefits. We believe that, in many security applications, the technology may offer the potential to reduce costly false alarms.

     Competing Technologies — The presence sensing business is highly competitive, consisting of numerous manufacturers of presence sensing products based on various technologies, including infrared, ultrasonic, laser, microwave, and similar technologies. For the most part, these technologies are older and in many cases, may not be proprietary.

     We compete with manufacturers and marketers of various presence sensing and other safety and security technology such as motion detectors, light beams, light curtains, on and off switching mats and pads, tape switches, contact edges, etc. There are many competitors, some of which are large and well established, such as GE Interlogix Inc., Honeywell Inc., Pitway Inc., Ademco Group Inc., Tyco International Inc., Simplex Technologies Inc. and Miller Edge Inc. Many of the competitors have substantially greater financial, development, technical, marketing and sales resources than we have. As a result of these factors, our competitors and potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than we can. We believe that our ability to successfully compete depends, to a large degree, upon the performance of our technology, our current and planned presence sensing products and our ability to finance our development and marketing efforts.

     Patents and Trademarks — We own Patent Number 5,337,039 issued by the U.S. Patent Office on August 9, 1994 and we have six additional patent or provisional patent applications filed with the U.S. Patent Office covering a number of inventions improving the InvisaShield™ technology.

     We have a trademark on our tradename SmartGate® which we use in our safety products category. We have filed trademark applications for the following: “Invisa”, “InvisaShield”, “The Best Safety Sensing in the World!”, “Invisible Safety Zone”, “Invisible Shield”, “Invisible Field”, “The Best Security Sensing In The World”, “The Best Presence Sensing In The World”, and “Invisible Safety Field”.

     We believe that our patent and trademark position will be important in our efforts to seek to protect our perceived competitive advantages.

     We have the following royalty obligations: (i) we are obligated to pay to Carl Burnett, the inventor, a royalty of the smaller of $1.00 or 1% of the amount collected from the sale of each finished product in which the technology designed to eliminate or filter electronic or mechanical interference is utilized. In instances where we license this technology independent of our other technology, a royalty of 10% of the licensed fees or royalties received is due. In instances where we license this invention as part of further potential technology other than the InvisaShield™, a royalty of 1% of the licensed fees or royalties received is due. We currently utilize this invention only in our safety products and we do not currently anticipate utilizing this invention in other product categories; (ii) we are obligated to pay a royalty equal to two percent of net profits from the sale of InvisaShield™ safety products for parking gates, sliding gates and overhead doors to an independent engineering consultant, Pete Lefferson. Based on further consulting from Mr. Lefferson, we anticipate that we may extend this royalty obligation to additional products or product categories; and (iii) we are obligated to pay a 7% royalty to affiliated parties with regard to all categories of our business, other than the safety categories. This obligation arose from the consideration to be paid by us in the business combination transaction with Radio Metrix Inc. and is described in “Certain Relationships and Related Transactions”. This royalty-based payment may be terminated by us at any time for a one-time payment in an amount to be determined by appraisal.

MATERIALS AND MANUFACTURING

     We believe that the materials required and the sources of such materials will be similar for our various existing and planned product categories. All components and parts are modified or manufactured by third parties to our specifications or are otherwise generally available as “off-the-shelf” materials. Our products have a number of components including proprietary electronic circuitry manufactured by Singletec, Inc., Sanford, Florida, metal housing manufactured by Southern Spring & Stamping, Inc., Venice, Florida, and a standard power supply available in the marketplace. The antenna is standard wire, tape or other metallic materials, which are generally purchased in bulk. Whenever possible, we utilize fixed price manufacturing for our electronic circuitry, placing the responsibility for component supply on the manufacturer. We believe that there are multiple manufacturers and suppliers for each component and that adequate components and materials will be available to support our planned growth. We assemble and perform predetermined quality control procedures in our facility.

GOVERNMENT REGULATION

     The use of radio frequency (“RF”), such as that incorporated into our safety products is regulated by the Federal Communication Commission. Radio Metrix Inc. submitted its patented technology for required FCC testing and on August 19, 1993 Radio Metrix Inc. received FCC Certification. We will endeavor to continue satisfying all requirements of the FCC.

     On March 1, 2001, a new safety standard was implemented by Underwriters Laboratory (UL) for the powered gate, door and window industry. This Underwriters Laboratory Rule, UL-325, while not a governmental regulation, is considered an indication of reasonable safety for powered gates, doors and windows, and is a requirement for UL certification for certain powered gate, door and window operators. Gate and operator manufacturers which rely upon UL certification or which consider UL certification important for components will, most likely, require that our products be UL certified before incorporating our products as original equipment. Likewise, the absence of UL certification for our products may represent a sales or marketing barrier in certain market categories and to certain customers. We plan to apply for UL certification for certain of our safety products, which we believe, meet or exceed the current UL 325 standard. From time to time, we anticipate submitting additional products, including safety and security products, for UL certification. Other markets may have governmental or certification requirements.

WARRANTY

     Our safety products are sold with a 90-day (upgradeable to one year) limited warranty. A warranty policy for security products is currently being developed.

EMPLOYEES

     We have approximately 12 employees, of which one is part time. We had no unions and we had not entered into any collective bargaining agreement with any group of our employees. We believe that we have a good relationship with our employees.

HISTORY

     Invisa, Inc. (Invisa, Inc. together with its wholly owned subsidiaries SmartGate, L.C. and Radio Metrix Inc. is referred to as the “Company” or “Invisa”) is a development stage company that is commercializing patented presence-sensing technology under the tradename InvisaShield™. The Company was incorporated in Nevada on July 9, 1998 to seek to provide computer analysis and solutions in anticipation of potential date-related computer system failures associated with the year 2000. Our original business plan was abandoned before significant commercialization and on February 9, 2000, we acquired SmartGate, L.C., in consideration for the issuance of 7,743,558 shares of our Common stock representing approximately 74% of our capital stock then outstanding. As a result, SmartGate, L.C., is a wholly owned subsidiary which markets our InvisaShield™ safety products under the brand name SmartGate®. It is a development stage company, which was organized in January 1997 to develop and commercialize, pursuant to a license, patented presence-sensing technology for safety applications in the powered closure market. From an accounting perspective, SmartGate, L.C. is considered the acquirer in this transaction and, as a result, the accompanying Financial Statements reflect the operations of SmartGate, L.C. from inception. On February 26, 2002, we acquired Radio Metrix Inc. from affiliated parties. The consideration for this acquisition is discussed in Certain Relationships and Related Transactions. Radio Metrix Inc. is a wholly owned subsidiary, which is commercializing our InvisaShield™ security products. Radio Metrix Inc. is a development stage company, which was incorporated in Florida on March 19, 1992. Radio Metrix Inc. owns the patent and patent applications to the InvisaShield™ technology and controlled the InvisaShield™ technology. As a result of this acquisition, we have sole rights to commercialize the InvisaShield™ technology in all markets worldwide and we own the issued patent and pending patent applications to the InvisaShield™ technology.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF INVISA AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTES “FORWARD-LOOKING STATEMENTS.”

     The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere herein. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial conditions, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated in such forward-looking statements. For example, when we indicate that we expect to increase our product sales and potentially establish additional license relationships, these are forward-looking statements. The words expect, anticipate, estimate or similar expressions are also used to indicate forward-looking statements.

LIMITED OPERATING HISTORY; BACKGROUND OF OUR COMPANY

     We are a development-stage company, and we expect to continue the commercialization of our InvisaShield™ technology. For the twelve months ended December 31, 2002, we had revenue from product sales of $257,118 primarily representing sales of our product for powered parking gates and deferred license revenue in the amount of $300,000 related to potential future sales of our product designed for industrial doors. In addition to limited revenue, these sales have provided field-testing of the reliability and market acceptability of our technology and safety product, together with relationships with customers, dealers, distributors and manufacturers.

     The financing for our development activities to date has come from our limited sales, the sale of common stock, short-term financing, and a license payment. We expect to increase our product sales and potentially establish additional license relationships. Further, we expect to complete the development of additional safety and security products and bring them to market.

     We expect to fund our future development activities and operations largely from the sale of common stock until such time that funds provided by operations are sufficient to cover these activities.

     Since we have had a limited history of operations, we anticipate that our quarterly results of operations will fluctuate significantly for the foreseeable future. We believe that period-to-period comparisons of our operating results should not be relied upon as predictive of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies commercializing new and evolving technologies such as InvisaShield™.

     On February 9, 2000 in connection with our acquisition of SmartGate, L.C., we acquired the license for the InvisaShield™ technology for safety products in the powered closure industry. On February 26, 2002 we acquired Radio Metrix Inc., the owner of the InvisaShield™ technology and patents from affiliated parties. This acquisition resulted in our expanding our business to include the development of presence sensing products for security, government and all other markets. At that time, we also changed our name from SmartGate Inc. to Invisa, Inc. (see “Certain Relationships and Related Transactions”).

LIQUIDITY AND CAPITAL RESOURCES

     As previously mentioned, since inception, we have financed our operations largely from the sale of common stock. From inception through June 30, 2003 we raised cash of $7.5 million net of issuance costs, through private placements of common stock and redeemable common stock financings. At June 30, 2003 we had cash and cash equivalents totaling $127,669.

     Since our inception through June 30, 2003, we have incurred approximately $2.5 million of research and development expenses. These research and development costs were directed principally toward our InvisaShield™ technology and safety products. Management estimates that sixty (60%) percent was expended toward the development of our core presence sensing technology, twenty (20%) percent was expended in the miniaturization of our circuitry, fifteen (15%) percent was expended in the design and development of safety products, and five (5%) percent was expended in the design and development of additional products for the security sector of our business.

     On February 9, 2000, we purchased SmartGate, L.C. The total purchase price for SmartGate, L.C. was the issuance of 7,743,558 shares of Invisa, Inc. common stock to the SmartGate, L.C. members, which represented approximately 74% of our outstanding common stock at that date. SmartGate, L.C. was the acquirer for accounting purposes and, as such, our operations reflect the operations of SmartGate, L.C. since its inception.

     On February 26, 2002 we acquired Radio Metrix Inc. (the “Merger”), principally from affiliated parties. We paid the following purchase price for RadioMetrix: (i) 3,685,000 shares of restricted common stock; (ii) $1,300,000 payable by two promissory notes consisting of: (a) a $500,000 promissory note, payable at 10% interest per annum until August 25, 2003, at which time the interest rate becomes 15%. This promissory note is due in one installment on February 25, 2006; and (b) an $800,000 promissory note payable at 15% interest due monthly, and all principal due in one installment on April 25, 2004. This promissory note has been extended until April 25, 2005. Both promissory notes may be prepaid without penalty. Neither promissory note is collateralized; and (iii) a 7% royalty on all revenue earned from the sale of products based upon the RadioMetrix technology other than safety products which constituted the Company’s core business prior to the Merger. The royalty may be terminated by the Company for a one-time payment based upon appraisal. Additionally, Note B to the financial statements contained in the 10-KSB for the period ended December 31, 2002 (filed June 23, 2003) details obligations of RadioMetrix, including approximately $175,000 in accrued compensation payable to stockholders of RadioMetrix that remained in place and was assumed by the Company at the acquisition of RadioMetrix. We believe the acquisition of RadioMetrix will affect our results of operations in a number of respects including: (i) the potential business opportunity represented by the assets acquired from RadioMetrix may result in additional sales revenue in future periods; (ii) the 7% royalty required to be paid will affect our results of operations as an expense; (iii) research and development expenses which may be incurred in connection with the RadioMetrix technology will affect our results of operations; (iv) we will recognize as an expense, the amortization of the patent included in the purchase over an approximately ten-year period (see Note B to our financial statements contained in the 10-KSB for the period ended December 31, 2002 (filed June 23, 2003); and (v) we will comply with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and accordingly, in the event of an impairment in the value of the assets acquired from RadioMetrix, we would recognize an expense.

     During April 2003, through an amendment to the patent purchase agreement, the Company agreed to issue 3,250,000 shares of its common stock (included in the 3,685,000 referred to above) for full satisfaction of future contingent consideration. These shares were recorded at the fair value at that date of $3.00 per share and, as a result, patent cost was increased by $9,750,000 with a corresponding increase in stockholders’ equity during April 2003.

     At December 31, 2002, we had a $150,000 bank line of credit, which was personally guaranteed by a shareholder, Mr. H.R. Williams. The line of credit required the payment of interest monthly at prime plus 1%, which was 5.75% on June 30, 2002. The line of credit was renewed on July 15, 2002 and matured on July 15, 2003. The current interest rate is prime plus 1%, which, at July 15, 2003, was 5.75%. The line of credit has not been repaid and the Company is currently in discussion with the bank to renew the line of credit.

     On October 28, 2002, we borrowed $200,000 from a non-affiliated party. The loan bears interest at 15% per annum, payable in advance. We issued a four-year Warrant, together with registration rights commencing after June 28, 2004 to purchase 200,000 shares of our common stock at an exercise price of $1.00 per share. We pledged 500,000 shares of our common stock as collateral for the loan, which will be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default. Pursuant to the terms of the loan, the date for repayment of all principal and interest was extended from February 28, 2003 to April 28, 2003, and in connection with said extension, we issued the lender on February 28, 2003, a four-

year option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share, with registration rights as described above. We borrowed an additional $100,000 from the non-affiliated party in 2003. The terms of this additional advance are currently being negotiated, but are believed to be substantially similar to those of the original $200,000 borrowing.

     In April 2003, the Company entered into an agreement with a non-affiliated party. Under this Agreement, this third party purchased 50,000 shares of the Company’s authorized but unissued common stock at $3.00 per share. In August 2003, as part of the termination of this Agreement, the Company issued an additional 50,000 shares to the non-affiliated party.

     In May 2003, the Company entered into an Equity Line of Credit Agreement (the “ELC”) with BarBell Group Inc. (“BarBell”). Pursuant to the ELC, we filed a Registration Statement which became effective on July 7, 2003 (“Registration Statement”) and which registered: the shares, described below, which may be sold to BarBell under the ELC; the 75,000 shares, described below, which may be purchased by BarBell pursuant to a warrant; and the 6,000 shares, described below, which were issued as finders fees in connection with the establishment of the ELC. Under the ELC BarBell, a Panamanian corporation, engaged in finance and equity line of credit transactions, may purchase from us and resell up to an aggregate amount of 519,444 shares of our common stock. These shares include up to 444,444 of our authorized but previously unissued common stock up to a maximum total purchase price of $1,000,000 which BarBell is obligated to buy and which we may, in our discretion, elect to periodically sell to BarBell pursuant to the ELC. The purchase price for each share sold by us under the ELC is 75% of the market price of our common stock at the time of the purchase. We are not obligated to sell any shares under the ELC. At the time the ELC was established, we had decided not to sell any shares under the ELC at any time when our market price is below $3.00 per share, except upon conversion of the $250,000 convertible note discussed below, without first filing a Supplement to the Company’s Prospectus describing the ELC (“ELC Prospectus”). Pursuant to the ELC, on May 9, 2003, we borrowed $250,000 from BarBell. The proceeds of the borrowing were used to fund current operations of the Company. Following the effectiveness of our Registration Statement, BarBell, pursuant to the ELC, converted the borrowing into 135,022 shares of our authorized but previously unissued common stock. Additionally, under the ELC, BarBell was granted a warrant to purchase up to 75,000 shares of our authorized but previously unissued common stock at $2.76 per share (“Warrant”). Only 25,000 shares are currently vested and eligible for purchase by BarBell under the Warrant. Our Registration Statement covered the shares of our common stock which may be acquired by BarBell under the ELC and under the Warrant. BarBell may immediately sell any of the shares of our common stock purchased under the ELC or Warrant. Capstone Partners, L.C. (“Capstone”), a registered securities broker-dealer, received 4,000 shares of our common stock as compensation for introducing us to BarBell. Crescent Fund Inc., an investor relations firm engaged by us, received 2,000 shares of our common stock as compensation for introducing us to Capstone. The Registration Statement also covered the shares issued as a finder’s fee.

     In July 2003, the Company and BarBell entered into an Investment Agreement Modification I pursuant to which the Company agreed to issue and BarBell agreed to purchase up to that number of shares of common stock having an aggregate purchase price of $100,000 with the per-share price to be later determined pursuant to a pricing formula. The $100,000 was advanced on July 24, 2003. Subsequently, at the time of the price determination, the market price of the Company’s common stock was below $3.00 and the per-share price at which the stock is to be issued was $1.09. Prior to issuing the 91,638 shares to BarBell, the Company will file a supplement to the ELC Prospectus regarding this issuance at less than $3.00 per share.

     We have incurred significant net losses and negative cash flows from operations since our inception. As of June 30, 2003 we had an accumulated deficit of $10,963,230 and a working capital deficit of $2,161,489.

     We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, will increase significantly in the future.

     In November 2002, we filed a listing application with the American Stock Exchange (“AMEX”). We presently do not meet all of the AMEX listing criteria, including the AMEX’ financial listing criteria. To facilitate the proposed AMEX listing application and to provide additional growth and operating capital, the Company anticipates seeking approximately $3,000,000 in private equity which, if completed, could result in the issuance of shares of Common or Preferred Stock.

     The Company will be dependent upon our existing cash and cash equivalents, together with anticipated net proceeds from private placements of common stock and potential license fees, and sales of our products to finance our planned operations through at least the next 12 months. Accordingly, we plan to access additional cash from a variety of potential sources, which may include: public equity financing, private equity financing, license fees, grants, and public or private debt. The Report of Independent Certified Public Accountants included in the Company’s Form 10-KSB for the year ended December 31, 2002 includes a going concern modification.

     Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities the Company initiates after that date. The adoption of this standard did not have a material impact on the Company’s financial statements.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of this statement are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company does not currently expect to adopt the fair value based method of accounting for stock-based employee compensation.

     In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement addresses the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity. SFAS 150 requires that those instruments be classified as liabilities in statement of financial position. In addition, SFAS 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of certain entities. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not fully evaluated the effect of adopting this standard.

FOR THE SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2003

     Net Sales and Gross Profit — During the six months ended June 30, 2002 and 2003, net sales totaled $114,663 and $99,997 respectively. The decrease was due to the decrease in sales of safety products for powered parking gates. The Company’s sales to date have been limited. We had a gross profit of $14,180 for the six months ended June 30, 2002 and $45,914 for the six months ended June 30, 2003. The lower gross margin for the six months ended 2002 is attributable to higher cost of materials.

     Research and Development Expenses — During the six months ended June 30, 2002 and 2003, research and development expenses totaled $390,460 and $244,554, respectively. The decrease of $145,906 was due principally to the reduction in materials purchased and due to employee layoffs, all offset in part by increased facility costs.

     Selling, General and Administrative Expenses — During the six months ended June 30, 2002 and 2003, selling, general and administrative expenses totaled $1,305,433 and $1,570,922, respectively. The increase of $265,489 was attributable principally to the following categories: Increases were due to patent amortization as a result of the patent acquisition at the end of February 2002; expanded office space and related expenses, and regulatory compliance reporting costs; insurance expense attributable principally to Directors and Officers coverage; officer’s salary rate increase and depreciation expense as a result of furniture and equipment additions. Decreases were due to wages and related payroll taxes as a result of employee layoffs; reductions in advertising and marketing, as the Company attended only one tradeshow; and reductions in professional consulting fees.

     Interest Expense — Net — During the six months ended June 30, 2002 and June 30, 2003 net interest expense totaled $48,778 and $229,853 respectively. The increase was due principally to additional interest expense in connection with the amortization of original issue discounts on certain notes payable and the RMI acquisition notes payable and other borrowings.

CRITICAL ACCOUNTING ESTIMATES

     Patents — The recorded cost of the patent is based on the fair value of consideration paid for it. The ultimate consideration was originally based on a valuation performed by a third party and approved by those Board Members with no affiliation with the seller. The patent costs are amortized over the remaining life of the patent at the date of its acquisition. The fair value of the patent is reviewed for recoverability whenever events or changes in circumstances indicate that its recorded value may not be recoverable. No impairment has been recognized through June 30, 2003.

DESCRIPTION OF PROPERTY

     We lease approximately 28,000 square feet of manufacturing, marketing, development and office space in two buildings located in Northgate Business Park, Sarasota, Florida. We believe that our leased facilities are adequate and suitable for the implementation of our business plan. No zoning or other governmental requirements are required for the continued use of our facilities. One of the leases expires in March 2004, and the other lease expires in June 2004. The annual lease payments for the Company’s facilities aggregate $200,400 plus taxes, which we believe to approximate the local market rate for such facilities. The facilities are leased from non-affiliated parties. Each of the leases provides an option to purchase the building; however, we have no current plans to execute these options. With the exception of the potential exercise of the options contained in the leases, we have adopted a policy pursuant to which we do not invest in real estate, interest in real estate, real estate mortgages or securities issued based upon real estate activities. We maintain lease insurance that we believe is adequate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a Merger, on February 26, 2002, we acquired Radio Metrix Inc., a Florida corporation (“RadioMetrix”). RadioMetrix was formed in 1992 by certain individuals who founded SmartGate, L.C. RadioMetrix became the exclusive worldwide licensee of the InvisaShield™ technology in 1992. It began research and development efforts following obtaining the exclusive worldwide license and in 1997, granted a sublicense limited to powered closure applications to SmartGate, L.C. The assets of RadioMetrix were acquired more than two years before its acquisition by Invisa, with the exception of a patent. The patent was purchased by RadioMetrix on January 8, 2002 pursuant to a Purchase Agreement dated October 9, 2000. The purchase price paid by RadioMetrix for the patent was $1,200,000 of which $50,000 was paid by RadioMetrix as a deposit against the purchase price. The RadioMetrix agreement to purchase the patent required a closing, with payment, by January 8, 2002, which was before the closing of the planned acquisition of RadioMetrix by Invisa. Accordingly, as part of its acquisition of RadioMetrix, Invisa loaned approximately $550,000 to RadioMetrix to enable RadioMetrix to timely close its purchase of the patent by paying the remaining $550,000 due at closing. In acquiring RadioMetrix, Invisa acquired ownership of the patent and the $550,000 loan to RadioMetrix became an intercompany debt. The purchase price paid by the Company for RadioMetrix is discussed later in this section. Reference is made to Note B to the financial statements for additional information regarding the Company’s $550,000 loan to RadioMetrix.

     Pursuant to this acquisition, RadioMetrix was merged into a subsidiary, which we incorporated specifically for this transaction. Because each of the RadioMetrix shareholders had pre-existing relationships with us, the transaction was approved by the Board Members having no affiliation, stock ownership or other relationship with RadioMetrix (“Independent Committee of Directors”). The Independent Committee of Directors was represented by legal counsel. Additionally, it received advice as to the financial fairness of the transaction from a national firm experienced in financial valuation and consulting. The relationships of our officers, directors or substantial shareholders with RadioMetrix at the date of the acquisition were:

			% Ownership in	% Ownership in
	Invisa, Inc.	Radio Metrix Inc.	Radio Metrix Inc.	Invisa, Inc.

Stephen A. Michael	Director, President, and shareholder of Invisa, Inc., and founder, manager and former member of SmartGate, L.C.	Director, President, and Principal Shareholder	42.5%	22.82%
Elizabeth Duffey
Irrevocable Trust(1)	Principal Shareholder	Principal Shareholder	21.3%	10.33%
Spencer Duffey
Irrevocable Trust(1)	Principal Shareholder	Principal Shareholder	21.3%	10.33%
Samuel S. Duffey(1)	Chairman, (non-executive) Director, and shareholder of Invisa, Inc., and founder, manager and former member of SmartGate, L.C.	Officer and Director		1.90%
Robert T. Roth	Shareholder, Director, and former manager and member of SmartGate, L.C.	Director and Shareholder	10.0%	5.22%
William W. Dolan(2)	Officer and Shareholder, and former member of SmartGate, L.C.	Officer and Shareholder	4.9%	3.02%

(1) These are family trusts created by Samuel S. Duffey for his adult children who are the beneficiaries.

(2) Mr. Dolan is the Trustee of the family trusts created for Mr. Duffey’s adult children.

     At the closing of Invisa’s purchase of RadioMetrix, the patent was subject to a previous pledge as collateral for a twenty-four (24) month Promissory Note in the principal amount of $600,000, which was made by RadioMetrix when it purchased the patent. The party that sold the patent to RadioMetrix was not affiliated with either the RadioMetrix shareholders or Invisa™. As a further result of the acquisition of RadioMetrix, the Company eliminated its obligation to pay ongoing royalty fees in connection with its sale of powered closure safety products based upon the InvisaShield™ technology while expanding its access to all presence sensing market categories outside of safety, including access to the security market and other markets (“Technology Purchase from RadioMetrix”).

     The aggregate consideration paid for the purchase of RadioMetrix through the date hereof, is: (i) 3,685,000 shares of restricted common stock; (ii) $1,300,000 (plus accrued and unpaid interest) payable by two promissory notes consisting of: (a) a $500,000 promissory note, payable at 10% interest per annum until August 25, 2003, at which time the interest rate becomes 15%. This promissory note is due in one installment on February 25, 2006; and (b) an $800,000 promissory note payable at 15% interest due monthly, and all principal due has been extended to be paid in one installment on April 25, 2005. Both promissory notes may be prepaid without penalty. Neither promissory note is collateralized; and (iii) a 7% royalty on all revenue earned from the sale of products based upon the RadioMetrix technology other than safety products which constituted the Company’s core business prior to the Merger. The royalty may be terminated by the Company for a one-time payment based upon appraisal. Additionally, Note B to the financial statements details obligations of RadioMetrix, including approximately $175,000 in accrued compensation payable to stockholders of RadioMetrix that remained in place and was assumed by the Company at the acquisition of RadioMetrix. As a result of an Amendment to the RadioMetrix Merger Agreement, no earn-out or other consideration will be paid by the Company except as described above.

     On February 9, 2000 we purchased SmartGate, L.C. principally from the same group of related parties that previously owned RadioMetrix. As a result, on February 9, 2000, we issued 7,743,558 shares of Invisa™ common stock to the SmartGate, L.C. members which represented approximately 74% of our outstanding capital stock at that date. As a result of this transaction, we agreed to subsequently make loans to certain of the SmartGate, L.C. members should same be required to fund IRS recapture tax obligations imposed as a result of this transaction. As a result of this obligation, in October 2001, we loaned approximately $74,384 to Mr. Michael, and approximately $71,810 to Mr. Duffey, pursuant to unsecured five-year Promissory Notes.

     Pursuant to an agreement made in 1992 between RadioMetrix and an individual who introduced RadioMetrix to the inventors of the InvisaShield™ technology, RadioMetrix was obligated to pay up to $200,000 contingent upon sales. Under the Agreement, the obligation terminates when RadioMetrix has paid an aggregate of $200,000. The obligation arose out of an introduction to the inventors of the RadioMetrix Technology and the anticipation of future assistance to be provided by the finder in connection with the commercialization of the technology. In 1999, as a result of the unavailability of the finder, and the lack of any ongoing support from the finder, RadioMetrix asserted breach of the Agreement and provided notice of termination. The termination has not been contested, and the Company has had no contact with the finder following such termination.

     We have the following royalty obligations:

(i)	We are obligated to pay to Carl Burnett, the inventor, a royalty of the smaller of $1.00 or 1% of the amount collected from the sale of each finished product in which the technology designed to eliminate or filter electronic interference is utilized. In instances where we license this technology independent of our other technology, a royalty of 10% of the licensed fees or royalties received is due. In instances where we license this invention as part of further potential technology other than the InvisaShield™, a royalty of 1% of the licensed fees or royalties received is due. We currently utilize this invention only in our safety products and we do not currently anticipate utilizing this invention in other product categories;

(ii)	We are obligated to pay a royalty equal to two percent of net profits from the sale of InvisaShield™ safety products for parking gates, sliding gates and overhead doors to an independent engineering consultant, Pete Lefferson. Based on further consulting from Mr. Lefferson, we anticipate that we may extend this royalty obligation to additional products or product categories.; and

(iii)	We are obligated to pay a royalty equal to 7% of revenue to affiliated parties with regard to all categories of our business, other than the safety category. This obligation arose from the consideration to be paid by us in the business combination transaction with Radio Metrix Inc. which has been previously discussed above in this. This royalty-based payment may be terminated by us at any time for a one-time payment in an amount to be determined by appraisal.

     The following officers or directors entered into loan transactions associated with the purchase of common stock with SmartGate, L.C. before it was acquired by us and became a wholly owned subsidiary. As a result of these pre-acquisition transactions, we have the following notes receivable: Stephen A. Michael — $375,000, Samuel S. Duffey (former director and chairman [non-executive]) — $375,000 and Edmund C. King - $210,000.

     One of the Company’s principal shareholders is H.R. Williams (“Mr. Williams”) and his family limited partnership, the H.R. Williams Family Limited Partnership (“HRW Partnership”). The Company’s transactions with Mr. Williams or the HRW Partnership are summarized below:

1.	In March 1999, Mr. Williams subscribed for 446,804 shares of the Company’s wholly owned subsidiary, SmartGate, L.C. As part of the subscription, Mr. Williams: (a) paid $59,523 in cash; (b) agreed to loan the Company $25,000 pursuant to a Promissory Note with interest at prime (“the $25,000 Note”); (c) agreed to sublease SmartGate, L.C. space to conduct its operations in a building leased by the HRW Partnership; and (d) agreed to guarantee a line of credit for SmartGate, L.C. at the Regions Bank in Bradenton, Florida in the amount of $150,000 (“Credit Facility”). As part of the Subscription Agreement, SmartGate, L.C. granted the HRW Partnership (see Security Ownership of Certain Beneficial Owners and Management) an option to purchase 446,804 shares at a purchase price of $1.07 per share. The Option will remain exercisable until the last to occur of: (i) 245 days following either the Company’s payoff of a Credit Facility guaranteed by H.R. Williams; (ii) the date Mr. Williams’ guarantee of the Credit Facility is released; or (iii) one year following the date when certain shares owned by Mr. Williams or HRW Partnership are free of transfer restrictions.

2.	In May 2001, the Company issued 164,799 shares of its common stock to the HRW Partnership as its landlord. Pursuant to the Sublease Agreement entered into between SmartGate, L.C. and the HRW Partnership as landlord in March 1999, SmartGate, L.C. was granted the right to pay its rent to the HRW Partnership as landlord, either in cash or in stock, and if paid in stock, it would be paid at the rate of one share for each $0.50 of rent owed. For the period from the inception of the Lease in March 1999 through August 2000, the Company elected to pay the approximate 19 months of rent with stock resulting in this issuance of 164,799 shares to the HRW Partnership as landlord. This Agreement has terminated.

3.	In March 2002, the Company repaid the $25,000 Note in full.

     In 2001, the Company made a demand loan of $3,500 to significant employee, Carl Parks, for a personal matter. The loan is shown as an “interest free” note receivable on the Company’s books.

     Since February 2002, GM Capital Partners, Ltd. has served as the Company’s international investor relations consultant to assist in capital formation from potential investors,

which are neither U.S. citizens nor U.S. residents (see “Selling Security Holders”, “Material Relationships with Selling Security Holders”, “Security Ownership of Certain Beneficial Owners and Management” for a description of compensation, equity ownership, and related transactions.

     Stephen A. Michael, Samuel S. Duffey and Robert T. Roth may be considered founders or promoters of SmartGate, L.C. The consideration paid to these individuals is discussed elsewhere herein. Bob Knight and G.M. Capital Partners, Ltd. may be considered founders or promoters of the Company. Discussion of the consideration received by them is discussed elsewhere in this document.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

     From July 26, 2000 to July 9, 2003, our common stock traded in the over the counter market through Pink Sheets, LLC under the symbol INSA (previously SGTI). Beginning July 9, 2003, our common stock is quoted on the OTC Bulletin Board under the symbol INSA. The following table sets forth the range of high and low bids to purchase our common stock through June 30, 2003 per Pink Sheets, LLC. Such prices represent quotations between dealers, without dealer mark-up, markdown, or commissions, and may not represent actual transactions.

QUARTER	HIGH BID	LOW BID

First Quarter 2001	5.125	1.01
Second Quarter 2001	4.50	1.125
Third Quarter 2001	6.75	3.75
Fourth Quarter 2001	7.25	4.00

First Quarter 2002	7.00	3.00
Second Quarter 2002	5.80	3.75
Third Quarter 2002	5.55	2.50
Fourth Quarter 2002	4.05	1.95

First Quarter 2003	4.05	3.05
Second Quarter 2003	3.85	1.75

     On August 29, 2003, the best bid and best ask prices for shares of our common stock as quoted on the OTCBB, were $1.50 and $1.65 per share respectively.

     We believe that there are presently 11 market makers for our common stock. When stock is traded in the public market, characteristics of depth, liquidity and orderliness of the market may depend upon the existence of market makers as well as the presence of willing buyers and sellers. We do not know if these or other market makers will continue to make a market in our common stock. Further, the trading volume in our common stock has historically been both sporadic and light.

     As of August 12, 2003, we had an aggregate of 409 shareholders of record as reported by our transfer agent, Liberty Transfer Co. Certain shares are held in the “street” names of securities broker dealers and we do not know the number of shareholders which may be represented by such securities broker dealer accounts.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF THE END OF 2002

EQUITY COMPENSATION PLAN INFORMATION(1)

	Number of
	securities to be
	issued upon	Weighted average
	exercise of	exercise price of	Number of
	outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan category	and rights	and rights	for future issuance

	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,290,000(2)	3.57	10,000
Equity compensation plans not approved by security holders	1,205,179(3)	2.35
Total	3,495,179	3.15	10,000

(1) The equity compensation described in the table is limited to equity compensation in the form of options or warrants.

(2) This total includes shares to be issued upon exercise of outstanding options under two equity compensation plans that have been approved by the Company’s shareholders (i.e. — the 2000 Plan and the 2002 Plan) as described below. This total does not include shares to be issued upon the exercise of outstanding options and those which may be issued upon the exercise of outstanding options under the Company’s 2003 Plan (which has also been approved by the Company’s shareholders).

2000 EMPLOYEE, DIRECTOR, CONSULTANT AND ADVISOR STOCK COMPENSATION PLAN

     In July 2000, the Company’s Board of Directors adopted the Company’s 2000 Employee, Director, Consultant and Advisor Stock Compensation Plan (“2000 Plan”) which provided for the granting of options to purchase the Company’s common stock to employees, directors, consultants and advisors who had rendered or were rendering or expected to continue to render services to the Company. The 2000 Plan was ratified by the Company’s shareholders on January 3, 2003. Pursuant to the 2000 Plan and the option agreements issued thereunder, the exercise price was the average market price of the Company’s common stock during the ten-day period prior to the option grant date. All of the options granted under the 2000 Plan are exercisable for a period of seven years from the date of grant. The 2000 Plan provided for a maximum of 1,500,000 shares of the Company’s common stock to be issued.

     In 2000, 1,080,000 options were issued under the 2000 Plan, ranging in price from $3.00 to $4.96 per share; of these 9,998 were cancelled. In 2001, 120,000 options under the 2000 Plan were issued ranging in price from $4.27 to $5.32. All of the options granted under the 2000 Plan are subject to a vesting schedule as set forth in each individual option agreement. In the case of 880,000 of the options issued under the 2000 Plan, one-third of the shares vested on the grant date; another one-third of the shares vested one year from the grant date; and the final one-third of the shares vested (or will vest) two years from the grant date, provided the holder remained (or remains) an officer, director, consultant or employee of the Company on the vesting dates. In the case of 320,000 of the options issued under the 2000 Plan, one-third of the shares vested one year from the grant date; another one-third of the shares vested two years from the grant date; and the final one-third of the shares vest three years from the grant date, provided the holder remains an officer, director, consultant or employee of the Company on the vesting dates.

     The total number of shares that may be purchased pursuant to options granted under the 2000 Plan is 1,200,000 shares (this includes 10,000 additional shares which may be issued to a consultant if certain performance conditions are met), of which all are vested except for approximately 20,000 which are not yet vested. There will be no additional options granted under this 2000 Plan.

2002 INCENTIVE PLAN

     On January 22, 2002, the Company’s Board of Directors adopted the 2002 Incentive Plan (“2002 Plan”). The 2002 Plan was approved by the Company’s shareholders on January 3, 2003. Under the 2002 Plan, the Company reserved 1,500,000 shares of common stock to eligible current and prospective employees, consultants and directors. The options granted were subject to a vesting schedule as set forth in each individual option agreement. Pursuant to the 2002 Plan and the option agreements, the exercise price was the fair market value of the Company’s common stock on the date of grant. The 2002 Plan provided for both qualified and non-qualified options.

     On January 22, 2002, pursuant to the 2002 Plan, the Company issued 1,010,000 options to its officers, directors and employees, of these, 30,000 were cancelled. Both qualified and non-qualified options were issued on January 22, 2002. The exercise prices of the options issued on January 22, 2002 were $3.85 and $3.50. All of the options issued on January 22, 2002 are exercisable for a period of five years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date.

     On June 13, 2002, an Option under the 2002 Plan to purchase 100,000 shares was granted to a then new Company Director, Gregory J. Newell at an exercise price of $5.10 per share (see Executive Compensation). This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 20 quarters with 5,000 shares vesting at the end of each quarter, and, in the event Mr. Newell terminates his service to the Company after June 13, 2005 for the primary purpose of returning to full-time government service, the balance of the option will continue to vest as provided in the Option Agreement.

     On June 27, 2002, a then new Company Director, John E. Scates was granted an option to purchase 20,000 shares at $5.15 per share (see Executive Compensation). This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 8 quarters with 2,500 shares vesting at the end of each quarter.

     The total number of shares that may be purchased pursuant to options granted under the 2002 Plan (as set forth above) is 1,100,000 shares, of which approximately 350,000 are vested and 750,000 are not vested. There will be no additional options granted under the 2002 Plan.

2003 INCENTIVE PLAN

     Not included in the table, is the Company’s 2003 Incentive Plan (“2003 Plan”) which was adopted by the Company’s Board of Directors on January 2, 2003, and approved by the Company’s shareholders on January 3, 2003. Under the 2003 Plan, the Company has reserved 1,500,000 shares of its common stock to eligible current and prospective employees, consultants and directors. The 2003 Plan provides for both qualified and non-qualified options. It is anticipated that options which may be granted under the 2003 Plan will be subject to vesting schedules. The exercise price of options granted under the 2003 Plan will be the fair market value of the Company’s common stock on the date of grant. The 2003 Plan shall continue until the earlier of: (i) its termination by the Company’s Board of Directors; or (ii) the date on which all shares of common stock available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the option agreements have lapsed; or (iii) ten years from the 2003 Plan’s adoption date.

     In May 2003, an Option under the 2003 Plan (not included in the table) to purchase 80,000 shares was granted to new Company Director, Joseph Movizzo, at an exercise price of $3.00 per share (see Executive Compensation). This Option has a term of seven years, and beginning June 30, 2003, vests quarterly over a period of 16 quarters with 5,000 shares vesting at the end of each quarter.

INDIVIDUAL COMPENSATION ARRANGEMENTS — AS OF THE END OF 2002

(3) This total includes shares to be issued upon exercise of options or warrants granted under individual compensation arrangements not submitted for approval by the Company’s shareholders. These individual arrangements have been approved by the Company’s Board of Directors, and are described below:

     In March 1999, SmartGate, L.C. granted the H.R. Williams Family Limited Partnership (“HRW Partnership”), a shareholder of the Company (see Security Ownership of Certain Beneficial Owners and Management) and (Certain Relationships and Related Transactions) an option to purchase 446,804 shares at a purchase price of $1.07 per share. This Option is fully vested. The Option will remain exercisable until the last to occur of: (i) 245 days following either the Company’s payoff of a Credit Facility guaranteed by H.R. Williams; (ii) the date Mr. Williams’ guarantee of the Credit Facility is released; or (iii) one year following the date when certain shares owned by Mr. William or HRW Partnership are free of transfer restrictions.

     In January 2002, Hawk Associates, Inc., the Company’s domestic investor relations’ representative was granted an option to purchase up to 50,000 shares of the Company’s common stock at a purchase price of $7.25 per share. The Option is exercisable for a period of seven years, and is subject to a vesting schedule over the initial 24-month period where 6,250 shares are released and become eligible for purchase at the end of each quarterly period during the 24-month vesting term, provided the Engagement Agreement between the Company and Hawk Associates, Inc. has remained in effect at the end of the quarterly period then in effect. In addition, in payment of approximately $67,000 in fees and expenses which have accrued under the Engagement Agreement with Hawk Associates, Inc., the Company, in July 2003, agreed to pay these accrued fees and expenses through the issuance of 37,000 shares of our common stock which are being registered herein (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In May 2002, in consideration for G.M. Capital Partners Ltd.’s (“GM”) consultant services as international relations consultant in Regulation “S” transactions, the Company issued a stock option to GM for the purchase of 500,000 shares at an exercise price of $5.50 per share. The stock option was issued in prepayment of the consulting fee for the year. The agreed value of the stock option and the consulting services was established at $120,000. The stock option was amended and restated in November 2002 to change the exercise price to $3.50 and to extend the term. In August 2003, the stock option was amended and restated to change the exercise price to $2.00. The stock option is fully vested and exercisable until December 31, 2005. GM has not exercised any part of this option to date, and the shares underlying this option are being registered under this Registration Statement.

     In connection with the Company’s private placement of 83,750 Units in July 2002 (see Recent Sales of Unregistered Securities), the placement agents were granted placement warrants to purchase an amount of shares equal to 10% (i.e. - 8,375 warrants) of the Units placed. The per-share exercise price of shares which may be purchased under the placement warrant shall be $5.50. The placement warrant shall have a term of 60 months and shall not be exercisable during the initial 13 months following issuance. Following the 13-month non-exercisable period, holders, acting in unison, shall have the right on one occasion to demand that the Company file and exercise reasonable efforts to effect a Registration Statement covering the shares which may be purchased upon the exercise of the placement warrant. Such right to demand registration shall terminate once the Company files a Registration Statement for registration of the shares which may be purchased upon the exercise of the placement warrant. Additionally, following the 13-month non-exercisable period, the holders, acting in unison, shall have the right on one occasion to have the shares which may be purchased upon the exercise of the warrants included in any other Registration Statement filed by the Company provided that the inclusion of such shares does not adversely affect the registration purpose or statement and provided that the shares have not previously been registered by the Company.

     On October 28, 2002, we borrowed $200,000 from a non-affiliated party (“$200,000 Loan”). The loan bears interest at 15% per annum, payable in advance. We issued a four-year Warrant, together with registration rights commencing after June 28, 2004 to purchase 200,000 shares of our common stock at an exercise of $1.00 per share. We pledged 500,000 shares of our common stock as collateral for the loan, which will be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default.

INDIVIDUAL COMPENSATION ARRANGEMENTS — SINCE THE END OF 2002

     Listed below are individual compensation arrangements since the end of 2002. These are not included in the table.

     Pursuant to the terms of the $200,000 Loan described in the Paragraph above, the date for repayment of all principal and interest was extended from February 28, 2003 to April 28, 2003, and in connection with said extension, we issued the lender, on February 28, 2003, a thirty-eight month option to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, with registration rights as described above. We borrowed an additional $100,000 from the non-affiliated party in 2003. The terms of this additional advance are currently being negotiated, but are believed to be substantially similar to those of the original $200,000 borrowing (additional options, if any, that may be issued, are not included in the table). Additionally, the parties are negotiating an extension to the due date of the entire amount borrowed.

     In May 2003, the Company entered into an agreement with BarBell Group, Inc., establishing an equity line of credit (see “Management’s Discussion and Analysis or Plan of Operation — Liquidity and Capital Resources”). A Registration Statement in connection with this agreement went into effect on July 9, 2003. As part of the Agreement, the Company issued a Warrant to BarBell Group, Inc. to purchase 75,000 shares of the Company’s common stock at an exercise price of $2.76 per share, of which 25,000 shares are vested and the balance will vest as follows: 25,000 shares will vest once the Company receives $500,000 under the equity line of credit and 25,000 shares will vest once the Company has received an aggregate of $1,000,000 in financing under the equity line of credit. The warrant is exercisable until May 9, 2008.

     In July 2003, the Company entered into a Non-Exclusive Financial Advisory Agreement with Source Capital Group, Inc. pursuant to which Source Capital Group, Inc. will serve as a non-exclusive financial advisor to the Company for the purposes of finding equity financing for the Company. As a retainer, Source Capital Group, Inc. was issued 5,000 shares of the Company’s common stock. In the event Source finds equity financing for the Company, Source will be compensated 8% cash and 8% (warrant) coverage on any funds raised during the agreement and introduced by Source. The exercise price of the warrants shall be equal to the market price of the Company’s stock at the time of the sale and be subject to adjustments. Said warrant would be exercisable for a period of five years from the date of issuance and include “piggyback” registration rights, antidilution rights, and “cashless” (when no registration statement is not in effect) exercise provisions in the event of exercise by Source. In the event of debt (as opposed to an equity investment), the consideration to be paid to Source would be 3%, and in the event of a merger acquisition, the consideration shall be a cash fee only based on the Lehman formula (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In July 2003, the Company entered into a non-exclusive financial advisory agreement with Brooks Houghton and Company, Inc. (“BHC”) pursuant to which BHC will seek to introduce the Company to persons or entities for equity investment, loans or strategic partners for a business combination (“Placement Transaction”). If a Placement Transaction is consummated, BHC would be paid in cash as follows: (i) upon the placement of all forms of equity, including shares of preferred stock, BHC will be paid a placement fee of 7% of the total value of the placement received by Invisa. The “total value of the placement” shall mean the total amount of proceeds received from the purchasers of the equity sold in such Placement Transaction; (ii) upon placement of all forms of senior or subordinated term debt, BHC will be paid a placement fee of 5% of the proceeds as received by Invisa; and (iii) upon the placement of bank or finance company working capital lines of credit, BHC will be paid a placement fee of 1.5% of the total value of the placement.

     At the closing of a Placement Transaction for equity or senior or subordinated debt arranged by BHC, the Company would grant BHC five year warrants to purchase a number of shares of the Company’s equity equal to 3% of the total value of the placement relating to the Placement Transaction (i.e. (3% x Total Value of the Placement)/current price per share = number of shares covered by warrant). The warrants shall have an exercise price equal to 105% of the price per share of the Company’s equity expressly or implicitly paid by investors associated with the corresponding Placement Transaction.

     In the event of a strategic alliance transaction, the Company hereby agrees to pay to BHC a cash fee of 3.0% of the transaction value up to $30 million and 2% of the transaction value from $30 million to $50 million and 1% over $50 million.

     The term of the Agreement is for an initial period of three months and thereafter will be subject to a 30-day termination notice by either party. The compensation provisions survive any termination. BHC will be entitled to a placement fee for a transaction consummated within 12 months following a termination of the Agreement regarding an entity introduced to the Company during the term of the Agreement.

     In July 2003, the Company issued GM 45,500 Units in the Company’s $2.00 Unit Offering as a finder’s fee for its assistance in placing the Company’s $2.00 Unit Offering (see

“Certain Relationships and Related Transactions”, “Selling Security Holders” and “Material Relationship with Selling Security Holders”). Included in the $2.00 Units issued to GM as the finder’s fee, are 45,500 shares of the Company’s common stock and warrants to purchase 136,500 shares of the Company’s common stock, of which 45,500 shares are at an exercise price of $2.00 per share, 45,500 shares are at an exercise price of $3.00 per share, and 45,500 shares are at an exercise price of $4.00 per share. The warrants are fully vested and exercisable until June 30, 2005. The shares and shares underlying the options received by GM as part of the $2.00 Units are being included in this Registration Statement (see “Certain Relationships and Related Transactions”, “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     GM was also a purchaser of 50,500 of the $2.00 Units in the Company’s $2.00 Unit Offering. Included in the $2.00 Units purchased by GM are 50,500 shares of the Company’s common stock and warrants to purchase 151,500 shares of the Company’s common stock, of which 50,500 shares are at an exercise price of $2.00 per share, 50,500 shares are at an exercise price of $3.00 per share, and 50,500 shares are at an exercise price of $4.00 per share. The warrants are fully vested and exercisable until June 30, 2005. The shares and shares underlying the options purchased by GM as part of the $2.00 Units are being included in this Registration Statement (see “Certain Relationships and Related Transactions”, “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

     In July 2003, the Company entered into a Consulting Agreement with National Financial Communications Corporation (“NFC”) (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”). As part of the agreement, the Company provided an equity compensation package to NFC, consisting of options to purchase an aggregate of 100,000 shares. The first 25,000 options are at an exercise price of $3.00 per share, which vested upon signing of the agreement; the next 25,000 options are at an exercise price of $3.50 per share which vest on September 9, 2003; the third 25,000 options are at an exercise price of $4.00 per share, which vest on October 9, 2003; and the final 25,000 options are at an exercise price of $4.50 which vest on November 9, 2003. The options are exercisable until three years following the termination of the Agreement. The Agreement has an initial term of six months, terminating on January 9, 2004, and if the Company approves in writing, the Agreement would be automatically extended for an additional three months. Either party has the right to terminate the Agreement upon 15 days’ notice. Pursuant to the agreement, the Company has agreed to include the shares underlying the options in this Registration Statement (see “Selling Security Holders” and “Material Relationships with Selling Security Holders”) for a description of other compensation and additional agreement terms.

Gary Geraci

     Pursuant to an agreement between NFC and its subcontractor, Gary Geraci, NFC instructed the Company to issue 1/2 of the Options directly to Mr. Geraci. Accordingly, the Options are issued as follows:

NFC	Gary Geraci

12,500 options @ $3.00	12,500 options @ $3.00
12,500 options @ $3.50	12,500 options @ $3.50
12,500 options @ $4.00	12,500 options @ $4.00
12,500 options @ $4.50	12,500 options @ $4.50

     In August 2003, as additional consideration for GM’s international investor relations consultant efforts, the Company granted GM a stock option for the purchase of 100,000 shares at an exercise price of $3.00 per share. The option is fully vested and exercisable until August 2006. The Company has agreed to include the underlying shares as part of the shares being registered under this Registration Statement (see “Certain Relationships and Related Transactions”, “Selling Security Holders” and “Material Relationships with Selling Security Holders”).

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid to the named executive officers and directors for the years stated.

SUMMARY COMPENSATION TABLE (1)

								Long Term Compensation

		Annual Compensation						Awards			Payouts

(a)	(b)	(c)		(d)		(e)		(f)		(g)	(h)		(i)

Name and										Securities
Principal						Other Annual		Restricted Stock		Underlying	LTIP Payouts		All Other
Position	Year	Salary ($)		Bonus ($)		Compensation($)		Award(s)($)		Options/SARs(#)	($)		Compensation ($)

Stephen A. Michael,	2002	120,000	(2)(i)	43,050	(2)(ii)	8,400	(2)(iii)	—		300,000	—		55,000	(2)(iv)
President	2001	120,000	(3)(i)	30,000	(3)(ii)	65,444	(3)(iii)	140,000	(3)(iv)	—	30,000	(3)(v)	—
and Director	2000	105,000	(4)(i)	21,000	(4)(ii)	7,350	(4)(iii)	—		300,000	30,000	(4)	100,000	(4)(v)
Samuel S. Duffey(5)	2002	120,000	(6)(i)	43,050	(6)(ii)	8,400	(6)(iii)	—		300,000	—		55,000	(6)(iv)
Chairman (non-executive) and Director	2001	120,000	(7)(i)	30,000	(7)(ii)	68,400	(7)(iii)	140,000	(7)(iv)	—	30,000	(7)(v)	—
	2000	105,000	(8)(i)	21,000	(8)(ii)	7,350	(8)(iii)	—		300,000	30,000	(8)(iv)	100,000	(8)(v)
William W. Dolan,	2002	120,000	(9)(i)	10,000	(9)(ii)	4,800	(9)(iii)	—		100,000	—		3,200	(9)(iv)
Secretary, General Counsel	2001	63,750	(10)	—		17,461	(10)(ii)	35,000	(10)(iii)	—	—		—
and Industry Liaison	2000	7,500	(11)	—		4,500	(11)	—		20,000	—		—
Edmund C. King	2002	120,000	(12)(i)	—		22,500	(12)(ii)	—		125,000	—		—
Chief Financial Officer,	2001	—		—		39,985	(13)(i)	17,500	(13)(ii)	—	—		—
Treasurer and Director	2000	—		—		27,500	(13)(iii)	—		200,000	—		—

(1) For all individuals named in the foregoing table, compensation reflected is the aggregate of compensation paid by both the Company and SmartGate, L.C. for the period stated.

(2) During the year 2002, Mr. Michael was paid the following compensation: (i) $80,000 of Mr. Michael’s $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) $16,000 of the bonus was paid in cash and $27,050 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $5,600 was paid in cash and $2,800 was not paid and accrues; and (iv) all other compensation consisted of a cash payment of $25,000 in previously unpaid bonuses that had accrued during prior years, and a cash payment of $30,000 in previously unpaid back salary that had accrued during prior years.

(3) During the year 2001, Mr. Michael was paid the following compensation: (i) $120,000 base salary paid in cash; (ii) $30,000 bonus paid in cash; (iii) other annual compensation paid in cash consisting of an $8,400 car allowance and $57,044 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Michael during the year; (iv) 40,000 shares of stock pursuant to a restricted stock award issued in 2001 which was valued at $3.50 per share on the date of grant; and (v) a long-term incentive plan award of $30,000 in the form of accrued salary which will not be paid until the Company has achieved adequate capitalization as determined by the independent members of the Board of Directors (the “Condition to Payment”).

(4) During the year 2000, Mr. Michael was paid the following compensation: (i) base salary of $105,000 paid in cash; (ii) a bonus of $21,000 paid in cash; (iii) a car allowance of $7,350 paid in cash; (iv) a long-term incentive plan award of $30,000 consisting of an accrued bonus which will not be paid until the Condition to Payment has been satisfied; and (v) $100,000 paid in cash upon the contribution of ownership of SmartGate, L.C. to the Company.

(5) In September 2003, Mr. Duffey resigned his positions as Director and Chairman (non-executive) of the Company. The compensation paid to Mr. Duffey, as reflected in this table in years 2000 and 2001, was received by Duffey & Dolan, P.A. pursuant to Mr. Duffey’s employment arrangement with that entity. All compensation paid to either Mr. Duffey or Duffey & Dolan, P.A. during the periods covered is reflected in this table. For all periods subsequent to 2001, Duffey & Dolan, P.A. has provided no legal services to the Company and all compensation earned by Mr. Duffey was paid directly to Mr. Duffey.

(6) During the year 2002, Mr. Duffey was paid the following compensation: (i) $80,000 of Mr. Duffey’s $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) $16,000 of the bonus was paid in cash and $27,050 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $5,600 was paid in cash and $2,800 was not paid and accrues; and (iv) all other compensation consisted of a cash payment of $25,000 in previously unpaid bonuses that had accrued during prior years, and a cash payment of $30,000 in previously unpaid back salary that had accrued during prior years.

(7) During the year 2001, Mr. Duffey was paid the following compensation: (i) $120,000 base salary paid in cash; (ii) $30,000 bonus paid in cash; (iii) other annual compensation paid in cash consisting of an $8,400 car allowance and $60,000 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Duffey during the year; (iv) 40,000 shares of stock pursuant to a restricted stock award issued in 2001 which was valued at $3.50 per share on the date of grant; and (v) a long-term incentive plan award of $30,000 in the form of accrued salary which will not be paid until the Condition to Payment has been satisfied.

(8) During the year 2000, Mr. Duffey was paid the following compensation: (i) base salary of $105,000 paid in cash; (ii) a bonus of $21,000 paid in cash; (iii) a car allowance of $7,350 paid in cash; (iv) a long-term incentive plan award of $30,000 consisting of an accrued bonus which will not be paid until the Condition to Payment has been satisfied; and (v) $100,000 paid in cash upon the contribution of ownership of SmartGate, L.C. to the Company.

(9) During the year 2002, Mr. Dolan was paid the following compensation: (i) $80,000 of Mr. Dolan’s $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) this bonus was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $3,200 was paid in cash and $1,600 was unpaid and accrues; and (iv) all other annual compensation consisted of a cash payment of $3,200 in unpaid car allowance which had accrued from the prior year.

(10) During the year 2001, Mr. Dolan was paid the following compensation; (i) $63,750 in base salary which was paid in cash; (ii) other annual compensation consisting of $14,261 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Dolan during the year, and a $3,200 car allowance which was accrued but paid in 2002; and (iii) 10,000 shares of stock pursuant to a restricted stock award which was issued in 2001 which was valued at $3.50 per share on the date of grant.

(11) During the year 2000, Mr. Dolan was paid a salary of $7,500 in cash and a consulting fee of $4,500 in cash. The consulting fee was received by Duffey & Dolan, P.A. pursuant to Mr. Dolan’s employment arrangement with that entity.

(12) During the year 2002, Mr. King was paid the following compensation: (i) Commencing in October 2002, Mr. King went on full-time salary at the annual base rate of $120,000, of which only $7,500 was paid in cash during the period of its commencement in October 2002 through December 2002, and $22,500 of the salary due during that three-month period was not paid and accrues. From January 2002 through September 2002, Mr. King’s compensation was not paid in salary, but was paid in the form of a monthly consulting fee at $2,500 per month as further described in (ii) next: (ii) this represents the compensation that Mr. King was paid in cash in the form of a monthly consulting fee at $2,500 per month as described in (i) above for the months of January 2002 through September 2002. This compensation was paid to Mr. King through Teasdale Corp., which is controlled by Mr. King and which provided consulting services to the Company.

(13) During the year 2001 Mr. King was paid the following compensation: (i) $9,985 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. King during the year, and $30,000 paid in cash for consulting services provided during 2001. This compensation for the consulting services was paid to Mr. King through Teasdale Corp., which is controlled by Mr. King and which provided consulting services to the Company; and (ii) 5,000 shares of stock pursuant to a restricted stock award which was issued in 2001 which was valued at $3.50 per share on the date of grant.

(14) During the year 2000, Mr. King was paid the following compensation: (i) $27,500 paid in cash for consulting services provided during 2000. This compensation for the consulting services was paid to Mr. King through Teasdale Corp., which is controlled by Mr. King and which provided consulting services to the Company.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR 2002

		Percent of
		Total
		Options/SARs
		Granted to
	No. of Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date

Stephen A. Michael	300,000	26.5%	$3.85	1/21/07
Samuel S. Duffey	300,000	26.5%	$3.85	1/21/07
William W. Dolan	100,000	8.8%	$3.85	1/21/07
Edmund C. King	125,000	11.1%	$3.50	1/21/07

     Aggregated option exercises in 2002 and 2002 year-end option values are as follows:

	Shares	Value	Number of Securities Underlying		Value of Unexercised
Name and	Acquired On	Realized	Unexercised Options at Fiscal		In-the-Money Options at Fiscal
Principal Position	Exercise (#)	($)	Year End (#)		Year End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable(2)

Stephen A. Michael,	—	—	300,000	300,000	300,000	45,000
President and Director
Samuel S. Duffey,	—	—	200,000	400,000	200,000	145,000
Chairman (non-executive) and Director(2)
William W. Dolan,	—	—	20,000	100,000	—	15,000
Secretary
Edmund C. King	—	—	200,000	125,000	200,000	62,500

(1) The fair market value is based upon the closing bid price of the Company’s common stock on December 31, 2002 at $4.00 per share, as reported by Pink Sheets LLC.

(2) In September 2003, Mr. Duffey resigned his positions as Director and Chairman (non-executive) of the Company. 300,000 of these options were issued to Duffey & Dolan, P.A., a professional corporation controlled by Mr. Duffey that earned consulting fees for providing services to the Company.

STOCK COMPENSATION PLAN — 2000

     Pursuant to the Company’s 2000 Plan, the below named directors, officers, and significant employees were among the persons (or entities) who received stock options for providing services to the Company. Pursuant to the 2000 Plan and the Option Agreements, the exercise price is the average market price of our stock during the ten-day period prior to the Option grant. All of the below-described options with the exception of the options issued to Duffey & Dolan, P.A. and John E. Scates are exercisable for a period of seven years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vests on the grant date; another one-third of the shares vest one year from the grant date; and the final one-third of the shares vests two years from the grant date, provided the consultant or employee remains an officer, director, consultant or employee of the Company on the vesting dates. The options granted to Duffey & Dolan, P.A. and John E. Scates vests as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date, provided the holder remains an officer, director, consultant or employee of the Company on the vesting dates.

     On July 26, 2000, options were granted at an exercise price of $3.00 per share as follows:

Stephen A. Michael	300,000 Shares
Duffey & Dolan, P.A.	300,000 Shares
Edmund C. King	200,000 Shares
Robert Knight	150,000 Shares

     On December 20, 2000, an Option under the 2000 Plan to purchase 20,000 shares was granted to William W. Dolan at an exercise price of $4.96 per share.

     On May 17, 2001, an Option under the 2000 Plan to purchase 10,000 shares was granted to John E. Scates at an exercise price of $4.27 per share.

     On August 6, 2001, an Option under the 2000 Plan to purchase 100,000 shares was granted to Carl Parks at an exercise price of $5.32 per share.

     The total number of shares that may be purchased pursuant to options granted under the 2000 Plan, including those set forth above, is 1,200,000 shares (this includes 10,000 additional shares which may be issued to a consultant if certain performance conditions are met), of which all are vested except for approximately 20,000 which are not yet vested. There will be no additional options granted under this 2000 Plan.

STOCK COMPENSATION PLAN — 2002

     On January 22, 2002, pursuant to the Company’s 2002 Plan, the below named directors, officers and significant employees were among the persons who received stock options for providing services to the Company. Pursuant to the 2002 Plan and the Option Agreements, the exercise price was the fair market value of the Company’s common stock on the date of grant. The 2002 Plan provided for both qualified and non-qualified options. All of the options that were issued on January 22, 2002 are exercisable for a period of five years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date.

     The options granted on January 22, 2002 were at exercise prices of $3.85 and $3.50 per share as follows:

Stephen A. Michael	300,000shares	$3.85
Samuel S. Duffey	300,000shares	$3.85
Edmund C. King	125,000shares	$3.50
Robert Knight	75,000shares	$3.50
William W. Dolan	100,000shares	$3.85
Jeffrey Jones	25,000shares	$3.50
Robert Fergusson	25,000shares	$3.50

     On June 13, 2002, an Option under the 2002 Plan to purchase 100,000 shares was granted to Gregory J. Newell at an exercise price of $5.10 per share. This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 20 quarters with 5,000 shares vesting at the end of each quarter, and, in the event Mr. Newell terminates his service to the Company after June 13, 2005 for the primary purpose of returning to full-time government service, the balance of the option will continue to vest as provided in the Option Agreement.

     On June 27, 2002, Mr. Scates was granted an option under the 2002 Plan to purchase 20,000 shares at $5.15 per share. This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 8 quarters with 2,500 shares vesting at the end of each quarter.

     The total number of shares that may be purchased pursuant to options granted under the 2002 Plan (as set forth above) is 1,100,000 shares, of which approximately 350,000 are vested and 750,000 are not vested. There will be no additional options granted under this 2002 Plan.

STOCK COMPENSATION PLAN — 2003

     For information regarding the Company’s 2003 Plan, see “Equity Compensation Plan Information”. On May 13, 2003, Mr. Movizzo was granted an option under the 2003 Plan to purchase 80,000 shares of the Company’s common stock at $3.00 per share. The option has a term of seven years, and beginning June 30, 2003, vests in equal quarterly installments of 5,000 shares each over 16 quarters.

COMPENSATION OF DIRECTORS

     The Company is currently establishing a formal plan for the compensation of its Board of Directors. Currently, directors are reimbursed for actual expenses incurred in connection with performing duties as directors and do not receive compensation for attendance at meetings, except that Messrs. Newell, Scates, and Movizzo are each entitled to be paid an annual director’s fee of $10,000 which has not yet been paid and accrues. Further, directors are, from time to time, granted options under the Company’s various stock option plans, as reflected above in this.

EMPLOYMENT AGREEMENTS

     The Company has written employment agreements with the following individuals:

     STEPHEN A. MICHAEL — Mr. Michael’s Employment Agreement provides for an annual base salary of $150,000 ($30,000 of which is currently accruing until otherwise determined by the Board of Directors) plus an auto allowance of $8,400 per annum. Base salary automatically increases to $180,000 once the Company achieves three (3) consecutive months of profits from operations. Annually the Board of Directors reviews the base salary for potential increases based upon performance of the Company. Additionally, Mr. Michael is entitled to receive a bonus, as determined from time to time, by the Company’s Board of Directors. The Agreement also provides for eight (8) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The contract is for a term of five (5) years, which ends February 2005, and if the Company is profitable during the 12-month period immediately prior to the end of the term of the Agreement, the Agreement shall automatically be renewed for an additional five (5) year term under the same terms and provisions of the original contract. In the event of early termination of the Agreement by the Company, Mr. Michael would receive a severance consisting of base salary, bonuses and benefits that would have been due him during the five-year period following the date of such termination, paid in the same intervals as paid under the contract. Also, in the event of death, Mr. Michael’s estate shall receive an amount equal to the base salary for a period of five (5) years (from the date of death) which may be payable at the same intervals as the compensation would have been paid had the employment not been terminated by death. As part of the Employment Agreement, Mr. Michael entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

     SAMUEL S. DUFFEY — Mr. Duffey’s Employment Agreement provides for an annual base salary of $150,000 ($30,000 of which is currently accruing until otherwise determined by the Board of Directors) plus an auto allowance of $8,400 per annum. Base salary automatically increases to $180,000 once the Company achieves three (3) consecutive months of profits from operations. Annually the Board of Directors reviews the base salary for potential increases based upon performance of the Company. Additionally, Mr. Duffey is entitled to receive a bonus, as determined from time to time, by the Company’s Board of Directors. The Agreement also provides for eight (8) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The contract is for a term of five (5) years, which ends February 2005, and if the Company is profitable during the 12-month period immediately prior to the end of the term of the Agreement, the Agreement shall automatically be renewed for an additional five (5) year term under the same terms and provisions of the original contract. In the event of early termination of the Agreement by the Company, Mr. Duffey would receive a severance consisting of base salary, bonuses and benefits that would have been due him during the five-year period following the date of such termination, paid in the same intervals as paid under the contract. Also, in the event of death, Mr. Duffey’s estate shall receive an amount equal to the base salary for a period of five (5) years (from the date of death) which may be payable at the same intervals as the compensation would have been paid had the employment not been terminated by death. As part of the Employment Agreement, Mr. Duffey entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement. Mr. Duffey recently resigned as a Director of the Company as part of his announced retirement plan. It is likely that, in the future, Mr. Duffey’s Employment Agreement with the Company may be modified or terminated.

     WILLIAM W. DOLAN — Mr. Dolan’s contract provides for an annual base salary of $120,000 plus an auto allowance of $4,800 per annum. Annually the Board of Directors reviews the base salary for potential increases based upon performance of the Company. Additionally, Mr. Dolan is entitled to receive a bonus, as determined from time to time, by the Company’s

Board of Directors. The Agreement also provides for six (6) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The contact is for a term of five (5) years, which ends May 2006, and if the Company is profitable during the 12-month period immediately prior to the end of the term of the Agreement, the Agreement shall automatically be renewed for an additional five (5) year term under the same terms and provisions of the original contract. In the event of early termination of the Agreement by the Company, Mr. Dolan would receive a severance consisting of base salary, bonuses and benefits that would have been due him during the five-year period following the date of such termination, paid in the same intervals as paid under the contract. Also, in the event of death, Mr. Dolan’s estate shall receive an amount equal to the base salary for a period of five (5) years (from the date of death) which may be payable at the same intervals as the compensation would have been paid had the employment not been terminated by death. As part of the Employment Agreement, Mr. Dolan entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

     EDMUND C. KING — Mr. King’s contract provides for an annual base salary of $120,000. Annually the Board of Directors reviews the base salary for potential increases based upon performance of the Company. Additionally, Mr. King is entitled to receive a bonus, as determined from time to time, by the Company’s Board of Directors. The Agreement also provides for six (6) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The contract is for a term of three (3) years, which ends in February 2006, In the event of early termination of the Agreement by the Company, Mr. King would receive a severance consisting of base salary, bonuses and benefits that would have been due him during the remaining contract term following the date of such termination, paid in the same intervals as paid under the contract. Also, in the event of death, Mr. King’s estate shall receive an amount equal to the base salary for the remaining term of the Agreement which may be payable at the same intervals as the compensation would have been paid had the employment not been terminated by death. As part of the Employment Agreement, Mr. King entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

     CARL A. PARKS — In August 2001 the Company entered into an Employment Agreement with Mr. Parks for a term of three (3) years, which terminates in August 2004, which provides for base salary of $70,000 per year and up to three (3) weeks vacation. In the event of termination without cause, maximum severance compensation is six months compensation. As part of the Employment Agreement, Mr. Parks entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

     ROBERT T. FERGUSSON — In November 2001 the Company entered into an Employment Agreement with Mr. Fergusson for a term of three (3) years, which terminates in August 2004, which provides for base salary of $70,000 per year and up to three (3) weeks vacation. In the event of termination without cause, maximum severance compensation is six months compensation. As part of the Employment Agreement, Mr. Fergusson entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

     There have been no disagreements with our independent accountants over any item involving the Company’s financial statements. Our independent accountants are Grant Thornton LLP, 101 East Kennedy Blvd, Tampa, Florida 33602-5154.

EXPERTS

     The financial statements for the years ended December 31, 2002 and 2001 included in this Prospectus have been included in reliance on the report (which contains an explanatory paragraph relating to Invisa’s ability to continue as a going concern as described in Note C to the 2002 financial statements) of Grant Thornton LLP., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

     Invisa’s general counsel, William Dolan, will pass upon the validity of the shares of our common stock (see “Interest of Named Experts and Counsel”).

AVAILABLE INFORMATION

     For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

     Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

Report of Independent Certified Public Accountants

     Board of Directors and Stockholders
     Invisa, Inc.

     We have audited the consolidated balance sheets of Invisa, Inc. (a development stage enterprise) as of December 31, 2001 and 2002 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the twelve month periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Invisa, Inc. as of December 31, 2001 and 2002 and the consolidated results of operations and cash flows for the twelve month periods then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C, the Company incurred a net loss during the year ended December 31, 2002 of $3,581,186 and for the period February 12, 1997 (date of inception) through December 31, 2002 of $8,963,815. These factors, among others as discussed in Note C to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Tampa, Florida
May 30, 2003

Invisa, Inc.
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

	December 31,		June 30,

	2001	2002	2003

			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,612,524	$98,410	$127,669
Accounts receivable	37,179	73,180	39,348
Inventories	88,892	296,608	298,547
Refundable deposits and other	82,704	69,190	135,714

Total current assets	1,821,299	537,388	601,278
Note receivable — related party	152,094	160,898	160,898
Furniture, fixtures and equipment, net	69,147	121,647	104,252
Patent, net	—	3,641,375	12,936,593
Other assets	9,784	5,008	—

Total assets	$2,052,324	$4,466,316	$13,803,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$60,585	$294,082	$388,110
Accrued expenses	138,191	85,089	109,233
Line of credit	98,403	123,402	149,402
Notes payable	27,500	116,367	956,603
Due to related party	6,121	6,121	24,501
Due to shareholders and officers	355,074	747,716	1,134,918

Total current liabilities	685,874	1,372,777	2,762,767
Notes payable to related parties	330,500	1,300,000	1,300,000
Notes payable, less current portion	—	600,000	—
Deferred revenue	—	300,000	300,000
Redeemable common stock	—	—	150,000
Stockholders’ equity
Preferred stock, 5,000,000 shares authorized ($.001 par value) no shares issued	—	—	—
Common stock; 95,000,000 shares authorized ($.001 par value), 11,965,580, 12,990,488 and 16,983,471 shares issued and outstanding, respectively	11,965	12,990	16,983
Additional paid-in capital	7,509,814	11,006,664	22,365,351
Stock subscriptions receivable	(1,103,200)	(1,162,300)	(1,191,850)
Deferred offering costs	—	—	(937,000)
Deficit accumulated during the development stage	(5,382,629)	(8,963,815)	(10,963,230)

Total stockholders’ equity	1,035,950	893,539	9,290,254

Total liabilities and stockholders’ equity	$2,052,324	$4,466,316	$13,803,021

The accompanying notes are an integral part of these consolidated statements.

Invisa, Inc.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS

			February 12, 1997 (Date of inception) Through June 30, 2003
				Six Months Ended
	Years Ended December 31,			June 30,

	2001	2002		2002	2003

			(unaudited)	(unaudited)	(unaudited)
Net sales	$167,111	$257,118	$647,900	$114,663	$99,997
Cost of goods sold	92,766	175,900	396,825	100,483	54,083

Gross profit	74,345	81,218	251,075	14,180	45,914
Research and development costs	452,482	660,844	2,510,698	390,460	244,554
Selling, general and administrative expenses	2,315,055	2,813,897	8,245,878	1,305,433	1,570,922

Loss from operations	(2,693,192)	(3,393,523)	(10,505,501)	(1,681,713)	(1,769,562)
Interest expense, net	9,708	187,663	457,729	48,778	229,853

Loss before income tax	(2,702,900)	(3,581,186)	(10,963,230)	(1,730,491)	(1,999,415)
Income tax	—	—	—	—	—

Net loss	$(2,702,900)	$(3,581,186)	$(10,963,230)	$(1,730,491)	$(1,999,415)

Net loss per common share:
Basic and diluted	$(0.24)	$(0.28)		$(0.14)	$(0.14)

Weighted average common stock shares outstanding
Basic and diluted	11,234,610	12,754,832		12,631,345	14,410,752

The accompanying notes are an integral part of these consolidated statements.

Invisa, Inc.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

						Deficit
						Accumulated
	COMMON STOCK		Additional	Stock	Deferred	During the
			Paid-In	Subscriptions	Offering	Development
	SHARES	Amount	Capital	Receivable	Cost	Stage	Total

FEBRUARY 12, 1997 (INCEPTION)	—	$—	$—	$—	$—	$—	$—
Issuance of common stock to founders	6,105,128	5,980	(5,980)	—	—	—	—
Net loss	—	—	—	—	—	(351,207)	(351,207)

BALANCE AT JUNE 30, 1998	6,105,128	5,980	(5,980)	—	—	(351,207)	(351,207)
Issuance of common stock for cash	690,759	691	233,199	—	—	—	233,890
Net loss	—	—	—	—	—	(249,612)	(249,612)

BALANCE AT JUNE 30, 1999	6,795,887	6,671	227,219	—	—	(600,819)	(366,929)
Common stock issuable for rent	125,079	125	64,743	—	—	—	64,868
Exercise of stock options	924,214	924	984,076	(985,000)	—	—	—
Issuance of common stock related to reorganization	2,009,000	2,009	227,991	—	—	—	230,000
Issuance of common stock for cash	681,380	681	1,102,878	—	—	—	1,103,559
Net loss	—	—	—	—	—	(792,932)	(792,932)

BALANCE AT JUNE 30, 2000	10,535,560	10,410	2,606,907	(985,000)	—	(1,393,751)	238,566
Common stock issuable for rent	39,720	165	23,341	—	—	—	23,506
Interest accrued on notes related to stock subscription receivable	—	—	59,100	(59,100)	—	—	—
Issuance of common stock for cash	238,000	238	657,075	—	—	—	657,313
Issuance of common stock options for services	—	—	248,102	—	—	—	248,102
Net loss	—	—	—	—	—	(1,285,978)	(1,285,978)

BALANCE AT DECEMBER 31, 2000	10,813,280	10,813	3,594,525	(1,044,100)		(2,679,729)	(118,491)
Issuance of common stock for cash	1,057,300	1,057	3,280,504	—	—	—	3,281,561
Interest accrued on notes related to stock subscription receivable	—	—	59,100	(59,100)	—	—	—
Issuance of common stock for services	95,000	95	332,450	—	—	—	332,545
Issuance of common stock options for services	—	—	243,235	—	—	—	243,235
Net loss	—	—	—	—	—	(2,702,900)	(2,702,900)

BALANCE AT DECEMBER 31, 2001	11,965,580	11,965	7,509,814	(1,103,200)		(5,382,629)	1,035,950
Issuance of common stock and units for cash	589,908	590	1,746,429	—	—	—	1,747,019
Issuance of common stock related to Radio Metrix merger	435,000	435	1,522,065	—	—	—	1,522,500
Interest accrued on notes related to stock subscription receivable	—	—	59,100	(59,100)	—	—	—
Issuance of common stock options for services	—	—	25,256	—	—	—	25,256
Original issue discount	—	—	144,000	—	—	—	144,000
Net loss	—	—	—	—	—	(3,581,186)	(3,581,186)

BALANCE AT DECEMBER 31, 2002	12,990,488	12,990	$11,006,664	(1,162,300)	—	(8,963,815)	893,539
Issuance of common stock for cash (unaudited)	222,698	223	362,534	—	—	—	362,757
Offering cost (unaudited)	500,000	500	936,500	—	(937,000)	—	—
Original issue discount on notes payable (unaudited)	—	—	201,518				201,518
Issuance of common stock for services (unaudited)	14,285	14	42,841	—	—	—	42,855
Other (unaudited)	6,000	6	38,994	—	—	—	39,000
Issuance of common stock related to Radio Metrix merger (unaudited)	3,250,000	3,250	9,746,750	—	—	—	9,750,000
Interest accrued on notes related to stock subscriptions receivable (unaudited)	—	—	29,550	(29,550)	—	—	—
Net loss (unaudited)	—	—	—	—	—	(1,999,415)	(1,999,415)

BALANCE AT JUNE 30, 2003 (unaudited)	16,983,471	$16,983	$22,365,351	$(1,191,850)	$(937,000)	$(10,963,230)	$9,290,254

The accompanying notes are an integral part of this consolidated statement.

Invisa, Inc.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			February 12,
			1997 (Date of
			inception)
			Through
	Years Ended December 31,		June 30,	Six Months Ended June 30,

	2001	2002	2003	2002	2003

			(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(2,702,900)	$(3,581,186)	$(10,963,230)	$(1,730,491)	$(1,999,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,000	407,701	1,009,837	93,900	574,776
Common stock and options exchanged for services	575,780	25,256	1,019,242	—	81,855
Changes in operating assets and liabilities:
Accounts and notes receivable	(170,618)	(44,805)	(200,246)	(24,201)	33,832
Inventories	54,643	(207,716)	(298,547)	(11,982)	(1,939)
Refundable deposits and other assets	(82,479)	18,290	(88,214)	(63,881)	(14,016)
Notes receivable — related party	—	—	—	(8,804)	—
Accounts payable, trade	41,534	233,497	388,110	97,211	94,028
Accrued expenses	155,911	(217,526)	59,233	(79,022)	24,144
Deferred revenue	—	300,000	300,000	—	—
Due to shareholders and officers	(10,000)	332,066	984,419	57,283	405,582

Net cash used in operating activities	(2,129,129)	(2,734,423)	(7,789,396)	(1,669,987)	(801,153)

Cash flows from investing activities:
Patent acquisition	—	(550,000)	(550,000)	(550,000)	—
Transaction costs in connection with RMI business combination	—	(121,475)	(121,475)	(121,475)	—
Purchases of furniture, fixtures and equipment	(19,711)	(82,601)	(181,603)	(69,773)	(2,495)

Net cash used in investing activities	(19,711)	(754,076)	(853,078)	(741,248)	(2,495)

Cash flows from financing activities:
Net change in line of credit	(37,124)	24,999	149,402	—	26,000
Proceeds from (payment of) notes payable and
redeemable common stock	—	202,367	1,004,517	(27,500)	444,150
Proceeds from sale of common stock, net	3,281,561	1,747,019	7,386,224	1,033,429	362,757
Cash received with combination transaction	—	—	230,000	—	—

Net cash provided by financing activities	3,244,437	1,974,385	8,770,143	1,005,929	832,907

Net increase (decrease) in cash	1,095,597	(1,514,114)	127,669	(1,405,306)	29,259
Cash at beginning of period	516,927	1,612,524	—	1,612,524	98,410

Cash at end of period	$1,612,524	$98,410	$127,669	$207,218	$127,669

Invisa, Inc.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED

			February 12,
			1997 (Date of
			inception)
			Through
	Year Ended December 31,		June 30,	Six Months Ended June 30,

	2001	2002	2003	2002	2003

			(unaudited)	(unaudited)	(unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$58,704	$53,667	$162,701	$34,851	$28,464

Notes payable incurred during the period:
In connection with merger transactions	$—	$1,300,000	$1,300,000	$1,300,000	$—

Notes payable canceled in connection with merger transaction	$—	$337,489	$337,489	$337,489	$—

Common stock issued representing common stock offering costs	$—	$—	$1,500,000	$—	$1,500,000

Common stock issued in connection with merger transaction (3,685,000 shares)	$—	$1,522,500	$11,272,500	$1,522,500	$-9,750,000

Due to employees assumed in connection with merger transaction	$—	$175,000	$175,000	$175,000	$—

Accrued expenses assumed in connection with merger transaction	$—	$50,000	$50,000	$50,000	$—

The accompanying notes are an integral part of these consolidated statements.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS

Invisa, Inc. (formerly known as “SmartGate, Inc.”) (“the Company” or “Invisa”) is a development stage enterprise that incorporates safety system technology and products into automated closure devices, such as parking gates, sliding gates, overhead garage doors and commercial overhead doors. The Company has not fully implemented its sales and marketing plan and has, therefore, not emerged from the development stage.

For the years ended December 31, 2001 and 2002, the Company was related through common ownership to Radio Metrix, Inc. (RMI), which since 1992 has owned the licensing rights to the underlying technology used by Invisa and since 2000 has owned the right to purchase the underlying patent from an unrelated party. The patent was purchased by RMI in January 2002 for $1.2 million consisting of $600,000 in cash, which was principally borrowed from the Company, and a $600,000 note. The Company purchased RMI in February 2002 (see Note B).

NOTE B — BUSINESS COMBINATIONS

Purchase of SmartGate L.C.

Effective February 9, 2000, the Company acquired all of the membership units of SmartGate L.C. in exchange (the Exchange) for approximately 7,744,000 shares of common stock, representing 74% of the Company’s common stock outstanding at that time. Prior to the Exchange, Invisa, Inc. (a privately held company formed in February 1997) had substantially no operations. For accounting purposes, the Exchange was recorded as a reverse acquisition, with SmartGate L.C. as the accounting acquirer. As a result, the historical financial information presented prior to the Exchange is solely that of SmartGate L.C. The operating results of Invisa, Inc. are combined with those of SmartGate L.C. following the Exchange.

The stockholders’ equity presented prior to the exchange represents the number of the Company’s shares of common stock exchanged for shares of SmartGate L.C. in connection with the exchange. The Company’s net assets were recognized as of the exchange date at historical cost.

Purchase of RMI

In February 2002, the Company purchased 100% of the outstanding capital stock of RMI, a company owned by the principal shareholders of Invisa, Inc. RMI had virtually no operations since its inception and, therefore, the Company has determined that by acquiring RMI, the Company acquired an asset (a patent) and not a business. At closing, the Company issued two promissory notes totaling $1,300,000 ($500,000 is payable in one installment 48 months from the closing with interest payable monthly, and $800,000 is payable in one installment 14 months from the closing with interest payable monthly) and issued 435,000 shares of Invisa common stock. The $800,000 note maturity date was subsequently amended to April 25, 2005. As a result, this note is classified as a long-term note payable. The Company also agreed to pay royalties of 7% of all revenue generated from the RMI technology (exclusive of safety applications). The revenue agreement is effective until terminated by mutual agreement of the respective parties. Additionally, contingent consideration to be paid by the Company was as follows prior to amendment:

•	Upon the emergence from the development stage of the product line incorporating RMI security technology,

(a)	a $4,500,000 promissory note payable in one installment due 60 months from the first commercial sale with accrued interest. While outstanding, the promissory note may, at the discretion of the holder, be converted into shares of Invisa, Inc. common stock at the conversion ratio of one share of Invisa, Inc. common stock for each $5.00 of principal and interest.

(b)	1,125,000 shares of Invisa common stock, which may be increased by the Board of Directors of Invisa, Inc. in order that the aggregate market value of the shares issued is at least $4,500,000 on the issuance date.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE B — BUSINESS COMBINATIONS — Continued

•	3,750,000 shares of Invisa, Inc. common stock, upon the first to occur (i) $25,000,000 in revenue from RMI technology (security technology), (ii) $4,000,000 in pre-tax profits from RMI technology (security technology) and earned royalties, (iii) any 30-day period during which Invisa’s common stock has an average closing price which exceeds $15.00 per share, or (iv) a change in control.

Invisa recorded the cost of the patent, which consists of the consideration paid, the liabilities assumed and the fair value of the stock issued (based on a $3.50 per share offering price) as follows:

Promissory notes issued	$1,300,000
Stock issued	1,522,500
Liabilities assumed (1)	1,018,257
Costs relating to the acquisition	120,218

$3,960,975

(1) Liabilities assumed includes $600,000 note payable to the original owner of the patent, $550,000 note payable to the Company, $357,000 receivable from the Company, $175,000 payable to the shareholders of RMI and $50,000 of other liabilities.

The Company has obtained a third-party valuation of RMI, which supports the initial purchase price plus the contingent consideration referred to above.

During April 2003, through an amendment to the agreement, the Company agreed to issue 3,250,000 shares of its common stock for full satisfaction of the above contingent consideration. These shares were recorded at the fair value at that date of $3.00 per share and, as a result, patent cost was increased by $9,750,000 with a corresponding increase in additional paid-in capital during April 2003.

Amortization expense will be adjusted for the remaining life of the patent to reflect the additional patent costs. The Company follows the methodology presented in SFAS 144 to measure for impairment of the patent. The Company will continue to monitor its actual and forecasted results of operations and will consider them in its future impairment analyses.

NOTE C — OPERATING MATTERS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended December 31, 2002 and the period February 12, 1997 (date of inception) through December 31, 2002 the company incurred losses of $ 3,581,186 and $8,963,815 respectively. For the six months ended June 30, 2003 and since the date of inception, the Company has had a net loss of $1,999,415 and $10,963,230, respectively. As of June 30, 2003, the Company has not emerged from the development stage and has negative working capital of approximately $2,161,000. In view of these matters, recoverability of recorded property and equipment, intangible assets and other asset amounts shown in the accompanying financial statements is dependent upon continued operation of the Company, which in turn is dependent upon the Company improving its overall level of profitability. Since inception, the Company has financed its operations principally from the sale of equity securities, as the Company has not generated significant revenues from the sale of its products. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities with some additional funding from other traditional financing sources, including term notes and proceeds from licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

During the six months ended June 30, 2003, the Company received net proceeds from debt and equity financing transactions totaling approximately $807,000. The Company is currently in the process of offering units, consisting of one share of the Company’s common stock and: one warrant to purchase one share of common stock at an exercise price of $2.00 per share; one warrant to purchase one share of common stock at an exercise price of $3.00 per share; and one warrant to purchase one share of common stock at an exercise price of $4.00 per share. Previous offerings have been terminated and a commitment from a third party to purchase up to $1.2 million of common stock has not been fulfilled. However, management expects to raise sufficient capital from the current unit offering and future offerings to fund operations for 2003. Additionally,

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE C – OPERATING MATTERS – Continued

management is in licensing fee discussions with potential distributors of the Company’s future security products. While there can be no assurance that such sources will provide adequate funding for the Company’s operations, management believes that such sources will be available to the Company.

NOTE D – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements as of December 31, 2001 include the accounts of Invisa, Inc. and its wholly owned subsidiary, SmartGate L.C. The consolidated financial statements as of December 31, 2002 and June 30, 2003, include the accounts of Invisa and its wholly owned subsidiaries, SmartGate, L.C. and RMI. All intercompany balances and transactions have been eliminated.

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are due primarily from companies in the gate manufacturing industry located throughout the United States and the United Kingdom. Credit is extended based on an evaluation of the customers’ financial condition and, generally, collateral is not required. Management periodically reviews the age and payment history of accounts to assess their valuation; however, bad debts have historically not been significant. For the year ended December 31, 2002 and the six months ended June 30, 2003, a customer located in the United Kingdom accounted for 30% of total Company sales.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Furniture, Fixtures and Equipment

Furniture, fixtures, and equipment are depreciated on a straight-line basis over their estimated useful lives, principally five years. Leasehold improvements are amortized over the term of the lease or the estimated useful lives, whichever is shorter. Accumulated depreciation and amortization was $27,360 and $57,460 at December 31, 2001 and 2002. Accelerated methods are used for tax depreciation.

Patent

The recorded cost of the patent is based on the fair value of the consideration paid. The patent for the Company’s underlying technology is amortized on a straight-line method over 10 years, which represents the remaining life of the patent. Accumulated amortization at December 31, 2002 and June 30, 2003, approximates $319,600 and $774,400, respectively.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE D – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue

Sales under fixed price arrangements are recognized as revenue upon shipment of product (when title transfers to the purchaser) and collectibility is assured.

In July of 2002, the Company entered into a five-year agreement with Rytec Corporation, whereby Rytec became the exclusive licensee in North America for certain industrial doors. Under the agreement, Rytec paid the Company $300,000 which represents an advance payment to be applied towards the purchase of the first 3,000 units by Rytec. As of June 30, 2003, no sales transactions had occurred under the agreement.

Research and Development Costs

Research and development costs consist of direct and indirect costs that are associated with the development of the Company’s technology. These costs are expensed as incurred.

Advertising Costs

The Company expenses advertising costs as incurred. During the years ended December 31, 2001 and 2002, advertising expense was $87,866 and $267,532, respectively.

Warranty Costs

Estimated warranty costs are recognized in the period product is shipped. However, there have been no significant warranty costs incurred through June 30, 2003, nor are any significant amounts expected to occur subsequently. Accordingly, no warranty liability has been recognized for any period presented.

Income Taxes

The Company elected to be taxed as a partnership under the Internal Revenue Code for periods prior to the Exchange. Therefore, the stockholders reported income, deductions, and certain credits on their individual income tax returns. Following the Exchange, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amounts of the line of credit and notes payable approximate their fair value due to the use of market rates of interest.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets or asset groups, including patents, whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. The value of the patent is particularly sensitive to the achievement of forecasted revenue. As a result, management will compare its actual to budgeted results during 2003 and will consider unfavorable variances in future impairment analyses. There have been no impairment losses in any of the periods presented.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE D – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Earnings Per Common Share

Basic and diluted earnings per share are computed based on the weighted average number of common stock outstanding during the period. Common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented because their effect would be anti-dilutive.

Stock Based Compensation

The Company follows Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation (SFAS 123), which establishes a fair value based method of accounting for stock-based employee compensation plans; however, the Company has elected to account for its employee stock compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, with pro forma disclosures of net earnings and earnings per share as if the fair value based method of accounting defined in SFAS 123 had been applied. The Company amortizes compensation costs related to the pro forma disclosure using the straight-line method over the vesting period of the employees’ common stock options.

Had compensation cost for the Company’s stock option plan been determined on the fair value at the grant dates for stock-based employee compensation arrangements consistent with the method required by SFAS 123, the Company’s net loss and net loss per common share would have been the pro forma amounts indicated below (see also Note M):

			Six Months Ended
	Year Ended December 31,		June 30,

	2001	2002	2002	2003

			(unaudited)	(unaudited)
Net loss, as reported	$(2,702,900)	$(3,581,186)	$(1,730,491)	$(1,999,415)
Less: stock-based employee compensation cost under the fair value based method, net of related tax effects	(303,683)	(367,746)	(228,805)	(130,400)

Pro forma net loss	$(3,006,583)	$(3,948,932)	$(1,959,296)	$(2,129,815)

Net loss per common share-basic and diluted:
as reported	$(.24)	$(.28)	$(0.14)	$(0.14)

pro forma	$(.27)	$(.31)	$(0.16)	$(0.15)

Also included in net loss for the year ended December 31, 2001, is $243,235 of employee stock based compensation recognized as a variable stock award.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The adoption of these standards did not have a material impact on the Company’s financial statements.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE D – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of this statement are effective for the year beginning January 1, 2002. The adoption of this standard did not have a material impact on the Company’s financial statements.

In June 2002, the FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities the Company initiates after that date. The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure: an amendment of FASB Statement 123 (SFAS 123), to provide alternative transition methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS No. 123, Accounting for Stock Based Compensations (SFAS 123), to require prominent disclosures in annual financial statements about the method of accounting for stock-based employee compensation and the pro forma effect on reported results of applying the fair value based method for entities that use the intrinsic value method of accounting. The pro forma effect disclosures are also required to be prominently disclosed in interim period financial statements. This statement is effective for financial statements for fiscal years ending after December 15, 2002 and is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002, with earlier application permitted. The Company does not plan a change to the fair value based method of accounting for stock-based employee compensation and has included the disclosure requirements of SFAS 148 in the accompanying financial statements.

In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement addresses the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in the statement of financial position. In addition, SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of certain entities. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not fully evaluated the effect of adopting this standard.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors Accounting and Disclosure Requirement for Guarantors, including Indirect Guarantors of Indebtedness to Others (FIN 45). FIN 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statement periods ending after December 15, 2002.

Unaudited Financial Statements

The unaudited financial statements and the related notes thereto for June 30, 2002 and 2003, include all normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as the audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE E – INVENTORIES

Inventories consist of the following:

	December 31,		June 30,

	2001	2002	2003

			(unaudited)
Finished goods	$16,973	$80,701	$62,090
Raw materials	71,919	215,907	236,457

	$88,892	$296,608	$298,547

NOTE F – ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,		June 30,

	2001	2002	2003

			(unaudited)
Accrued compensation	$101,426	$10,268	$5,686
Accrued interest	23,530	7,953	14,547
Other accrued expenses	13,235	66,868	89,000

	$138,191	$85,089	$109,233

NOTE G – LINE OF CREDIT

The line of credit at December 31, 2001 and 2002, consists of a $150,000 secured working capital line of credit with a bank. This line of credit was renewed and matured in July 2003. Interest is payable monthly at prime plus one percent, or approximately 5.25% at June 30, 2003. Approximately $600 is available for borrowing under the line of credit as of June 30, 2003. The line of credit may be used to finance short term operating capital and all inventories are pledged as security. There are no financial covenants associated with this line of credit. A shareholder guarantees the line of credit. This line has not been repaid and the Company is currently in discussion with the bank to renew the line of credit.

In October 2002, one of the Company’s principal shareholders agreed to guarantee an additional $150,000 of credit in addition to the $150,000 currently available on the line of credit. The Company has agreed to issue 5,000 shares to the shareholder in consideration for this agreement. The Company further agreed that, to the extent they borrow any funds under the extended guarantee (i.e. – in excess of the original $150,000 line of credit) they will grant to the shareholder an option to purchase, at $2.50 per share, one share of common stock for each dollar borrowed. An agreement with a lender has not been executed with regard to this additional guaranteed amount and, the Company does not anticipate that such an agreement with a lender will be entered into in the future.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE H – NOTES PAYABLE TO RELATED PARTIES AND NOTES PAYABLE

Notes payable consist of the following:

	December 31,		June 30,

	2001	2002	2003

			(unaudited)
Related parties:
Notes payable to RMI, due in installments from February 21, 2007 through March 11, 2008, together with interest at 6%, compounded annually (Satisfied with the RMI acquisition in 2002.)	$330,500	$—	$—
Note payable, due June 30, 2002, together with interest at prime, compounded annually	27,500	—	—
Notes payable to principal shareholders and others in connection with RMI acquisition:
Due February 25, 2006; interest at 10% for first 180 days, 15% thereafter, payable monthly	—	500,000	500,000
Due April 25, 2005, as amended; interest at 15% payable monthly	—	800,000	800,000
Other Notes Payable:
Note payable issued in connection with acquisition of patent, due January 8, 2004; interest at 8% payable quarterly; secured by underlying patent	—	600,000	600,000
Note payable, original principal of $200,000, net of unamortized original issue discount of $83,633, $28,983 and $-0-, respectively, principal of $300,000, due October 28, 2003, as amended; interest at 15% secured by 500,000 shares of Company common stock	—	116,367	300,000
Note payable net of unamortized original discount of $187,414 as of June 2003, principal of $250,000, due June 9, 2004; interest at 7%. See also below	—	—	56,603

	358,000	2,016,367	2,256,603
Less current maturities	(27,500)	(116,367)	(956,603)

	$330,500	$1,900,000	$1,300,000

     At December 31, 2002, aggregate maturities of notes payable are as follows:

Year ending December 31,
2003	$116,367
2004	1,400,000
2005	—
2006	500,000

$2,016,367

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE H – NOTES PAYABLE TO RELATED PARTIES AND NOTES PAYABLE – Continued

In October 2002, the Company borrowed $200,000 from a non-affiliated party. The loan bears interest at 15% per annum, payable in advance. The Company issued a four-year warrant, together with registration rights commencing after June 28, 2004, to purchase 200,000 shares of common stock at an exercise price varying from $1.00 to $3.00 per share depending upon the date of loan repayment. Based on the unpaid status of the notes, the exercise price of the warrant is $1.00 per share. As a result of this transaction, the Company recognized an original issue discount of $144,000. Included in interest expense is $58,000 arising from the amortization of the original issue discount. The Company pledged 500,000 shares of common stock as collateral for the loan, which will be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default. Those shares are not recognized as issued and outstanding. All principal and interest were payable on February 28, 2003, subject to extension to April 28, 2003, upon issuance of a four-year option to purchase an additional 50,000 shares at $1.00 per share. The extension option was issued and the loan extended to April 2003. In May 2003, the loan was increased by $100,000. Management has not finalized all terms associated with this modification to the loan agreement.

In May 2003, the Company entered into an agreement pursuant to which the Company borrowed $250,000. The borrowing may be converted into common stock at a 25% discount from the then prevailing market price. The Company has the right but not the obligation, to sell additional registered shares under the Agreement at a 25% discount from the then prevailing market price to a maximum of an additional $1,000,000, including the $250,000 amount if converted. The agreement requires a minimum stock price of $2.50 per share and minimum trading volume requirements, both as defined in the agreement. Pursuant to the Agreement, the Company agreed to issue a Warrant to purchase 75,000 shares of the Company’s common stock at an exercise price of $2.76 per share, of which 25,000 shares are vested and the balance will vest only in the event the Company exercises its right to sell additional shares of registered stock under the Agreement. The Company recognized original issue discount of approximately $202,000 associated with the value of warrants and the contingent beneficial conversion feature of the notes payable. The Company also recognized deferred costs of approximately $66,000. The discount and loan costs are being amortized over the term of the loan. In July 2003, the Company received an additional advance of $100,000 under this agreement.

NOTE I – DUE TO SHAREHOLDERS AND OFFICERS

Due to shareholders and officers consists principally of deferred payments of base compensation, bonuses and interest payable to two principal shareholders. The amounts payable are non-interest bearing.

NOTE J – ACQUIRED INTANGIBLE ASSETS

The following summarizes the carrying amounts of acquired intangible assets and related amortization.

	As of December 31, 2002		As of June 30, 2003

			(Unaudited)
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortized Patents	$3,960,975	$319,600	$13,710,975	$774,382
Amortization expense:
For year ended 12/31/02	$319,600		319,600
For the six months ended June 30, 2003	—		454,782

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE J – ACQUIRED INTANGIBLE ASSETS – Continued

As more fully discussed in Note B, during 2002, the Company acquired a patent which cost totals $3,960,975 at December 31, 2002. During April 2003, through an amendment to the 2002 Radio Metrix, Inc. purchase agreement, the Company agreed to issue 3,250,000 shares of its common stock for full satisfaction of future contingent consideration. These shares were recorded at the fair value at that date of $3.00 per share and, as a result, patent cost was increased by $9,750,000 with a corresponding increase in stockholders’ equity during April 2003. The Company is amortizing the cost of the patent over a ten-year period, which is the remaining life of the patent. Amortization expense is anticipated to be approximately $1.4 million per year through 2012.

NOTE K – LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

			Six Months Ended
	December 31,		June 30,

	2001	2002	2002	2003

			(unaudited)	(unaudited)
Numerator:
Net loss	$(2,702,900)	$(3,581,186)	$(1,730,491)	$(1,999,415)

Denominator:
For basic loss per share – weighted average shares	11,234,610	12,754,832	12,631,345	14,410,752
Effect of dilutive securities – stock options	—	—	—	—

For diluted loss per share	11,234,610	12,754,832	12,631,345	14,410,752

Net loss per common share – basic and diluted	$(0.24)	$(0.28)	$(0.14)	$(0.14)

Options and warrants to purchase 1,650,880 and 3,621,129 shares of common stock as of December 31, 2001 and 2002 are not considered in the calculation of diluted loss per share because the effect would be anti-dilutive. Options and warrants to purchase 3,029,004 and 3,826,129 shares of common stock as of June 30, 2002 and 2003 are not considered in the calculation of diluted loss per share because the effect would be anti-dilutive. The 3,250,000 shares of common stock issued as consideration in connection with the patent purchase agreement, as amended, are considered in the calculation of basic or diluted loss per share beginning April 27, 2003.

NOTE L – COMMON STOCK AND REDEEMABLE COMMON STOCK

In March 2001, the Company authorized a private common stock offering of up to 1,500,000 shares at $3.50 per share (the “March 2001 Offering”). Related to the March 2001 Offering, the Company issued 412,325 shares of common stock and realized proceeds of $1,210,749 during 2002 (net of $232,389 in offering costs). In April 2002, the March 2001 Offering was terminated and in May 2002, the Company commenced a new offering consisting of up to 3,000,000 shares of common stock at $5.00 per share (the “May 2002 Offering”). The May 2002 Offering was amended to comprise only 1,000,000 units at a purchase price of $5.00 per unit (the “Unit Offering”). Each unit consists of one share of the Company’s common stock, and one warrant to purchase one additional share (the “Unit”). The exercise price of each warrant shall be $5.00 per share until August 15, 2003 (the “Initial Warrant Year”), and from August 16, 2003 through August 15, 2004 the exercise price is the greater of the average closing trading price for the Company’s common stock during the initial warrant year or $8.00, whichever is greater. As part of the Unit Offering, the Company has committed to issue to brokers/dealers warrants to purchase common stock at $5.50 per share equal to 10% of the units placed. The Unit Offering was amended to reflect an effective unit price of $4.00 per share in May 2002. Under the Unit Offering, during the year ended December 31, 2002, the Company issued 83,750 units and realized proceeds of $271,450 (net of $63,550 in cash offering costs). In 2002, the Company also issued 93,833 shares of common stock and realized proceeds of $244,820 (net of $36,680 in offering costs).

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE L – COMMON STOCK AND REDEEMABLE COMMON STOCK – Continued

In December 2001, the Company issued 95,000 shares of common stock to shareholders/management in exchange for services rendered. The shares were valued at $3.50 based on an independent appraisal.

On January 3, 2003, the Company’s shareholders approved an increase in the Company’s authorized stock to 100,000,000 shares, consisting of 95,000,000 Common and 5,000,000 Preferred shares; rights and preferences of the Preferred are to be set by the Board of Directors. This authorization is reflected in the Company’s financial statements at December 31, 2002.

In March 2003, the Company entered into a six-month consulting agreement with Crescent Fund, Inc. The agreement calls for Crescent to provide management-consulting, public relations and to act as an investment-banking liaison for the Company. The Company will issue to Crescent 28,569 shares of restricted common stock over the term of the agreement. In May 2003, the Company issued 14,285 shares of its authorized but unissued common stock to Crescent Fund, Inc., pursuant to a Consulting Agreement. These shares were recoded at a fair value of $3.00 per share and included in selling, general and administrative expenses. The Company may issue additional shares of its common stock to Crescent Fund, Inc. under this Consulting Agreement.

In April 2003, the Company entered into a twelve-month agreement with an investor, whereby the investor will provide the Company $1,200,000 in cash from May 2003 to April 2004, in monthly payments ranging from $50,000 to $150,000. The Company received $150,000 on May 1, 2003, but has not received additional funding related to this arrangement. The investor has the right to require the Company to re-purchase all of the common shares issued to the investor during the duration of the agreement. The re-purchase price paid by the Company will equal the per share investment paid by the investor, as described above, and will be paid by the Company in the form of a promissory note payable in one installment 13 months from the date of the promissory note. Subsequent to June 30, 2003, this agreement was terminated, and the Company issued an additional 50,000 shares to the investor. No amounts were converted to a note payable. The initial sale of stock is recognized as redeemable common stock.

In April 2003, the Company approved the issuance of 500,000 shares of common stock to a third party. The shares were granted in recognition of past performance associated with common stock private placement offerings and in contemplation of continued involvement by this advisor in future fundraising activities. A total value of $1,500,000 was recognized as additional paid in capital associated with this issuance of common stock. Based on expected future proceeds from common stock offerings, the Company recorded deferred offering costs of $937,000, as a reduction of stockholders’ equity, associated with these shares. The Company recognized $563,000 as a reduction to additional paid in capital associated with current and prior financing activities.

NOTE M – STOCK OPTIONS

In July 2000, the Company established a stock compensation plan (the “2000 Plan”), which provides for the granting of options to purchase the Company’s common stock to employees, directors, consultants and advisors who have rendered, are rendering, or expected to continue to render services to the Company. The options granted are subject to a vesting schedule as set forth in each individual option agreement. The 2000 Plan provides for a maximum of 1,500,000 shares of Common Stock of the Company to be issued. The 2000 Plan shall terminate upon the earlier of (i) September 1, 2010, or (ii) the date on which all shares available for issuance under the 2000 Plan shall have been issued. Options totaling 1,080,000 were issued in 2000 under the Plan ranging in price from $3.00 to $4.96 per share; of these 9,998 were cancelled. Under the Plan, 120,000 options were issued in 2001, ranging in price from $4.27 to $5.32. In December 2001, the Company’s Board closed the 2000 Plan.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE M – STOCK OPTIONS – Continued

In 2002, the Company adopted a stock compensation plan (the “2002 Plan”). Under the 2002 Plan, the Company has reserved an additional 1,500,000 shares of common stock eligible for current and prospective employees, consultants, and directors. The options granted are subject to a vesting schedule as set forth in each individual option agreement. During the year ended December 31, 2002, the Company granted 1,130,000 common stock options under the 2002 Plan. The 2002 Plan shall continue until the earlier of (i) its termination by the Board; or (ii) the date on which all shares of common stock available for issuance under the 2002 Plan have been issued and all restrictions on such shares under the terms of the 2002 Plan and the agreements evidencing options granted under the 2002 Plan have lapsed; or (iii) ten years from its effective date. In January 2003, the Company’s Board closed the 2002 Plan.

During the year ended December 31, 2002, the Company granted 842,125 common stock options that were outside the above plans. At the grant date, the exercise price of the options was equal to the market price, except for an option for 200,000 shares, which was below market.

In January 2003, the Company adopted a stock compensation plan (the “2003 Plan”). Under the 2003 Plan, the Company has reserved up to 1,500,000 shares of the Company’s common stock. The 2003 Plan retained all provisions of the 2002 Plan. In May 2003, the Company granted, pursuant to its 2003 Plan, options to purchase 80,000 shares to a director of the Company. The exercise price is $3.00 per share. The option vests at the rate of 5,000 shares per quarter.

During 1999, the Company granted 985,000 common stock options to certain employees and officers. In December 1999, all the options were exercised with notes payable to the Company, which notes included terms requiring variable plan accounting for certain of these shareholders. These terms allowed for early repayment and for settlement by tendering common stock of the Company. As a result of this transaction, for the period ended December 31, 2001, the Company recognized approximately $243,000 in compensation expense that is included in the consolidated statement of operations in selling, general and administrative expenses. Effective January 1, 2002, the terms of the notes were modified to fix the price of the in-substance options. Specifically, the notes were modified such that both the number of shares and the price per share became fixed. This was accomplished by requiring a fixed amount of interest to be paid regardless of the date principal is paid and by removing the ability to satisfy the notes with the tendering of common stock. Accordingly, fixed plan accounting was subsequently recognized for these stock awards.

Activity with respect to all stock options is summarized as follows, including 83,750 warrants associated with the $4.00 unit offering:

	Options Outstanding

			Weighted-
		Range of	average
		Exercise	Option price
	Shares	Prices	per share

Balance at December 31, 2000	1,530,880	$1.07-4.96	$2.45
Options granted	120,000	4.27-5.32	5.15
Options exercised	—	—	—
Options canceled	—	—	—

Balance at December 31, 2001	1,650,880	1.07-5.32	2.65
Options granted	1,972,125	1.00-7.25	3.64
Options canceled	(1,876)	1.07	1.07

Balance at December 31, 2002	3,621,129	$1.00-7.25	3.19

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE M – STOCK OPTIONS – Continued

The range of exercise prices, shares, weighted-average remaining contractual life and weighted-average exercise price for the options outstanding at December 31, 2002 is presented below:

		Weighted-average
Range of		Remaining	Weighted-average
Exercise prices	Shares	Contractual life	Exercise price

$1.00-1.07	659,002	2.1 years	$1.05
$3.00-3.85	2,554,168	4.0 years	$3.39
$4.27-7.25	407,959	5.5 years	$5.38

     The range of exercise prices, shares and weighted-average exercise price for the options exercisable at December 31, 2002 are presented below:

		Weighted
Range of		average
Exercise prices	Shares	Exercise price

$1.00-1.07	659,002	$1.05
$3.00-3.50	1,446,918	$3.17
$4.27-7.25	218,332	$5.27

     For pro forma disclosure purposes (see Note D), the fair value of the options granted in 2001 and 2002 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the above years:

	2001	2002

Dividend yield	0.00%	0.00%
Expected volatility	31.00%	31.00%
Risk free interest rates	5.50%	3.00%
Expected lives	3 years	3 years

The weighted-average grant date fair value for options granted during 2001 and 2002 was approximately $0.47 and $0.46, respectively.

NOTE N – COMMITMENTS AND CONTINGENCIES

Operating Leases

Prior to June 2002, the Company subleased its manufacturing and office space under an operating sublease agreement from a shareholder. In June 2002, the Company entered into a new two-year lease for its existing facility at an annual lease payment of $103,200 (“New Lease”). This New Lease is with an unrelated party. The lease has an option to purchase the premise during the term at $836,000. In March 2002, the Company entered into a two-year lease for additional facilities at an approximate annual lease payment of $97,200. The lease has an option to purchase the premise at $698,000 during year one and $750,000 during year two.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE N – COMMITMENTS AND CONTINGENCIES – Continued

Future minimum lease payments are as follows:

2003	$200,400
2004	75,900

$276,300

Total related party rent expense for the years ended December 31, 2001 and 2002 amounted to $60,598 and $57,800, respectively. Total rent expense for the years ended December 31, 2001 and 2002 amounted to $60,598 and $172,960, respectively.

Royalty Obligations

In addition to royalties as disclosed in Note B, the Company is obligated to pay the lesser of $1.00 or 1% of each sale for products incorporating certain electronic or mechanical interference related technology. The royalty amount is 10% where the Company licenses the technology to third parties. The Company is also obligated to pay a royalty to a consultant; an amount equal to 2% of net profits arising from sales of certain safety products. There are no significant royalty obligations for any period presented.

Legal and Other Matters

The Company is, from time to time, subject to litigation related to claims arising out of its operations in the ordinary course of business. The Company believes that no such claims should have a material adverse impact on its financial condition or results of operations.

NOTE O – RELATED PARTY TRANSACTIONS

At December 31, 2001 and 2002 and June 30, 2003, advances to an affiliated company were approximately $6,100.

Patent License

Prior to February 2002, the Company was party to a sublicense agreement with RMI for the proprietary safety technology used in the Company’s products. The sublicense agreement contained the same financial terms and conditions included in the primary license agreement between RMI and an unrelated third-party entity. Those terms provided for the payment of royalties calculated based on an adjusted earnings amount. Due to the losses incurred since inception of the Company, no payments have been required under the license agreement (see Note B).

The Company has two promissory notes and related interest receivable from shareholders totaling approximately $152,000 and $161,000 at December 31, 2001 and 2002, respectively. The notes pay interest at 4.59% and all principal and interest are due at February 9, 2005.

On January 8, 2002, the Company, in anticipation of its business combination with RMI, loaned RMI $550,000 in the form of a promissory note, payable in full on January 7, 2003. The loan proceeds were used by RMI to make the initial payment of acquiring the patent used in the Company’s and RMI’s products and applications. The note bears interest at 9% per annum and is collateralized by certain patents and license agreements of RMI. As part of this transaction, prior primary and sub-license agreements are no longer in effect. As a result of the business combination with RMI, which was completed on February 26, 2002, the Company assumed the RMI note, which is now eliminated in the accompanying consolidated financial statements.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE O – RELATED PARTY TRANSACTIONS – Continued

Employment Agreements

Effective February 2000, the Company entered into five-year employment agreements with two of its principal shareholders. Each of these agreements provides for the payment of an annual salary of $150,000 ($30,000 of which is deferred), bonuses (including an ongoing monthly bonus of $2,000 effective February 2000), an annual car allowance of $8,400 and other fringe benefits, subject to increases based upon certain operating goals. The 2001 and 2002 payments (exclusive of the deferred portion of $30,000 and bonus payable of $30,000) totaled approximately $152,400 in each year, under each of these agreements.

In the event of early termination of the employment agreements by the Company, the employees would receive a severance consisting of a base salary, bonuses and benefits that would have been due, paid in the same intervals, through the remainder of the agreement.

The Company has entered into similar arrangements with four other employees with an aggregate annual base salary of $380,000, which expire beginning in 2004 through 2006.

Legal and Consulting Expenses

The Company incurred legal and consulting fees totaling approximately $465,377 and $312,435 for the year ended December 31, 2001 and 2002, respectively, to a law firm of which one of the partners is a principal shareholder of the Company.

NOTE P – INCOME TAXES

Deferred taxes are recorded for all existing temporary differences in the Company’s assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted below, there was no net deferred tax benefit or expense for the years ended December 31, 2001 or 2002.

Reconciliation of the federal statutory income tax rate of 34.0% to the effective income tax rate is as follows:

			Six Months Ended
	Year Ended December 31,		June 30, (unaudited)

	2001	2002	2002	2003

Federal statutory income tax rate	(34.0)%	(34.0)%	(34.0)%	(34.0)%
State income taxes, net of federal tax benefit	(3.5)	(3.5)	(3.5)	(3.5)
Deferred tax asset valuation allowance	37.5	37.5	37.5	37.5

	—%	—%	—%	—%

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE P – INCOME TAXES – Continued

Deferred tax asset and liability components were as follows:

	December 31,	December 31,
	2001	2002

Deferred tax assets:
Compensation payable	$90,244	$224,614
Net operating loss	1,451,171	2,643,885
Basis difference for C Corporation conversion	203,513	188,153
Other	—	21,750

	1,744,928	3,078,402
Deferred tax liabilities:
Patent	—	915,515

Net deferred tax assets	1,744,928	2,162,887
Less valuation allowance	(1,744,928)	(2,162,887)

Net deferred income taxes	$—	$—

The deferred tax valuation allowance was determined based on the development stage status of the Company and the historical losses incurred since inception.

As of December 31, 2002, the Company had net operating loss carryforwards for Federal and State income tax purposes totaling $7,050,000, which expire beginning in 2019.

NOTE Q – SUBSEQUENT EVENTS (UNAUDITED)

In July 2003, the Company sold 350,500 Units at $2.00 per Unit, each Unit consisting of one share of the Company’s common stock and one warrant to purchase one additional share at an exercise price of $2.00 per share, one additional share at an exercise price of $3.00 per share, and one additional share at an exercise price of $4.00 per share. The warrants are exercisable until June 30, 2005. As payment of the placement fee, the Company issued the placement agent 45,500 of its $2.00 Units. The placement agent was also the purchaser of 50,500 of the $2.00 Units.

In July 2003, the Company issued an additional 14,285 shares of its authorized but un-issued common stock to Crescent Fund, Inc., pursuant to a Consulting Agreement.

In July 2003, the Company engaged Source Capital Group, Inc., which is a registered as a securities broker dealer, as Invisa’s non-exclusive financial advisor primarily to assist Invisa is raising additional capital. Invisa issued 5,000 shares of common stock to Source Capital Group, Inc. as a retainer. Invisa has agreed to register the shares issued to Source Capital Group, Inc.

In July 2003, the Company entered into a Consultant Agreement with National Financial Consulting Corporation, also referred to as OTC Financial Network, a Massachusetts corporation, to assist the Company in public relations and shareholder communications. Under this Consulting Agreement, Invisa granted National Financial Consulting Corp. warrants to purchase: 25,000 shares of Invisa common stock at $3.00 per share, which is vested, 25,000 shares of Invisa common stock at $3.50 per share which vests on September 9, 2003, 25,000 shares of Invisa common stock at $4.00 per share, which vests on October 9, 2003, and 25,000 shares of Invisa common stock at $4.50, which vests on November 9, 2003. The warrants may be exercised for a period of three years following the termination of the Agreement. The Agreement has a six-month term, which may be extended for an additional three months, if the Company approves such extension. Either party upon 15 days’ notice may terminate the Agreement.

Invisa, Inc.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Including notes applicable to unaudited periods)

NOTE Q – SUBSEQUENT EVENTS (UNAUDITED) – Continued

In July 2003, the Company agreed to issue to Hawk Associates, Inc., the Company’s domestic investor relations representative, 37,000 shares of common stock in payment of $67,000 cash fees, which had accrued under the Company’s agreement with Hawk Associates, Inc. pursuant to which Hawk Associates, Inc. provides domestic investor relations services.

In August 2003, the Company issued warrants to purchase 100,000 shares of common stock at $3.00 per share to its placement agent.

In July 2003, the Company entered into a public relations and investor awareness consulting agreement with Capital Financial Media, Inc. (“CFM”). The fees paid to CFM consist of an initial payment of $100,000, paid in July 2003, and an additional payment of $91,000 paid in August 2003.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification

Pursuant to the Nevada General Corporation Law, our Bylaws provide for indemnification of our officers, directors and others who become a party to an action provided they acted in good faith and reasoned the conduct or action was in the best interest of the Company. Further, the Company maintains officer and director liability insurance. We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee		$497.83
Printing and Engraving Expenses		$4,000.00
Accounting Fees and Expenses		$30,000.00
Legal Fees and Expenses	$
Blue Sky Qualification Fees and Expenses	$
Miscellaneous	$
TOTAL		$34,497.83

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In the last three years, we sold the following unregistered securities:

     From approximately May 2000 through April 2001, the Company sold 337,000 shares of its common stock. Sales were limited to non-US investors and there were no underwriters involved in the sale. The shares were sold to 15 purchasers who are suitable or sophisticated non-U.S. residents. The shares were sold for cash at $3.00 per share at an aggregate offering price of $1,011,000. Aggregate finder’s fees were paid of approximately $101,100 (with aggregate offering expenses of approximately $40,000). The Company conducted the offering pursuant to an exemption from registration for limited offerings (not exceeding $5,000,000) provided by Rule 505 of Regulation D under the Act.

     In July 2000, the Company, pursuant to its 2000 Employee, Director, Consultant, and Advisor Stock Compensation Plan (the “2000 Plan”), granted options to purchase a total of 1,062,500 shares to a total of 14 persons consisting of officers, directors, consultants or employees at an exercise price of $3.00 per share. 10,000 of these options are contingent, and 8,332 were cancelled. The Company issued the options under the 2000 Plan pursuant to Rule 701 of the Act.

     In December 2000, the Company, pursuant to its 2000 Plan, issued options to three employees to purchase an aggregate of 27,500 shares at an exercise price of $4.96 per share. 1,666 of these options were cancelled. These options were issued pursuant to Rule 701 of the Act.

     In May 2001, the Company, pursuant to its 2000 Plan, issued an option to an Advisory Board Member/Consultant to purchase 10,000 shares at an exercise price of $4.27 per share. This option was issued pursuant to Rule 701 of the Act.

     In May 2001, the Company issued 164,799 shares of its common stock to its prior landlord, (Company shareholder, H.R. Williams Family Limited Partnership [“Landlord"]). Pursuant to the Sublease Agreement entered into between SmartGate, L.C. and the Landlord in March 1999, SmartGate, L.C. was granted the right to pay its rent to the Landlord either in cash or in stock, and if paid in stock, it would be paid at the rate of one share for each $0.50 of rent owed. For the period from the inception of the Lease in March 1999 through August 2000, the Company elected to pay the approximate 19 months of rent with stock resulting in this issuance of 164,799 shares to the Landlord. As the issuance of the shares to the Landlord pursuant to the Sublease Agreement represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     In June 2001, the Company, pursuant to its 2000 Plan, issued an option to an Advisory Board Member/Consultant to purchase 10,000 shares at an exercise price of $4.34 per share. This option was issued pursuant to Rule 701 of the Act.

     From approximately May 2001 through April 2002, the Company sold 1,379,625 shares of its common stock. Sales were limited to non-US investors and there were no underwriters involved in the sale. The shares were sold to 31 purchasers who are suitable and sophisticated non-U.S. residents. The shares were sold for cash at $3.50 per share at an aggregate offering price of $4,828,687.50. Aggregate finder’s fees were paid of approximately $482,868 (with aggregate offering expenses of approximately $85,000). The Company conducted the offering pursuant to an exemption from registration for limited offerings provided by Rule 506 of Regulation D under the Act.

     In July 2001, the Company, pursuant to its 2000 Plan, issued an option to an employee to purchase an aggregate of 100,000 shares at an exercise price of $5.32 per share. This option was issued pursuant to Rule 701 of the Act.

     In December 2001, the Company issued an aggregate of 95,000 shares of its common stock in stock bonuses to four officers in recognition of performance in year 2001. The shares had a value of $3.50 per share on the date of grant. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     In January 2002, Hawk Associates, Inc., the Company’s domestic investor relations’ representative was granted an option to purchase up to 50,000 shares of the Company’s common stock at a purchase price of $7.25 per share. The Option is exercisable for a period of seven years, and is subject to a vesting schedule over the initial 24-month period where 6,250 shares are released and become eligible for purchase at the end of each quarterly period during the 24-month vesting term, provided the Engagement Agreement between the Company and Hawk Associates, Inc. has remained in effect at the end of the quarterly period then in effect. There were no underwriters involved in the issuance. This Option was issued pursuant to Rule 701 of the Act.

     In July 2003, the Company agreed to issue to Hawk Associates, Inc., the Company’s domestic investor relations representative, 37,000 shares of common stock in payment of $67,000 cash fees and expenses which had accrued under the Company’s agreement with Hawk Associates, Inc. pursuant to which Hawk Associates, Inc. provides domestic investor relations services. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The Company has agreed to register the 37,000 shares, and accordingly, these shares are included in this Registration Statement.

     In January 2002, the Company, pursuant to its 2002 Plan, which provides for both qualified and non-qualified options, issued options to purchase a total of 1,010,000 shares to a total of 17 persons consisting of officers, directors, consultants or employees. The exercise price for 700,000 of the shares is $3.85 per share, and for the remaining 310,000 shares is $3.50 per share (of these options to purchase, 30,000 shares were cancelled). There were no underwriters involved in the issuance. The Company issued the options under the 2002 Plan pursuant to Rule 701 of the Act.

     In February 2002, the Company issued 435,000 shares of its common stock as part of the closing of an Agreement of Merger and Plan of Reorganization by and among the Company, SmartGate/RadioMetrix Acquisition Corp. and Radio Metrix Inc. (“Merger”). Pursuant to the Merger, additional shares were required to be issued upon the satisfaction of certain performance criteria (the “Earn-Out Shares”). All potential Earn-Out Shares were issued in April 2003, resulting in an additional 3,250,000 shares being issued under the Merger. There were no underwriters involved in the issuance. As the issuance of the shares to the five RadioMetrix shareholders, pursuant to the Merger represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act (see “Certain Relations and Related Transactions”).

     In May 2002, in consideration for G.M. Capital Partner Ltd.’s (“GM”) consultant services as international relations consultant in Regulation “S” transactions, the Company issued a stock option to GM for the purchase of 500,000 shares at an exercise price of $5.50 per share. The stock option was issued in prepayment of the consulting fee for the year. The agreed value of the stock option and the consulting services was established at $120,000. The stock option was amended and restated in November 2002 to change the exercise price to $3.50 and to extend the term. In August 2003, the stock option was amended and restated to change the exercise price to $2.00. The stock option is fully vested and exercisable until December 31, 2005. GM has not exercised any part of this option to date, and the shares underlying this option are being registered under this Registration Statement. There were no underwriters involved in the issuance. This Option was issued pursuant to Rule 701 of the Act, and as it represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the option was also issued, pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     In June 2002, the Company, pursuant to its 2002 Plan, issued an option to purchase 100,000 shares to Gregory Newell, a director of the Company. The exercise price is $5.10 per share. There were no underwriters involved in the issuance. This option was issued pursuant to Rule 701 of the Act.

     In June 2002, the Company, pursuant to its 2002 Plan, issued an option to purchase 20,000 shares to John E. Scates, a director of the Company. The exercise price is $5.15 per share. There were no underwriters involved in the issuance. This option was issued pursuant to Rule 701 of the Act.

     In July 2002, the Company sold 83,750 Units at $4.00 per Unit, each Unit consists of one of the Company’s common stock and one Warrant to purchase one additional share. The exercise price of each Warrant is $5.00 per share until August 15, 2003 (the “Initial Warrant Year”). From August 16, 2003 to August 15, 2004 (the “Second Warrant Year”) the exercise price is the greater of: (i) the average closing trading price for the Company’s common stock during the Initial Warrant Year, or (ii) $8.00 per share. The Warrants are redeemable at the option of the Company at $0.10 per share upon 30 days notice to the holder. In order for the Company to exercise its right to redeem: during the Initial Warrant Year the Company’s common stock must have traded for 20 consecutive trading days at a closing trading price above $10.00 per share, or during the Second Warrant Year the Company’s common stock must have traded for 20 consecutive trading days at a closing trading price above $16.00 per share. Any Warrants not timely exercised or redeemed automatically expire on August 15, 2004.

     Shares acquired upon the exercise of the Warrant will not be registered with the SEC, unless otherwise determined by the Company in its sole discretion, and accordingly, will bear a restrictive legend as to transfer in accordance with Rule 144 of the Act. In the event of a stock dividend or stock split resulting in the number of outstanding of shares of the Company being changed, the applicable exercise price and number of shares, as provided in the Warrants, shall be proportionately adjusted. In the event of the merger, consolidation, or combination of the Company into another company or entity which survives that transaction, the shares which may be purchased under the Warrants shall be converted into an equivalent number of shares of the surviving entity. In the event of the sale of all or substantially all of the assets of the Company, the shares which may be purchased upon the exercise of the Warrants shall be treated in any distribution as if said shares are issued and outstanding, with the exception that the exercise price under the Warrants shall be deducted from the amount to be distributed on a per-share basis. The holders of Warrants shall not be entitled to vote or exercise other rights of stockholders unless and until the Warrants are exercised and the underlying shares issued. In the event of redemption by the Company, each holder shall be provided 30 days prior written notice of the Company’s intent to redeem, during which notice period the holder of the Warrant shall be entitled to exercise the Warrant.

     Sales were limited to non-US investors and there were no underwriters involved in the sale of the Units. The Units were sold to one purchaser who is a suitable and sophisticated non-U.S. resident. The Units were sold for cash at $4.00 per Unit (initially $5.00 per Unit and subsequently reduced to $4.00) at an aggregate offering price to date of $335,000 and aggregate finder’s fees of $33,500, with aggregate offering expenses of $10,050. In addition, finders were granted placement warrants to purchase an amount of shares equal to 10% of the Units placed (i.e. – 8,375 warrants). The per-share exercise price of shares which may be purchased under the placement warrant shall be $5.50. The placement warrant shall have a term of 60 months and shall not be exercisable during the initial 13 months following issuance. Following the 13-month non-exercisable period, holders, acting in unison, shall have the right on one occasion to demand that the Company file and exercise reasonable efforts to effect a Registration Statement covering the shares which may be purchased upon the exercise of the placement warrant. Such right to demand registration shall terminate once the Company files a Registration Statement for registration of the shares which may be purchased upon the exercise of the placement warrant. Additionally, following the 13-month non-exercisable period, the holders, acting in unison, shall have the right on one occasion to have the shares which may be purchased upon the exercise of the warrants included in any other Registration Statement filed by the Company provided that the inclusion of such shares does not adversely affect the registration purpose or statement and provided that the shares have not previously been registered by the Company.

     The Company conducted this Unit Offering pursuant to an exemption from registration for limited offerings provided by Rule 506 of Regulation D under the Act. No additional Units will be sold under this Offering.

     From October 2002 through December 31, 2002, the Company sold 93,833 shares of its common stock, pursuant to an exemption from registration provided by Regulation S under the Act. Sales were limited to non-U.S. investors and there were no underwriters involved in the sale. The shares were sold to six purchasers who are suitable and sophisticated non-U.S. residents. The shares were sold for cash at $3.00 per share at an aggregate offering price of $281,499. Aggregate finder’s fees were paid of approximately $28,150 (with aggregate offering expenses of approximately $8,445).

     On October 28, 2002, we borrowed $200,000 from a non-affiliated party. The loan bears interest at 15% per annum, payable in advance. We issued a four-year Warrant, together with registration rights commencing after June 28, 2004 to purchase 200,000 shares of our common stock at an exercise price of $1.00 per share. We pledged 500,000 shares of our common stock as collateral for the loan, which will be returned to the Company upon loan repayment or delivered to the lender as full loan repayment in the event of default. Pursuant to the terms of the loan, the date for repayment of all principal and interest was extended from February 28, 2003 to April 28, 2003, and in connection with said extension, we issued the lender, on February 28, 2003, a thirty-eight month option to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, with registration rights as described above. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares and option were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. We borrowed an additional $100,000 from the non-affiliated party in 2003. The terms of this additional advance are currently being negotiated, but are believed to be substantially similar to those of the original $200,000 borrowing. Additionally, the parties are negotiating an extension to the due date of the entire amount borrowed.

     In January 2003, pursuant to the exercise of an option granted in December 1999, the Company issued to one purchaser, 12,198 shares of the Company’s common stock for an aggregate exercise price of $13,000. There were no underwriters involved in the sale. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     From January 2003 to March 31, 2003, the Company sold 68,000 shares of its common stock, pursuant to an exemption from registration provided by Regulation S under the Act. Sales were limited to non-U.S. investors and there were no underwriters involved in the sale. The shares were sold to seven purchasers who are suitable and sophisticated non-U.S. residents. The shares were sold for cash at $3 per share at an aggregate offering price of $204,000. Aggregate finder’s fees were paid of approximately $20,400 (with aggregate offering expenses of approximately $6,120).

     In April 2003, the Company issued 500,000 shares of its authorized but unissued common stock to GM in recognition of its support in the Company’s past and current access to capital and matters related thereto. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     In April 2003, Invisa entered into an agreement with Mr. Alan Feldman, a non-affiliated party (“Agreement”). Pursuant to the Agreement, Mr. Feldman purchased 50,000 shares of the Company’s authorized but unissued common stock at $3.00 per share. There were no underwriters involved in the issuance. Mr. Feldman is a non-US person and the sale was made pursuant to an exemption from registration provided by Regulation S under the Act. The Company has agreed to register these shares, and accordingly, they are included in this Registration Statement. Additionally, in August 2003, as part of the termination of the Agreement, the Company issued Mr. Feldman 50,000 shares of the Company’s authorized but unissued common stock. The Company has agreed to register the shares, and accordingly, they are also included in this Registration Statement. There were no underwriters involved in the issuance. This issuance was made pursuant to the exemption from registration provided by Regulation S under the Act.

     In May and July 2003, the Company issued 28,569 shares of its authorized but unissued common stock to Crescent Fund, Inc., pursuant to a Consulting Agreement. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     In May 2003, we entered into an Equity Line of Credit (“ELC”) with BarBell Group Inc. (“BarBell”). As part of this ELC we borrowed $250,000 from BarBell. Further, as part of this ELC, we granted a warrant to BarBell to purchase 75,000 shares of our common stock with an exercise price of $2.76 per share (“Warrant”). 25,000 shares are vested under this Warrant and the balance of the shares will vest based upon performance under the ELC as follows: 25,000 shares will vest once the Company receives $500,000 under the ELC and 25,000 shares will vest once the Company has received an aggregate of $1,000,000 in financing under the ELC. Additionally, as part of the establishment of the ELC, the Company issued 4,000 shares of its common stock to Capstone Partners LC and 2,000 shares to Crescent Fund Inc. in payment of a Finders Fee for introducing the Company to BarBell. There were no underwriters involved in the issuances of the Warrant and the Finders Fee shares. As the issuance of the Warrant and the Finders Fee shares represented a transaction by an issuer (i.e. — the Company) not involving any public offering, these issuances were made pursuant to the private offering exemption set forth in Section 4(2) of the Act. On July 7, 2003 the Company’s Registration Statement #333-106439 (“Registration Statement”) relating to the foregoing ELC transaction and the shares described above became effective. The Company issued 135,022 shares of its common stock to BarBell under the Registration Statement in satisfaction of the $250,000 borrowing which was established in May 2003 as part of the ELC. The proceeds of the stock sale were used to fund current operations of the Company. Additionally, the Company is in the process of issuing

91,638 shares of its common stock under the Registration Statement pursuant to a $100,000 stock purchase advance by BarBell under the ELC in July 2003. A finder’s fee payment equal to 13% of the gross proceeds was paid to the aforedescribed finders. The proceeds of this stock sale were used to fund the current operations of the Company. The Registration Statement covers the sales of shares by the selling stockholders which includes: shares purchased or which may be purchased by BarBell under the ELC; shares which may be purchased by BarBell under the Warrant; and the shares issued to the two finders. The Company will not receive any proceeds from the sale of shares by the selling stockholders. The Company will however, receive proceeds from any future issuance of its shares under the ELC and under the Warrant. In such event the Company intends to use such proceeds to fund its on-going operations. In the Registration Statement the Company estimated its expenses incurred in connection with the Registration Statement as follows: Securities and Exchange Commission Registration fee — $126.08; printing and engraving expenses — $4,000; accounting fees and expenses — $30,000. These expenses are in addition to the Finders Fee of $17,500 in cash and the 6,000 shares of common stock (described above) which have been paid by the Company. Additionally, the Company is obligated to pay a continuing Finders Fee equal to 13% of gross proceeds received by the Company under the ELC.

     In May 2003, the Company granted, pursuant to its 2003 Plan, options to purchase 80,000 shares to Joseph Movizzo, a director of the Company. The exercise price is $3.00 per share. The option vests at the rate of 5,000 shares per quarter. The option is exercisable until May 2010. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the option was issued pursuant to the private offering exemption set forth in Section 4(2) of the Act.

     In June and July 2003, the Company agreed to sell 350,500 Units at $2.00 per Unit at an aggregate offering price of $701,000, each Unit consisting of one share of the Company’s common stock and: one warrant to purchase one share of common stock at an exercise price of $2.00 per share; one warrant to purchase one share of common stock at an exercise price of $3.00 per share; and one warrant to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable until June 30, 2005. The finder’s fee paid in connection with the sale of these $2.00 Units is described in the next paragraph. The sales were made pursuant to an exemption from registration provided by Regulation S under the Act. Sales were limited to non-U.S. investors and there are no underwriters involved in the sale. The shares were sold to four purchasers who are suitable and sophisticated non-U.S. residents. The Company has agreed to register the shares purchased as part of the $2.00 Units and the shares which are issuable under the warrants contained in the $2.00 Units, and accordingly, these shares are included in this Registration Statement.

     In addition to the $2.00 Units described in the paragraph above, the Company, in July 2003, agreed to issue the finder, GM, an additional 45,500 of the $2.00 Units as a finder’s fee. Of the Units described in the paragraph above, GM was purchaser of 50,500 Units. The issuance of the $2.00 Units was made pursuant to an exemption from registration provided by Regulation S under the Act and there are no underwriters involved in the issuance The Company has agreed to register the shares issued as part of the $2.00 Units and the shares which are issuable under the warrants contained in the $2.00 Units, and accordingly, these shares are included in this Registration Statement.

     In July 2003, we engaged Source Capital Group, Inc., which is registered as a securities broker dealer, as Invisa’s non-exclusive financial advisor primarily to assist Invisa in raising additional capital. Invisa issued 5,000 shares of common stock to Source Capital Group, Inc. as a retainer. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The Company has agreed to register the shares issued to Source Capital Group, Inc., and accordingly, these shares are included in this Registration Statement.

     Also in July 2003, we entered into a Consultant Agreement with National Financial Consulting Corporation, also referred to as OTC Financial Network, a Massachusetts corporation, to assist us in public relations and shareholder communications. Under this Consulting Agreement, Invisa granted National Financial Consulting Corp. options to purchase: 25,000 shares of Invisa common stock at $3.00 per share, which is vested, 25,000 shares of Invisa common stock at $3.50 per share which vests on September 9, 2003, 25,000 shares of Invisa common stock at $4.00 per share, which vests on October 9, 2003, and 25,000 shares of Invisa common stock at $4.50 per share, which vests on November 9, 2003. The options may be exercised for a period of three years following the termination of the Agreement. The Agreement has a six-month term which may be extended for an additional three months if such extension is approved by the Company. The Agreement may be terminated by either party upon 15 days’ notice.

     Pursuant to an agreement between NFC and its subcontractor, Gary Geraci, NFC instructed the Company to issue 1/2 of the Options directly to Mr. Geraci. Accordingly, the Options are issued as follows:

NFC	Gary Geraci
12,500 options @ $3.00	12,500 options @ $3.00
12,500 options @ $3.50	12,500 options @ $3.50
12,500 options @ $4.00	12,500 options @ $4.00
12,500 options @ $4.50	12,500 options @ $4.50

     There were no underwriters involved in the issuances. As the issuances represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the Options were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. The Company has agreed to register the shares issuable under the warrants, and accordingly, these shares are included in this Registration Statement.

     In August 2003, the Company granted GM a warrant to purchase 100,000 shares of Invisa Common stock at $3.00 per share. The option is fully vested and exercisable until August 2006. There were no underwriters involved in the issuance. As the issuance represented a transaction by an issuer (i.e. — the Company) not involving any public offering, the shares were issued pursuant to the private offering exemption set forth in Section 4(2) of the Act. Invisa agreed to register the shares issuable under the warrant, and accordingly, those shares are included in this Registration Statement.

     Rule 701 allows companies not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 to sell securities to their employees, directors, officers or consultants and advisors under certain compensatory benefit plans or written agreements relating to compensation. Rule 701 permits non-affiliates to sell their shares without having to comply with the volume, holding periods or other limitations of Rule 144 and permits affiliates to sell their shares without having to comply with the holding period limitation of Rule 144, in each case beginning 90 days after we become a reporting Company.

ITEM 27. EXHIBITS

(a)	* Previously filed on June 23, 2003 with Invisa’s Form 10-KSB for the fiscal year ended 12/31/02 and are incorporated by reference: ** Previously filed on August 1, 2003 with Invisa’s Form 10-QSB for the period ended June 30, 2003 and are incorporated by reference *** Previously filed on August 29, 2003 with Invisa’s Form SB-2 and incorporated by reference **** Previously filed on September 17, 2003 with Invisa’s Form 8-K/A and incorporated by reference ***** Filed herewith

Index
Number	Description

*2.1	Agreement of Merger and Plan of Reorganization dated 2/25/02 by and among SmartGate Inc., SmartGate/RadioMetrix Acquisition Corp. and RadioMetrix Inc., Letter of Clarification, and Amendment dated as of April 24, 2003
*3(i)	Articles of Incorporation, as amended
*3(ii)	Bylaws of the Company
*4.1	Specimen of Invisa, Inc. Common Stock Certificate
***5	Opinion re: legality
*10.1	Indemnity Agreement by and among the Company and Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust u/a/d July 29, 1998, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998, Robert T. Roth, William W. Dolan dated as of February 25, 2002
*10.2	Form of Promissory Notes to Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Elizabeth Rosemary Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Robert T. Roth, and William W. Dolan — February 25, 2002
*10.3	Form of Promissory Notes to Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Elizabeth Rosemary Duffey Irrevocable Trust Under Agreement Dated 7/29/98, Robert T. Roth, and William W. Dolan — February 25, 2002
*10.4	Consulting Agreement with Hawk Associates, Inc. dated January 16, 2002
*10.5	Contribution Agreement dated 2/9/00 between SmartGate Inc. and SmartGate, L.C.
*10.6	Promissory Note from Stephen A. Michael to the Company — October 15, 2001
*10.7	Promissory Note from Samuel S. Duffey to the Company — October 15, 2001
*10.8	Distribution Agreement with H.S. Jackson & Son (Fencing) Limited — August 23, 2001, and April 10, 2002 and March 31, 2003 Amendments thereto
*10.9	Employment Agreement with Stephen A. Michael
*10.10	Employment Agreement with Samuel S. Duffey
*10.12	Employment Agreement with Edmund C. King
*10.13	Employment Agreement with William W. Dolan
*10.14	Employment Agreement with Carl Parks
*10.15	Employment Agreement with Bob Fergusson
*10.16	Office Lease with DTS Commercial Interiors, Inc.
*10.17	Office Lease with 4396 Independence Court, Inc.
*10.18	Quarterly Revenue Based Payment Agreement by and among the Company and Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust u/a/d July 29, 1998, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998, Robert T. Roth, William W. Dolan dated as of February 25, 2002; and Amendment dated as of April 24, 2003
*10.19	Net Profit Royalty Letter Agreement between Radio Metrix Inc. and Pete

Lefferson dated September 23, 1993 as amended by Letter Agreement dated December 1, 1994 (“Lefferson Royalty Agreement”)
*10.20	Agreement between Radio Metrix Inc. and Carl Burnett dated October 13, 1996 (“Burnett Agreement”)
*10.21	The Agreement between Radio Metrix Inc. and Namaqua Limited Partnership (“Namaqua”) dated December 13, 1993 (“Namaqua Agreement”), and related Security Agreement (“Namaqua Security Agreement”)
*10.22	Agreement between Radio Metrix Inc. and Robert Wilson dated March 18, 1992 (“Wilson Agreement”)
*10.23	Closing Agreement between Radio Metrix Inc., SDR Metro Inc. and Brent Simon dated January 8, 2002
*10.24	Promissory Note to SDR Metro Inc. dated January 8, 2002
*10.25	Security Agreement between Radio Metrix Inc. and SDR Metro Inc. dated January 8, 2002
*10.26	Remedy upon Default Agreement between Radio Metrix Inc. and SDR Metro Inc. dated January 8, 2002
*10.27	Consulting Agreement Memo re: Brent Simon dated August 28, 2000
*10.28	Original Equipment and Independent Distribution License Agreement between the Company and Rytec Corporation
*10.29	Disbursement Request and Authorization, Promissory Note, and Business Loan Agreement with Regions Bank — July 15, 2002
*10.30	Promissory Note, Security Agreement, and Escrow Agreement — Re: Daimler Capital Partners, Ltd. — loan and stock options; Stock Option Agreement with Daimler Capital Partners, Ltd. — October 28, 2002; Stock Option Agreement with Daimler Capital Partners, Ltd. — February 28, 2003
*10.31	Stock Option Agreement with H.R. Williams Family Limited Partnership — February 9, 2000 and Amendment thereto
*10.32	SmartGate, Inc. 2000 Employee, Director, Consultant and Advisor Stock Compensation Plan (“Plan 2000”)
*10.33	Form of Plan 2000 Option Agreement with Stephen A. Michael — July 26, 2000 (including form of Letter of Investment Intent for Stephen A. Michael, Robert Knight, Edmund C. King, and Duffey & Dolan, P.A.)
*10.34	Form of Plan 2000 Option Agreement with Robert Knight and Edmund C. King — July 26, 2000
*10.35	Form of Plan 2000 Option Agreement with Duffey & Dolan, P.A. — July 26, 2000
*10.36	Form of Plan 2000 Option Agreements with employees/consultants — July 26, 2000 and December 20, 2000 (including form of Letters of Investment Intent) for these and the May 17, 2001, June 28, 2001, and August 6, 2001 Plan 2000 Option Agreements listed below
*10.37	Form of Plan 2000 Option Agreement with John E. Scates — May 17, 2001
*10.38	Form of Plan 2000 Option Agreement with Linda L. Kauffman — June 28, 2001
*10.39	Form of Plan 2000 Option Agreement with Carl Parks — August 6, 2001
*10.40	SmartGate Inc. 2002 Incentive Plan (“Plan 2002”)
*10.41	Form of Plan 2002 Option Agreements with Stephen A. Michael, Samuel S. Duffey and William W. Dolan — January 22, 2002 (including form of Letters of Investment Intent for all Plan 2002 Option Agreements)
*10.42	Form of Plan 2002 Option Agreements with Robert Knight and Edmund C. King

— January 22, 2002
*10.43	Form of Plan 2002 Option Agreements with employees — January 22, 2002
*10.44	Form of Promissory Note and Security Agreement re: Stephen A. Michael, Edmund C. King, Scott Tannehill, Barbara Baker, Nicole A. Longridge and Edward A. Berstling Option to Exercise/Stock Purchase (also form of Security Agreement per Exhibit 10.46)
*10.45	Form of Modification Agreement re: Edmund C. King, Scott Tannehill, Barbara J. Baker, and Nicole A. Longridge Promissory Notes re: Option Exercise/Stock Purchase
*10.46	Form of Replacement Promissory Note, Assignment and Security Agreement re: Grace Duffey Irrevocable Trust u/a/d 1/26/00 and Debra Finehout Option to Exercise/Stock Purchase (for form of Security Agreement, see Exhibit 10.44 above).
*10.47	Registration Rights Agreement by and among the Company and Stephen A. Michael, Spencer Charles Duffey Irrevocable Trust u/a/d July 29, 1998, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d July 29, 1998, Robert T. Roth, William W. Dolan dated as of February 25, 2002
*10.49	Stock Option Agreement with Hawk Associates, Inc. — January 16, 2002
*10.50	Amended and Restated Stock Option Agreement with G.M. Capital Partners Limited L.P. — November 8, 2002
*10.51	Form of Plan 2002 Option Agreement with Gregory Newell — June 13, 2002
*10.52	Form of Plan 2002 Option Agreement with John E. Scates — June 27, 2002
*10.53	Delbrueck Bank Warrant #1
*10.54	Delbrueck Bank Warrant #2
*10.55	Form of Plan 2000 Option Agreement with Nicole A. Longridge
*10.56	Form of Plan 2000 Option Agreement with Duane Cameron
*10.57	Invisa, Inc. 2003 Incentive Plan
*10.58	Form of Plan 2003 Option Agreement with Joseph F. Movizzo — May 13, 2003 (including form of Letter of Investment Intent)
*10.59	Consulting Agreement — March 2003 between Crescent Fund, Inc. and the Company
*10.60	Agreement dated as of April 24, 2003 between Alan A. Feldman and the Company
*10.61	Financing Agreement dated as of May 9, 2003 between BarBell Group, Inc. and the Company
*10.62	Series 2003A 7% Convertible Note Due June 9, 2004, dated May 9, 2003 from the Company to BarBell Group, Inc.
*10.63	Investment Agreement dated as of May 9, 2003 between BarBell Group, Inc. and the Company
*10.64	Warrant to Purchase Shares of Common Stock dated as of May 9, 2003, issued by the Company to BarBell Group, Inc.
*10.65	Registration Rights Agreement dated as of May 9, 2003 between the Company and BarBell Group, Inc.
*10.66	Broker-Dealer Placement Agent Selling Agreement — May 2003 between Capstone Partners LC and the Company
**10.67	Amended and Restated Regulation S Subscription Agreement — July 22, 2003 executed by Mandarin Management Services, Ltd. — subscribing for 125,000 units
**10.68	Amended and Restated Regulation S Subscription Agreement — July 22, 2003

executed by Nautilus Technologies, Ltd. — subscribing for 125,000 units
**10.69	Amended and Restated Regulation S Subscription Agreement — July 22, 2003 executed by GM Capital Partners, Ltd. subscribing for 50,500 units.
**10.70	Amended and Restated Regulation S Subscription Agreement — July 22, 2003 executed by Kallur Enterprises, Ltd. — subscribing for 50,000 units.
**10.71	Publicity Agreement — July 2003 between Capital Financial Media, Inc. and the Company
**10.72	Consulting Agreement — July 2003 between National Financial Communications Corp. and the Company
**10.73	Agreement — July 2003 between Brooks Houghton & Company, Inc. and the Company
**10.74	Non-Exclusive Financial Advisor Agreement — July 2003 between Source Capital Group, Inc. and the Company
**10.75	Consulting Agreement — July, 2003 between Patrick W.H. Garrard d/b/a The Garrard Group of West Redding, CT and the Company
**10.76	Investment Agreement Modification I dated as of July 21, 2003 by and among Invisa, Inc. and BarBell Group, Inc.
**10.77	Joint Development Agreement — July 2003 between Dominator International LTD and SmartGate, L.C.
****10.78	Engagement Agreement between the Company and G.M. Capital Partners, Ltd dated September 9, 2003.
*14	Code of Business Conduct and Ethics and Compliance Program
*21	Subsidiaries of Registrant
*****23.1	Consents of Experts and Counsel

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i)  Include any prospectus required by Sections 10(a)(3) of the Act;

     (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sarasota, State of Florida on September 17, 2003.

INVISA, INC

By:	/s/ Stephen A. Michael

Name:	Stephen A. Michael
Title:	President

By:	/s/ Edmund C. King

Name:	Edmund C. King
Title:	Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Date: September 17, 2003	/s/ Stephen A. Michael

Stephen A. Michael, President, Director

Date: September 17, 2003	/s/ Edmund C. King

Edmund C. King, Chief Financial Officer, Director

Date: September 17, 2003	/s/ Robert Knight

Robert Knight, Director

Date: September 17, 2003	/s/ Gregory J. Newell

Gregory J. Newell, Director

Date: September 17, 2003	/s/ John E. Scates

John E. Scates, Director

Date: September 17, 2003	/s/ Joseph F. Movizzo

Joseph F. Movizzo, Director